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EXHIBIT 4.1

EXECUTION VERSION

WaMu ASSET ACCEPTANCE CORP.,

as Depositor

and

WASHINGTON MUTUAL BANK,

as Servicer

and

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

and

CHRISTIANA BANK & TRUST COMPANY,

as Delaware Trustee

POOLING AND SERVICING AGREEMENT

$1,626,453,029.00

WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust

WaMu Asset Acceptance Corp.

WaMu Mortgage Pass-Through Certificates

Series 2007-OA4

Cut-Off Date: April 1, 2007

TABLE OF CONTENTS

Page
ARTICLE I	10
Section 1.01.Definitions	10
Adjusted Cap Rate	10
Adjusted Loan Group 1 Weighted Average Pass-Through Rate	10
Adjusted Loan Group 2 Weighted Average Pass-Through Rate	11
Aggregate Certificate Principal Balance	11
Aggregate Loan Groups 1-2 Balance	11
Aggregate Weighted Average Certificate Interest Rate	11
Aggregate Weighted Average Pass-Through Rate	11
Agreement	11
Appraised Value	11
Assigned Prepayment Premiums	12
Assignment of Proprietary Lease	12
Authenticating Agent	12
Authorized Denomination	12
Balloon Loan	12
Bankruptcy Loss	12
Beneficial Holder	12
Benefit Plan Opinion	12
Book-Entry Certificates	13
Business Day	13
Buydown Agreement	13
Buydown Fund	13
Buydown Fund Account	13
Buydown Loan	13
Cap Counterparty	13
Cap Strike Rate	13
Carry-Forward Subsequent Recoveries Amount	13
Carryover Shortfall Amount	14
Carryover Shortfall Payment	15
Certificate	17
Certificate Account	17
Certificateholder or Holder	17
Certificate Interest Rate	17
Certificate Margin	17
Certificate of Trust	18
Certificate Principal Balance	18
Certificate Register and Certificate Registrar	18
Class	18
Class A Certificates	19
Class A-L Regular Interests	19
Class B Certificates	19
Class B Percentage	19
Class B Subordinate Liquidation Amount	19
Class B Subordinate Principal Distribution Amount	19
Class B Subordinate Principal Prepayments Distribution Amount	20
Class B Weighted Average Pass-Through Rate	20
Class B-L Regular Interests	20
Class B-1 Certificates	20
Class B-1-L Regular Interest	20
Class B-2 Certificates	20
Class B-2-L Regular Interest	20
Class B-3 Certificates	21
Class B-3-L Regular Interest	21
Class B-4 Certificates	21
Class B-4-L Regular Interest	21
Class B-5 Certificates	21
Class B-5-L Regular Interest	21
Class B-6 Certificates	21
Class B-6-L Regular Interest	21
Class B-7 Certificates	21
Class B-7-L Regular Interest	21
Class B-8 Certificates	21
Class B-8-L Regular Interest	21
Class B-9 Certificates	21
Class B-9-L Regular Interest	21
Class B-10 Certificates	22
Class B-10-L Regular Interest	22
Class B-11 Certificates	22
Class B-11-L Regular Interest	22
Class B-12 Certificates	22
Class B-12-L Regular Interest	22
Class B-13 Certificates	22
Class B-13-L Regular Interest	22
Class B-14 Certificates	22
Class B-14-L Regular Interest	22
Class CA Group 1 Component	22
Class CA Group 2 Component	22
Class CA-1B Certificates	22
Class CA-1B Component	22
Class CA-1B Group 1 Component	23
Class CA-1B Group 2 Component	23
Class CA-1B-L Regular Interest	23
Class CA-1C Certificates	23
Class CA-1C Component	23
Class CA-1C Group 1 Component	23
Class CA-1C Group 2 Component	23
Class CA-1C-L Regular Interest	23
Class 1A Certificates	23
Class 1A-L Regular Interest	23
Class 1A-1B Certificates	23
Class 1A-1B-L Regular Interest	23
Class 1X-PPP Accrued Interest	23
Class 1X-PPP Certificates	24
Class 1X-PPP Notional Amount	24
Class 1X-PPP-L Regular Interest	24
Class 2A Certificates	24
Class 2A-L Regular Interest	24
Class 2X-PPP Accrued Interest	24
Class 2X-PPP Certificates	25
Class 2X-PPP Notional Amount	25
Class 2X-PPP-L Regular Interest	25
Class II-LT Principal Reduction Amounts	25
Class II-LT Regular Interests	25
Class II-LT1 Regular Interest	25
Class II-LT2 Principal Distribution Amount	25
Class II-LT2 Regular Interest	25
Class II-LT3 Principal Distribution Amount	26
Class II-LT3 Regular Interest	26
Class II-LT4 Principal Distribution Amount	26
Class II-LT4 Regular Interest	26
Class II-LT6 Principal Distribution Amount	26
Class II-LT6 Regular Interest	26
Class II-LT7 Principal Distribution Amount	26
Class II-LT7 Regular Interest	26
Class II-LT8 Principal Distribution Amount	26
Class II-LT8 Regular Interest	26
Class II-LTY1 Principal Distribution Amount	26
Class II-LTY1 Regular Interest	27
Class II-LTY2 Principal Distribution Amount	27
Class II-LTY2 Regular Interest	27
Class Notional Amount	27
Class Principal Balance	27
Class R Certificates	28
Class R Residual Interests	28
Class R-1 Residual Interest	28
Class R-2 Residual Interest	28
Class R-3 Residual Interest	28
Class X Certificates	28
Class X-L Regular Interests	29
Class Y Principal Reduction Amounts	29
Class Y Regular Interests	29
Class Y-1 Regular Interest	29
Class Y-1 Principal Distribution Amount	29
Class Y-2 Regular Interest	29
Class Y-2 Principal Distribution Amount	29
Class Z Principal Reduction Amounts	29
Class Z Regular Interests	29
Class Z-1 Regular Interest	29
Class Z-1 Principal Distribution Amount	29
Class Z-2 Regular Interest	30
Class Z-2 Principal Distribution Amount	30
Clean-Up Call Option Date	30
Clean-Up Call Percentage	30
Clearing Agency	30
Closing Date	30
Code	30
COFI	30
Commission	30
Company	30
Compensating Interest	30
Complying Insurance Company	30
Component	30
Component Principal Balance	31
Cooperative	31
Cooperative Apartment	31
Cooperative Lease	31
Cooperative Loans	31
Cooperative Stock	32
Cooperative Stock Certificate	32
Corporate Trust Office	32
Corporation	32
Corresponding Class	32
Credit Support Depletion Date	32
Cumulative Carry-Forward Subsequent Recoveries Amount	32
Current Loan-to-Value Ratio	33
Curtailment	33
Curtailment Shortfall	33
Custodial Account for P&I	33
Custodial Agreement	33
Custodian	33
Cut-Off Date	33
Definitive Certificates	33
Delaware Trustee	33
Depositary Agreement	34
Destroyed Mortgage Note	34
Determination Date	34
Disqualified Organization	34
Distribution Date	34
DTC	34
DTC Participant	34
Due Date	34
Eligible Institution	34
Eligible Investments	35
ERISA	36
ERISA Restricted Certificate	36
ERISA Super Restricted Certificate	36
Event of Default	36
Excess Liquidation Proceeds	36
Excess Subsequent Recoveries	36
Fannie Mae	36
FDIC	36
FHA	36
Final Maturity Date	36
Final Yield Maintenance Payment Date	36
Fitch	36
Freddie Mac	37
Group 1 Loans	37
Group 1 Senior Liquidation Amount	37
Group 1 Senior Percentage	37
Group 1 Senior Prepayment Percentage or Group 2 Senior Prepayment Percentage	37
Group 1 Senior Principal Distribution Amount	40
Group 1 Subordinate Balance	40
Group 1 Subordinate Percentage	40
Group 1 Subordinate Prepayment Percentage	40
Group 1 Weighted Average Certificate Interest Rate	40
Group 2 Loans	40
Group 2 Senior Liquidation Amount	40
Group 2 Senior Percentage	41
Group 2 Senior Prepayment Percentage	41
Group 2 Senior Principal Distribution Amount	41
Group 2 Subordinate Balance	41
Group 2 Subordinate Percentage	41
Group 2 Subordinate Prepayment Percentage	41
Group 2 Weighted Average Certificate Interest Rate	41
Index	41
Indirect DTC Participants	42
Initial Custodial Agreement	42
Initial Custodian	42
Initial Group 1 Servicing Fee Shortfall Deposit	42
Initial Group 2 Servicing Fee Shortfall Deposit	42
Initial Interest Shortfall Deposit	42
Insurance Proceeds	42
Interest Distribution Amount	42
Interest Rate Adjustment Date	43
Interest Transfer Amount	43
Investment Account	43
Investment Depository	43
Junior Subordinate Certificates	43
Last Scheduled Distribution Date	43
LIBOR	43
LIBOR Determination Date	43
Liquidated Mortgage Loan	44
Liquidation Principal	44
Liquidation Proceeds	44
Loan Group	44
Loan Group 1	44
Loan Group 1 Balance	44
Loan Group 1 Weighted Average Pass-Through Rate	44
Loan Group 2	44
Loan Group 2 Balance	44
Loan Group 2 Weighted Average Pass-Through Rate	44
Lowest Class B Owner	45
Marker Rate	45
Maximum Class B Rate	45
Maximum Class X Interest Amount	45
MERS	45
MERS Loan	45
MERS® System	46
MIN	46
Minimum Monthly Payment	46
MOM Loan	46
Monthly P&I Advance	46
Monthly Payment Adjustment Terms	46
Moody's	46
Mortgage	46
Mortgage File	46
Mortgage Interest Rate	49
Mortgage Loan Margin	49
Mortgage Loan Purchase Agreement	49
Mortgage Loan Schedule	49
Mortgage Loans	50
Mortgage Note	50
Mortgage Pool	50
Mortgage Pool Assets	50
Mortgaged Property	50
Mortgagor	51
Negative Amortization Amount	51
Net Negative Amortization Amount	51
No-Delay Accrual Period	52
Nonrecoverable Advance	53
Non-U.S. Person	53
Notice Addresses	53
Officer's Certificate	53
One-Year MTA	53
Opinion of Counsel	53
Original Trust Agreement	53
OTS	53
Overcollateralization Amount	53
Overcollateralized Group	54
Ownership Interest	54
Pass-Through Entity	54
Pass-Through Rate	54
Paying Agent	54
Payoff	54
Payoff Earnings	54
Payoff Interest	55
Payoff Period	55
Percentage Interest	55
Permitted Transferee	55
Person	56
Plan Investor	56
Prepaid Monthly Payment	56
Prepayment Premium	56
Primary Insurance Policy	56
Principal Balance	56
Principal Payment	57
Principal Payment Amount	57
Principal Prepayment	57
Principal Prepayment Amount	57
Principal Transfer Amount	57
Prior Period	57
Prospectus	58
Rate Ceiling	58
Rate Floor	58
Rating Agency	58
Ratings	58
Reacquired Mortgage Loan	58
Realized Loss	58
Recognition Agreement	63
Record Date	63
Recording Documents	63
Reference Banks	63
Regular Interests	63
Regulation AB	63
Relief Act Shortfall	63
REMIC	63
REMIC Provisions	63
REMIC I	64
REMIC I Assets	64
REMIC I Available Distribution Amount	64
REMIC I Distribution Amount	65
REMIC I Regular Interests	66
REMIC II	66
REMIC II Assets	66
REMIC II Available Distribution Amount	66
REMIC II Distribution Amount	66
REMIC II Principal Distribution Amount	67
REMIC II Regular Interests	67
REMIC III	67
REMIC III Assets	67
REMIC III Available Distribution Amount	67
REMIC III Distribution Amount	68
REMIC III Regular Interests	76
Repurchase Price	76
Repurchase Proceeds	76
Residual Certificates	76
Residual Distribution Amount	76
Responsible Officer	77
ROV Mortgage Loan	77
S&P	77
Secretary of State	77
Securities Act	77
Security Agreement	77
Seller	77
Senior Certificates	77
Senior Subordinate Certificates	77
Servicer	77
Servicer Business Day	77
Servicing Fee	77
Servicing Fee Rate	77
Servicing Officer	78
Special Primary Insurance Policy	78
Special Primary Insurance Premium	78
Statutory Trust Statute	78
Streamlined Mortgage Loan	78
Subordinate Certificates	78
Subordinate Component Balance	78
Subordinate Percentage	78
Subordination Level	78
Subsequent Recoveries	78
Substitute Mortgage Loan	79
Substitution Price	79
Tax Matters Person	79
Termination Date	79
Termination Payment	79
Total Transfer Amount	79
Transfer	79
Transfer Rate	80
Transferee	80
Transferee Affidavit and Agreement	80
Trust	80
Trustee	80
UC Rate	80
Uncollected Interest	80
Uncompensated Interest Shortfall	80
Undercollateralized Group	81
Underwriter	81
Uninsured Cause	81
U.S. Person	81
VA	81
Withdrawal Date	81
Yield Maintenance Account	82
Yield Maintenance Agreement	82
Yield Maintenance Available Payment Amount	82
Yield Maintenance Notional Balance	82
Yield Maintenance Payment	82
ARTICLE II Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests; REMIC Election and Designations; Original Issuance of Certificates	83
Section 2.01.Creation of the Trust	83
Section 2.02.Restrictions on Activities of the Trust	84
Section 2.03.Separateness Requirements	84
Section 2.04.Conveyance of Mortgage Pool Assets; Security Interest	86
Section 2.05.Delivery of Mortgage Files	87
Section 2.06.REMIC Election for REMIC I	88
Section 2.07.Acceptance by Trustee	90
Section 2.08.Representation and Warranty of the Company Concerning the Mortgage Loans	91
Section 2.09.Representations and Warranties of Each Seller Concerning the Mortgage Loans	93
Section 2.10.Additional Provisions Relating to Repurchases of and Substitutions for Mortgage Loans by the Company or a Seller	94
Section 2.11.Acknowledgment of Transfer of Mortgage Pool Assets	95
Section 2.12.Conveyance of REMIC II Assets; Security Interest	95
Section 2.13.REMIC Election for REMIC II	96
Section 2.14.Acknowledgement of Transfer of REMIC II Assets	97
Section 2.15.Conveyance of REMIC III Assets; Security Interest	97
Section 2.16.REMIC Election for REMIC III	98
Section 2.17.Acknowledgement of Transfer of REMIC III Assets	99
Section 2.18.Conveyance of REMIC III Regular Interests; Security Interest	100
Section 2.19.Acknowledgement of Transfer of REMIC III Regular Interests	101
Section 2.20.Legal Title	101
Section 2.21.Compliance with ERISA Requirements	101
Section 2.22.Additional Representation Concerning the Mortgage Loans	101
Section 2.23.Distributions to Certificates Outside of REMIC III	101
ARTICLE III Administration and Servicing of Mortgage Loans	101
Section 3.01.The Servicer	101
Section 3.02.The Custodial Accounts for P&I and Buydown Fund Accounts	104
Section 3.03.The Investment Account; Eligible Investments	105
Section 3.04.The Certificate Account	105
Section 3.05.Permitted Withdrawals from the Certificate Account, the Investment Account, the Custodial Accounts for P&I and the Buydown Fund Accounts	106
Section 3.06.Maintenance of Primary Insurance Policies; Collections Thereunder	108
Section 3.07.Maintenance of Hazard Insurance	108
Section 3.08.Enforcement of Due-on-Sale Clauses; Assumption Agreements	109
Section 3.09.Realization Upon Defaulted Mortgage Loans	110
Section 3.10.Trustee to Cooperate; Release of Mortgage Files	112
Section 3.11.Compensation to the Servicer	112
Section 3.12.[Reserved.]	113
Section 3.13.Reports on Assessment of Compliance with Servicing Criteria and Servicing Compliance Statements	113
Section 3.14.Access to Certain Documentation and Information Regarding the Mortgage Loans	114
Section 3.15.[Reserved.]	114
Section 3.16.Yield Maintenance Account	114
Section 3.17.[Reserved.]	115
Section 3.18.[Reserved.]	115
Section 3.19.Determination of LIBOR by Servicer 115
Section 3.20.Assigned Prepayment Premiums 116
ARTICLE IV Payments to Certificateholders; Payment of Expenses	118
Section 4.01.Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest	118
Section 4.02.Monthly P&I Advances; Distribution Reports to the Trustee	119
Section 4.03.Nonrecoverable Advances	121
Section 4.04.Distributions to Holders of REMIC II Regular Interests and Class R-2 Residual Interest	121
Section 4.05.Distributions to Certificateholders; Payment of Special Primary Insurance Premiums	121
Section 4.06.Statements to Certificateholders	123
ARTICLE V The Certificates	124
Section 5.01.The Certificates	124
Section 5.02.Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations	131
Section 5.03.Registration of Transfer and Exchange of Certificates	131
Section 5.04.Mutilated, Destroyed, Lost or Stolen Certificates	132
Section 5.05.Persons Deemed Owners	132
Section 5.06.[Reserved.]	132
Section 5.07.Book-Entry for Book-Entry Certificates	132
Section 5.08.Notices to Clearing Agency	133
Section 5.09.Definitive Certificates	133
Section 5.10.Office for Transfer of Certificates	134
Section 5.11.Nature of Certificates	134
ARTICLE VI The Company and the Servicer	134
Section 6.01.Liability of the Company and the Servicer	134
Section 6.02.Merger or Consolidation of the Company or the Servicer	134
Section 6.03.Limitation on Liability of the Company, the Servicer and Others	135
Section 6.04.Neither the Company nor the Servicer May Resign	135
Section 6.05.Trustee Access	136
ARTICLE VII Default	136
Section 7.01.Events of Default	136
Section 7.02.Trustee to Act; Appointment of Successor	138
Section 7.03.Notification to Certificateholders	139
ARTICLE VIII Concerning the Trustees	140
Section 8.01.Duties of Trustees	140
Section 8.02.Certain Matters Affecting the Trustees	141
Section 8.03.Trustees Not Liable for Certificates or Mortgage Loans	142
Section 8.04.Trustees May Own Certificates	143
Section 8.05.The Servicer to Pay Trustees' Fees and Expenses	143
Section 8.06.Eligibility Requirements for Trustees	143
Section 8.07.Resignation and Removal of Trustees	143
Section 8.08.Successor Trustee	144
Section 8.09.Merger or Consolidation of Trustee	145
Section 8.10.Appointment of Co-Trustee or Separate Trustee	145
Section 8.11.Authenticating Agents	146
Section 8.12.Paying Agents	147
Section 8.13.Duties of Delaware Trustee	147
Section 8.14.Amendment to Certificate of Trust	148
Section 8.15.Yield Maintenance Agreement	148
Section 8.16.Trustees Act on Behalf of Trust	148
Section 8.17.Limitation of Liability	148
Section 8.18.Trustee Report on Assessment of Compliance with Servicing Criteria	148
ARTICLE IX Termination	149
Section 9.01.Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans	149
Section 9.02.Additional Termination Requirements	151
Section 9.03.Trust Irrevocable	152
ARTICLE X Miscellaneous Provisions	152
Section 10.01.Amendment	152
Section 10.02.Recordation of Agreement	154
Section 10.03.Limitation on Rights of Certificateholders	154
Section 10.04.Access to List of Certificateholders	155
Section 10.05.Governing Law	155
Section 10.06.Notices	155
Section 10.07.Compliance With Regulation AB	156
Section 10.08.Severability of Provisions	156
Section 10.09.Counterpart Signatures	156
Section 10.10.Benefits of Agreement	156
Section 10.11.Notices and Copies to Rating Agencies	156
Section 10.12.Covenant Not to Place Trust Into Bankruptcy	157
Section 10.13.Covenant Not to Place Company Into Bankruptcy	158

Appendix 1	Definitions of Class Y Principal Reduction Amounts and Class II-LT Principal Reduction Amounts
Exhibit A	Form of Certificates (other than Class R Certificates)
Exhibit B	Form of Class R Certificates
Exhibit C	[Reserved]
Exhibit D	Mortgage Loan Schedule
Exhibit E	[Reserved]
Exhibit F	Form of Transferor Certificate For Junior Subordinate Certificates
Exhibit G	Form of Transferee's Agreement For Junior Subordinate Certificates
Exhibit H	Form of Additional Matter Incorporated Into the Certificates
Exhibit I	Transferor Certificate
Exhibit J	Transferee Affidavit And Agreement
Exhibit K	[Reserved]
Exhibit L	Form of Investment Letter
Exhibit M	Form of Trustee's Certification Pursuant to Section 2.07
Exhibit N	Officer's Certificate With Respect to ERISA Matters Pursuant to Section 5.01(d)
Exhibit O	Officer's Certificate With Respect to ERISA Matters Pursuant to Section 5.01(g)

This Pooling and Servicing Agreement, dated as of April 1, 2007 (this "Agreement"), is by and among WaMu Asset Acceptance Corp., as depositor (the "Company"), Washington Mutual Bank, as Servicer, LaSalle Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee. Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Company has duly authorized the execution and delivery of this Agreement to provide for (i) the sale to the Trust of the Mortgage Loans and certain other assets, (ii) the issuance to the Company of the REMIC I Regular Interests and the Class R-1 Residual Interest representing in the aggregate the entire beneficial interest in REMIC I, (iii) the conveyance to the Trust of the REMIC I Regular Interests, (iv) the issuance to the Company of the REMIC II Regular Interests and the Class R-2 Residual Interest representing in the aggregate the entire beneficial interest in REMIC II, (v) the conveyance to the Trust of the REMIC II Regular Interests, (vi) the issuance to the Company of the REMIC III Regular Interests and the Class R-3 Residual Interest representing in the aggregate the entire beneficial interest in REMIC III, (vii) the conveyance to the Trust of the REMIC III Regular Interests and (viii) the issuance to the Company of the Certificates. The Company and the Servicer are entering into this Agreement, and the Trustee and the Delaware Trustee are each accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate Certificates, have been offered for sale pursuant to a Prospectus, dated April 17, 2007, and a Prospectus Supplement, dated April 24, 2007, of the Company (together, the "Prospectus"). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated April 26, 2007.  The Trust created hereunder is the "Trust" described in the Prospectus and the Private Placement Memorandum and the Certificates are the "Certificates" described therein. The following tables set forth the designation, type of interest, Certificate Interest Rate, initial Class Principal Balance and Final Maturity Date for the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Class R Residual Interests:

REMIC I Interests

Class Designation for each REMIC I Regular Interest and the Class R-1 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class Y-1	Regular	Variable (2)	$710,936.00	April 2049
Class Y-2	Regular	Variable (3)	102,275.93	April 2049
Class Z-1	Regular	Variable (2)	1,421,190,132.74	April 2049
Class Z-2	Regular	Variable (3)	204,449,584.46	April 2049
Class R-1†	Residual	0.582%	100.00	April 2049

*             The Distribution Date in the specified month, which is two years following the month in which the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC I Regular and Residual Interests, the "latest possible maturity date" shall be the Final Maturity Date.

† The Class R-1 Residual Interest is entitled to receive the applicable Residual Distribution Amount and any Excess Liquidation Proceeds.

(1)           Interest distributed to the REMIC I Regular Interests and the Class R-1 Residual Interest on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance outstanding immediately before such Distribution Date.

(2)           For each Distribution Date, the Certificate Interest Rate on the Class Y-1 and Class Z-1 Regular Interests shall equal the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date.

(3)           For each Distribution Date, the Certificate Interest Rate on the Class Y-2 and Class Z-2 Regular Interests shall equal the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date.

As provided herein, with respect to REMIC I, the Servicer will cause an election to be made on behalf of REMIC I to be treated for federal income tax purposes as a REMIC. The REMIC I Regular Interests will be designated regular interests in REMIC I and the Class R-1 Residual Interest will be designated the sole class of residual interest in REMIC I, for purposes of the REMIC Provisions.

REMIC II Interests

Class Designation for each REMIC II Regular Interest and the Class R-2 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class II-LTY1	Regular	Variable (2)	$710,936.00	April 2049
Class II-LTY2	Regular	Variable (3)	102,275.93	April 2049
Class II-LT1	Regular	Variable (4)	1,625,151,781.32	April 2049
Class II-LT2	Regular	Variable (4)	81,322.65	April 2049
Class II-LT3	Regular	(5)	81,322.65	April 2049
Class II-LT4	Regular	Variable (6)	81,322.65	April 2049
Class II-LT6	Regular	Variable (4)	81,322.65	April 2049
Class II-LT7	Regular	(5)	81,322.65	April 2049
Class II-LT8	Regular	Variable (6)	81,322.65	April 2049
Class R-2(7)	Residual	-----	-----	April 2049

*             The Distribution Date in the specified month, which is two years following the month in which the latest maturing Mortgage Loan matures.  For federal income tax purposes, for each Class of REMIC II Regular and Residual Interests, the "latest possible maturity date" shall be the Final Maturity Date.

(1)           Interest distributed to the REMIC II Regular Interests (other than the Class II-LT3 and Class II-LT7 Regular Interests, which shall not be entitled to receive any distributions of interest) on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance outstanding immediately before such Distribution Date.

(2) For each Distribution Date, the Certificate Interest Rate on the Class II-LTY1 Regular Interest shall equal the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date.
(3) For each Distribution Date, the Certificate Interest Rate on the Class II-LTY2 Regular Interest shall equal the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date.

(4)           For each Distribution Date, the Certificate Interest Rate on the Class II-LT1, Class II-LT2 and Class II-LT6 Regular Interests shall equal the weighted average of the Certificate Interest Rates for the Class Z-1 and Class Z-2 Regular Interests.

(5)           The Class II-LT3 and Class II-LT7 Regular Interests shall not be entitled to receive any distributions of interest.

(6)           For each Distribution Date, the Certificate Interest Rate on the Class II-LT4 and Class II-LT8 Regular Interests shall equal two (2) times the weighted average of the Certificate Interest Rates for the Class Z-1 and Class Z-2 Regular Interests.

(7)           The Class R-2 Residual Interest shall be entitled to receive the applicable Residual Distribution Amount.  The Class R-2 Residual Interest shall not be entitled to receive any distributions of interest or principal.

As provided herein, with respect to REMIC II, the Servicer will cause an election to be made on behalf of REMIC II to be treated for federal income tax purposes as a REMIC. The REMIC II Regular Interests will be designated regular interests in REMIC II and the Class R-2 Residual Interest will be designated the sole class of residual interest in REMIC II, for purposes of the REMIC Provisions.

REMIC III Interests

Class Designation for each Class of REMIC III Regular Interests and the Class R-3 Residual Interest	Type of Interest	Certificate Interest Rate (1)	Initial Class Principal Balance	Final Maturity Date*
Class 1A-L	Regular	Variable (2) (20)	$750,761,000.00	April 2049
Class 1A-1B-L	Regular	Variable (3) (20)	250,255,000.00	April 2049
Class 2A-L	Regular	Variable (4) (20)	144,003,000.00	April 2049
Class CA-1B-L	Regular	Variable (5) (20)	143,129,000.00 (6)	April 2049
Class CA-1C-L	Regular	Variable (7) (20)	143,129,000.00 (8)	April 2049
Class 1X-PPP-L	Regular	----- (9) (20)	0.00 (10)	April 2049
Class 2X-PPP-L	Regular	----- (11) (20)	0.00 (10)	April 2049
Class B-1-L	Regular	Variable (12) (20)	32,530,000.00	April 2049
Class B-2-L	Regular	Variable (13) (20)	36,595,000.00	April 2049
Class B-3-L	Regular	Variable (14) (20)	12,199,000.00	April 2049
Class B-4-L	Regular	Variable (15) (20)	52,859,000.00	April 2049
Class B-5-L	Regular	Variable (16) (20)	19,518,000.00	April 2049
Class B-6-L	Regular	Variable (17) (20)	8,132,000.00	April 2049
Class B-7-L	Regular	Variable (18) (20)	7,319,000.00	April 2049
Class B-8-L	Regular	Variable (19) (20)	5,693,000.00	April 2049
Class B-9-L	Regular	Variable (19) (20)	5,692,000.00	April 2049
Class B-10-L	Regular	Variable (19) (20)	14,638,929.00	April 2049
Class R-3 (21)	Residual	-----	-----	April 2049

*             The Distribution Date in the specified month, which is two years following the month in which the latest maturing Mortgage Loan in the related Loan Group (or Loan Groups, as applicable) matures.  For federal income tax purposes, for each Class of REMIC III Regular and Residual Interests, the "latest possible maturity date" shall be the Final Maturity Date.

(1)           Interest distributed to the REMIC III Regular Interests (other than the Class 1X-PPP-L and Class 2X-PPP-L Regular Interests) on each Distribution Date will have accrued at the applicable per annum Certificate Interest Rate on the applicable Class Principal Balance outstanding immediately before such Distribution Date. Interest distributed to the Class 1X-PPP-L and Class 2X-PPP-L Regular Interests on each Distribution Date will have accrued in the applicable amount specified in notes (9) and (11) of this table.

(2)           The Certificate Interest Rate on the Class 1A-L Regular Interest for each Distribution Date shall equal the lesser of (a) the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date and (b) the applicable Index plus 0.77% (the "Certificate Margin" for such Class);  provided, however, that in the event such Index is replaced (as described in the definition of "Index"), the Certificate Margin for such Class shall be increased or decreased, as applicable, by the amount of the increase or decrease (as described in the definition of "Mortgage Loan Margin") in the Mortgage Loan Margin for each Mortgage Loan with such Index.

(3)           The Certificate Interest Rate on the Class 1A-1B-L Regular Interest for each Distribution Date shall equal the lesser of (a) the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date and (b) the applicable Index plus 0.77% (the "Certificate Margin" for such Class);  provided, however, that in the event such Index is replaced (as described in the definition of "Index"), the Certificate Margin for such Class shall be increased or decreased, as applicable, by the amount of the increase or decrease (as described in the definition of "Mortgage Loan Margin") in the Mortgage Loan Margin for each Mortgage Loan with such Index.

(4)           The Certificate Interest Rate on the Class 2A-L Regular Interest for each Distribution Date shall equal the lesser of (a) the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date and (b) the applicable Index plus 1.25%; (the "Certificate Margin" for such Class);  provided, however, that in the event such Index is replaced (as described in the definition of "Index"), the Certificate Margin for such Class shall be increased or decreased, as applicable, by the amount of the increase or decrease (as described in the definition of "Mortgage Loan Margin") in the Mortgage Loan Margin for each Mortgage Loan with such Index.

(5)           The Certificate Interest Rate on the Class CA-1B Group 1 Component for (i) each Distribution Date on or before the Clean-Up Call Option Date shall equal the least of (a) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.24% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.48% and (c) 10.50% for such Distribution Date.

                The Certificate Interest Rate on the Class CA-1B Group 2 Component for (i) each Distribution Date on or before the Clean-Up Call Option Date shall equal the least of (a) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.24% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.48% and (c) 10.50%.

(6)           For purposes of calculating distributions of principal and interest and the allocation of Realized Losses, the Class CA-1B-L Regular Interest shall be deemed to be comprised of two Components, the Class CA-1B Group 1 Component and the Class CA-1B Group 2 Component. Interest shall accrue on each of the Class CA-1B Group 1 Component Principal Balance and the Class CA-1B Group 2 Component Principal Balance. The initial Class CA-1B Group 1 Component Principal Balance and Class CA-1B Group 2 Component Principal Balance shall equal $125,128,000.00 and $18,001,000.00, respectively.

(7)           The Certificate Interest Rate on the Class CA-1C Group 1 Component for (i) each Distribution Date on or before the Clean-Up Call Option Date shall equal the least of (a) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.32% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.64% and (c) 10.50%.

                The Certificate Interest Rate on the Class CA-1C Group 2 Component for (i) each Distribution Date on or before the Clean-Up Call Option Date shall equal the least of (a) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.32% and (c) 10.50%; and (ii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.64% and (c) 10.50%.

(8)           For purposes of calculating distributions of principal and interest and the allocation of Realized Losses, the Class CA-1C-L Regular Interest shall be deemed to be comprised of two Components, the Class CA-1C Group 1 Component and the Class CA-1C Group 2 Component. Interest shall accrue on each of the Class CA-1C Group 1 Component Principal Balance and the Class CA-1C Group 2 Component Principal Balance. The initial Class CA-1C Group 1 Component Principal Balance and Class CA-1C Group 2 Component Principal Balance shall equal $125,128,000.00 and $18,001,000.00, respectively.

(9)           For each Distribution Date, the Class 1X-PPP-L Regular Interest shall accrue interest in an amount equal to the Class 1X-PPP Accrued Interest for such Distribution Date.

                For REMIC purposes, interest shall accrue on the Class 1X-PPP-L Regular Interest in an amount equal to the sum of the amounts calculated pursuant to clauses (1) and (2) below:

1.     one month's interest at a rate equal to the Aggregate Weighted Average Pass-Through Rate minus the related Marker Rate, applied to a notional amount equal to the aggregate Class Principal Balance of the Class II-LT1, Class II-LTY1, Class II-LTY2, Class II-LT2 and Class II-LT6 Regular Interests; and

2.     one month's interest at a rate equal to twice (two times) the Aggregate Weighted Average Pass-Through Rate minus twice the related Marker Rate, applied to a notional amount equal to the aggregate Class Principal Balance of the Class II-LT4 and Class II-LT8 Regular Interests.

(10)         For purposes of calculating distributions of principal and interest and the allocation of Realized Losses, the Class 1X-PPP-L Regular Interest shall be deemed to be comprised of an interest-only component and a principal-only component and the Class 2X-PPP-L Regular Interest shall be deemed to be comprised of an interest-only component and a principal-only component. Interest, if any, shall be payable with respect to each interest-only component. The interest-only components shall not have a Class Principal Balance and principal shall not be payable with respect to the interest-only components. The Class 1X-PPP principal-only component shall have a Class Principal Balance, which shall initially equal zero and shall thereafter be increased by the portion, if any, of Net Negative Amortization Amounts allocated to such principal-only component pursuant to the definition of "Net Negative Amortization Amount." The Class 2X-PPP principal-only component shall have a Class Principal Balance, which shall initially equal zero and shall thereafter be increased by the portion, if any, of Net Negative Amortization Amounts allocated to such principal-only component pursuant to the definition of "Net Negative Amortization Amount."  Interest shall not accrue on the principal-only components. Solely for purposes of determining the Percentage Interest of each Class 1X-PPP and Class 2X-PPP Certificate, each of the Class 1X-PPP-L Regular Interest and the Class 2X-PPP-L Regular Interest shall have a Class Notional Amount. Distributions of principal and interest to the Class 1X-PPP-L and Class 2X-PPP-L Interests shall not be calculated based on the Class Notional Amounts.

(11)         For each Distribution Date, the Class 2X-PPP-L Regular Interest shall accrue interest in an amount equal to the Class 2X-PPP Accrued Interest for such Distribution Date.

                For REMIC purposes, interest shall accrue on the Class 2X-PPP-L Regular Interest in an amount equal to the sum of the amounts calculated pursuant to clauses (1) and (2) below:

1.     one month's interest at a rate equal to the Aggregate Weighted Average Pass-Through Rate minus the related Marker Rate, applied to a notional amount equal to the aggregate Class Principal Balance of the Class II-LT1, Class II-LTY1, Class II-LTY2, Class II-LT2 and Class II-LT6 Regular Interests; and

2.     one month's interest at a rate equal to twice (two times) the Aggregate Weighted Average Pass-Through Rate minus twice the related Marker Rate, applied to a notional amount equal to the aggregate Class Principal Balance of the Class II-LT4 and Class II-LT8 Regular Interests.

(12)         The Certificate Interest Rate on the Class B-1-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.45% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.675% and (c) the Maximum Class B Rate for such Distribution Date.

(13)         The Certificate Interest Rate on the Class B-2-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.50% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.75% and (c) the Maximum Class B Rate for such Distribution Date.

(14)         The Certificate Interest Rate on the Class B-3-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 0.73% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.095% and (c) the Maximum Class B Rate for such Distribution Date.

(15)         The Certificate Interest Rate on the Class B-4-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.20% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.80% and (c) the Maximum Class B Rate for such Distribution Date.

(16)         The Certificate Interest Rate on the Class B-5-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.20% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.80% and (c) the Maximum Class B Rate for such Distribution Date.

(17)         The Certificate Interest Rate on the Class B-6-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.20% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.80% and (c) the Maximum Class B Rate for such Distribution Date.

(18)         The Certificate Interest Rate on the Class B-7-L Regular Interest for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.20% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.80% and (c) the Maximum Class B Rate for such Distribution Date.

(19)         The Certificate Interest Rate on the Class B-8-L, Class B-9-L and Class B-10-L Regular Interests for (i) each Distribution Date on or before the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.20% and (c) the Maximum Class B Rate for such Distribution Date; and (iii) each Distribution Date after the Clean-Up Call Option Date, shall equal the least of (a) the Class B Weighted Average Pass-Through Rate for such Distribution Date, (b) LIBOR plus 1.80% and (c) the Maximum Class B Rate for such Distribution Date.

(20)         For any Distribution Date, interest distributable to the Class 1A, Class 1A-1B, Class 2A, Class CA-1B, Class CA-1C, Class 1X-PPP, Class 2X-PPP and Class B Certificates may not equal interest accrued at the Certificate Interest Rates for the Corresponding Classes of REMIC III Regular Interests (or Components thereof, as applicable).  Interest may be distributable for the initial Distribution Date to some Classes of Class 1A, Class 1A-1B, Class 2A, Class CA-1B, Class CA-1C and Class B Certificates, and interest may be distributable for any Distribution Date after the initial Distribution Date to some Classes of Class CA-1B, Class CA-1C and Class B Certificates, in an amount greater than interest accrued at the Certificate Interest Rate for the Corresponding Class of REMIC III Regular Interests (or Components thereof, as applicable); and for any Distribution Date, interest may be distributable to the Class 1X-PPP and Class 2X-PPP Certificates in an amount less than interest accrued at the Certificate Interest Rate for the Corresponding Class of REMIC III Regular Interests; in each case pursuant to the second paragraph of Section 4.05(a).

(21)         The Class R-3 Residual Interest shall be entitled to receive the applicable Residual Distribution Amount.  The Class R-3 Residual Interest shall not be entitled to receive any distributions of interest or principal.

As provided herein, with respect to REMIC III, the Servicer will cause an election to be made on behalf of REMIC III to be treated for federal income tax purposes as a REMIC.  The REMIC III Regular Interests will be designated regular interests in REMIC III and the Class R-3 Residual Interest will be designated the sole class of residual interest in REMIC III, for purposes of the REMIC Provisions.

In addition, the Trust will issue the Class R Certificates, which will represent ownership of the Class R-1, Class R-2 and Class R-3 Residual Interests.

In addition, the Trust will issue (i) the Class 1A, Class 1A-1B, Class 2A, Class CA-1B, Class CA-1C and Class B Certificates, each of which Class will represent ownership of (x) the Corresponding Class of REMIC III Regular Interests and (y) the applicable rights specified in (1) the second paragraph of Section 4.05(a) and (2) with respect to the Class CA-1B and Class CA-1C Certificates, the sixth paragraph of Section 4.05(a), (ii) the Class 1X-PPP Certificates, which will represent ownership of (x) the Corresponding Class of REMIC III Regular Interests, (y) the obligations specified in the second paragraph of Section 4.05(a) and (z) the rights specified in the fourth paragraph of Section 4.05(a) and (iii) the Class 2X-PPP Certificates, which will represent ownership of (x) the Corresponding Class of REMIC III Regular Interests, (y) the obligations specified in the second paragraph of Section 4.05(a) and (z) the rights specified in the fifth paragraph of Section 4.05(a).

As of the Cut-Off Date, the Mortgage Loans have an aggregate Principal Balance of $1,626,453,029.13 and, as of the Closing Date, the Certificates have an Aggregate Certificate Principal Balance of $1,626,453,029.00.

W I T N E S S E T H :

WHEREAS, the Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Servicer is a federal savings association and has full power and authority to enter into this Agreement and to undertake the obligations undertaken by it herein;

WHEREAS, the Trustee is a national banking association duly organized and existing under the laws of the United States of America and has full power and authority to enter into this Agreement;

WHEREAS, the Delaware Trustee is a banking corporation duly organized and existing under the laws of the State of Delaware and has full power and authority to enter into this Agreement;

WHEREAS, prior to the execution and delivery hereof, the Company and the Delaware Trustee have entered into the Original Trust Agreement, and the Delaware Trustee has filed the Certificate of Trust;

WHEREAS, it is the intention of the Company, the Servicer, the Trustee and the Delaware Trustee that the Trust created by this Agreement constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement;

WHEREAS, the Company is the owner of the Mortgage Loans identified in the Mortgage Loan Schedule hereto having unpaid Principal Balances on the Cut-Off Date as stated therein; and

WHEREAS, the Company has been duly authorized to create the Trust to (i) hold the Mortgage Loans and certain other property, (ii) issue the REMIC I Regular Interests and the Class R-1 Residual Interest, (iii) hold the REMIC I Regular Interests, (iv) issue the REMIC II Regular Interests and the Class R-2 Residual Interest, (v) hold the REMIC II Regular Interests, (vi) issue the REMIC III Regular Interests and the Class R-3 Residual Interest, (vii) hold the REMIC III Regular Interests and (viii) issue the Certificates.

NOW, THEREFORE, in order to declare the terms and conditions upon which the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Class R Residual Interests and the Certificates are to be issued, and in consideration of the premises and of the purchase and acceptance of the Certificates by the Holders thereof, the Company covenants and agrees with the Servicer, the Trustee and the Delaware Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Certificates, as applicable, as follows:

ARTICLE I

Section 1.01.        Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Adjusted Cap Rate:  For any Distribution Date and the Class 1A-L and Class 1A-1B-L Regular Interests, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Loans at the Loan Group 1 Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount for Loan Group 1 and (ii) 12, and the denominator of which is equal to the Loan Group 1 Balance for such Distribution Date.

For any Distribution Date and the Class 2A-L Regular Interest, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Loans at the Loan Group 2 Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount for Loan Group 2 and (ii) 12, and the denominator of which is equal to the Loan Group 2 Balance for such Distribution Date.

For any Distribution Date and any Class CA Group 1 Component, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 1 Loans at the Loan Group 1 Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount for Loan Group 1 and (ii) 12, and the denominator of which is equal to the Loan Group 1 Balance for such Distribution Date, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

For any Distribution Date and any Class CA Group 2 Component, a fraction, expressed as a per annum rate, the numerator of which is equal to the product of (i) the amount of interest accrued on the Group 2 Loans at the Loan Group 2 Weighted Average Pass-Through Rate for that Distribution Date less the Net Negative Amortization Amount for Loan Group 2 and (ii) 12, and the denominator of which is equal to the Loan Group 2 Balance for such Distribution Date, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

For any Distribution Date and any Class of Class B-L Regular Interests, the Class B Weighted Average Pass-Through Rate, computed for this purpose by (i) reducing the Loan Group 1 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization Amount for Loan Group 1 multiplied by 12, and the denominator of which is the Loan Group 1 Balance for such Distribution Date and (ii) reducing the Loan Group 2 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization Amount for Loan Group 2 multiplied by 12, and the denominator of which is equal to the Loan Group 2 Balance for such Distribution Date.

Adjusted Loan Group 1 Weighted Average Pass-Through Rate:  For any Distribution Date, the product of (i) the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

Adjusted Loan Group 2 Weighted Average Pass-Through Rate:  For any Distribution Date, the product of (i) the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period.

Aggregate Certificate Principal Balance: At any given time, the sum of the then current Class Principal Balances of the Certificates.

Aggregate Loan Groups 1-2 Balance: For any Distribution Date, the aggregate principal balance of the Group 1 and Group 2 Loans as of the second preceding Due Date (after giving effect to (i) payments due on the Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs received on or before the 14th day of the calendar month of such Due Date).

Aggregate Weighted Average Certificate Interest Rate: For any Distribution Date, the weighted average (weighted according to Class Principal Balance or Component Principal Balance, as applicable) of the Certificate Interest Rates on the Class A and Class B Certificates (or Components thereof, as applicable) (each of which Certificate Interest Rates, in the case of the Class CA-1B and Class CA-1C Components and the Class B Certificates, shall be multiplied by a fraction, the numerator of which is the actual number of days in the related No-Delay Accrual Period and the denominator of which is 30).

Aggregate Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the Loan Group 1 Weighted Average Pass-Through Rate and the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date.

Agreement: The meaning specified in the introductory paragraph hereof.

Appraised Value:  With respect to any (i) Mortgage Loan that is not a Streamlined Mortgage Loan or ROV Mortgage Loan, the lesser of (a) the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property; (ii) ROV Mortgage Loan, the lesser of (a) the value set forth on the residential appraisal review made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property and (b) the purchase price paid for the Mortgaged Property, provided, however, that if such ROV Mortgage Loan was originated in connection with the refinance of a mortgage loan, the Appraised Value shall be the value set forth on the residential appraisal review made in connection with the origination of such ROV Mortgage Loan as the value of the related Mortgaged Property; and (iii) Streamlined Mortgage Loan, the value set forth in the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assigned Prepayment Premiums:  For any Distribution Date and any Loan Group, the sum of (a) all Prepayment Premiums collected on the Mortgage Loans in that Loan Group during the Payoff Period, (b) all payments made by the Servicer during the Payoff Period in respect of Prepayment Premiums on such Mortgage Loans pursuant to Section 3.20 and (c) all payments received by the Servicer from a Seller during the Payoff Period in respect of Prepayment Premiums on such Mortgage Loans pursuant to Section 3.4 of the Mortgage Loan Purchase Agreement.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11.

Authorized Denomination:  With respect to each Class of Certificates (other than the Class X and Class R Certificates), an initial Certificate Principal Balance equal to $25,000 and multiples of $1 in excess thereof, except that one Certificate of each Class of the Junior Subordinate Certificates may be issued in an amount that is not an integral multiple of $1.  With respect to the Class X Certificates, a Class Notional Amount as of the Cut-Off Date equal to $100,000 and multiples of $1 in excess thereof.  With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 0.01% and one Certificate with a Percentage Interest equal to 99.99%.

Balloon Loan: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Loss: For any Distribution Date and any Mortgage Loan, (i) the amount of any permanent forgiveness of principal with respect to such Mortgage Loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code as of the related Due Date, other than any such forgiveness of principal that arises out of clause (ii) of this definition of "Bankruptcy Loss," or (ii) the amount, if any, by which the then outstanding principal balance of such Mortgage Loan exceeds any valuation, as of the related Due Date, by a court of competent jurisdiction in a case under the United States Bankruptcy Code, of the related Mortgaged Property, in each case, to the extent not previously allocated to the Certificates as a Realized Loss.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a DTC Participant or an Indirect DTC Participant or a Person holding a beneficial interest in any Definitive Certificate.

Benefit Plan Opinion: With respect to any Certificate presented for registration in the name of any Person, an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company to the effect that the purchase or holding of such Certificate is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company to any obligation or liability (including obligations or liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company.

Book-Entry Certificates: The Class A, Class X and Senior Subordinate Certificates, beneficial ownership and transfers of which shall be made through book entries as described in Section 5.07.

Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Stockton, California, Chicago, Illinois, New York, New York, Seattle, Washington or any city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.

Buydown Agreement: An agreement between a Person and a Mortgagor pursuant to which such Person has provided a Buydown Fund.

Buydown Fund: A fund provided by the originator of a Mortgage Loan or another Person with respect to a Buydown Loan which provides an amount sufficient to subsidize regularly scheduled principal and interest payments due on such Buydown Loan for a period. Buydown Funds may be (i) funded at the par values of future payment subsidies, or (ii) funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, in which event they will be deposited in an account bearing interest. Buydown Funds may be held in a separate Buydown Fund Account or may be held in a Custodial Account for P&I and monitored by the Servicer.

Buydown Fund Account: A separate account created and maintained pursuant to Section 3.02 (a) with the corporate trust department of the Trustee or another financial institution selected by the Servicer, (b) within FDIC insured accounts created, maintained and monitored by the Servicer or (c) in a separate account in an Eligible Institution. Such account may be non-interest bearing or may bear interest. In the event that a Buydown Fund Account is established pursuant to clause (b) of the preceding sentence, amounts held in such Buydown Fund Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Buydown Fund Account may be established.

Buydown Loan: A Mortgage Loan for which the Mortgage Interest Rate has been subsidized through a Buydown Fund provided at the time of origination of such Mortgage Loan.

Cap Counterparty: The Bank of New York.

Cap Strike Rate:  For any Distribution Date, the amount set forth under the heading "Strike Rate" in Schedule 1 of the Prospectus.

Carry-Forward Subsequent Recoveries Amount: For any Distribution Date and any of Loan Group 1 or Loan Group 2, the excess, if any, of (i) the Subsequent Recoveries for such Distribution Date for such Loan Group over (ii) the amount by which the Class Principal Balance of the Class of Class B Certificates with the lowest priority is increased in respect of Subsequent Recoveries for such Loan Group on such Distribution Date pursuant to the definition of "Class Principal Balance" herein.

Carryover Shortfall Amount: For the first Distribution Date and for any Class of Class 1A, Class 1A-1B and Class 2A Certificates, the excess, if any, of (a) the amount of interest that would have accrued on the Class  Principal Balance of such Class' Corresponding Class immediately before such Distribution Date, during the Prior Period, at a Certificate Interest Rate equal to the applicable Index plus the applicable Certificate Margin for such Class for such Distribution Date over (b) the amount of interest that accrued on such Class Principal Balance, during the Prior Period, at the actual Certificate Interest Rate for such Class for such Distribution Date.

For any Distribution Date and for the Class CA-1B Certificates, the sum of the carryover shortfall amounts for each Class CA-1B Component, each calculated as the sum of: (i) the excess, if any, of (a) the amount of interest that would have accrued on the Component Principal Balance of such Class CA-1B Component immediately before such Distribution Date, during the No-Delay Accrual Period, at a Certificate Interest Rate equal to the lesser of (1) LIBOR plus the applicable Certificate Margin for such Class CA-1B Component for such Distribution Date and (2) 10.50% over (b) the amount of interest that accrued on such Component Principal Balance, during the No-Delay Accrual Period, at the actual Certificate Interest Rate for such Class CA-1B Component for such Distribution Date, (ii) the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates, and (iii) one month's interest at the Certificate Interest Rate described in clause (i)(a) above on the amount described in clause (ii) above.

For any Distribution Date and for the Class CA-1C Certificates, the sum of the carryover shortfall amounts for each Class CA-1C Component, each calculated as the sum of: (i) the excess, if any, of (a) the amount of interest that would have accrued on the Component Principal Balance of such Class CA-1C Component immediately before such Distribution Date, during the No-Delay Accrual Period, at a Certificate Interest Rate equal to the lesser of (1) LIBOR plus the applicable Certificate Margin for such Class CA-1C Component for such Distribution Date and (2) 10.50% over (b) the amount of interest that accrued on such Component Principal Balance, during the No-Delay Accrual Period, at the actual Certificate Interest Rate for such Class CA-1C Component for such Distribution Date, (ii) the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates, and (iii) one month's interest at the Certificate Interest Rate described in clause (i)(a) above on the amount described in clause (ii) above.

For any Distribution Date and for any Class of Class B Certificates, the sum of: (i) the excess, if any, of (a) the amount of interest that would have accrued on the Class Principal Balance of such Class' Corresponding Class immediately before such Distribution Date, during the No-Delay Accrual Period, at a Certificate Interest Rate equal to the lesser of (1) LIBOR plus the applicable Certificate Margin for such Class for such Distribution Date and (2) the Maximum Class B Rate over (b) the amount of interest that accrued on such Class Principal Balance, during the No-Delay Accrual Period, at the actual Certificate Interest Rate for such Class for such Distribution Date, (ii) the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates, and (iii) one month's interest at the Certificate Interest Rate described in clause (i)(a) above on the amount described in clause (ii) above.

Carryover Shortfall Payment: For the first Distribution Date and for any Class of Class 1A, Class 1A-1B, Class 2A, Class CA-1B and Class CA-1C Certificates, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) such Class' pro rata share of the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date (such pro rata share calculated based on an allocation of such aggregate Interest Distribution Amount among the Class 1A, Class 1A-1B, Class 2A, Class CA-1B and Class CA-1C Certificates pro rata according to Carryover Shortfall Amount for such Distribution Date).

For each Distribution Date after the first Distribution Date and for any Class of Class CA-1B and Class CA-1C Certificates, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date reduced by the Yield Maintenance Payment for such Class for such Distribution Date and (b) such Class' pro rata share of the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date (such pro rata share calculated based on an allocation of such aggregate Interest Distribution Amount among the Class CA-1B and Class CA-1C Certificates pro rata according to Carryover Shortfall Amount for such Distribution Date).

For the Class B-1 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B and Class CA-1C Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-2 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C and Class B-1 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-3 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1 and Class B-2 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-4 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2 and Class B-3 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-5 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-6 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-7 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-8 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-9 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

For the Class B-10 Certificates for any Distribution Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) the excess, if any, of (i) the aggregate Interest Distribution Amount for the Class 1X-PPP-L and Class 2X-PPP‑L Regular Interests for such Distribution Date over (ii) the aggregate of the Carryover Shortfall Payments for the Class CA-1B, Class CA-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates and (if such Distribution Date is the first Distribution Date) for the Class 1A, Class 1A-1B and Class 2A Certificates for such Distribution Date.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed by the Trustee on behalf of the Trust and authenticated by or on behalf of the Trustee hereunder in substantially one of the forms set forth in Exhibit A and B hereto. The additional matter appearing in Exhibit H shall be deemed incorporated into Exhibit A as though set forth at the end of such Exhibit.

Certificate Account: The separate trust account created pursuant to Section 3.04 and maintained with the Trustee, the Investment Depository or any Eligible Institution, which account shall be entitled "WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust Certificate Account". Funds in the Certificate Account may be invested in Eligible Investments pursuant to Section 3.04(d) and reinvestment earnings thereon shall be paid to the Servicer as additional servicing compensation. Funds deposited in the Certificate Account (exclusive of the Servicing Fee) shall be held in trust for the Certificateholders and for the uses and purposes set forth in Section 2.01, Section 3.04, Section 3.05, Section 4.01, Section 4.04 and Section 4.05.

Certificateholder or Holder: With respect to the Certificates, the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained; provided, that the Trustee may conclusively rely upon an Officer's Certificate to determine whether any Person is an affiliate of the Company or the Servicer. With respect to the REMIC I Regular Interests, the owner of the REMIC I Regular Interests, which as of the Closing Date shall be the Trust. With respect to the REMIC II Regular Interests, the owner of the REMIC II Regular Interests, which as of the Closing Date shall be the Trust. With respect to each Class of REMIC III Regular Interests, the Holder of the Corresponding Class of Certificates.

Certificate Interest Rate: For each Class of REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests or Component thereof, as applicable (other than the Class 1X-PPP-L and Class 2X-PPP-L Regular Interests) and the Class R-1 Residual Interest, the per annum rate set forth as the Certificate Interest Rate for such Class or Component in the Preliminary Statement hereto.

Certificate Margin: For each Class or REMIC III Regular Interests (or Component thereof, if applicable) and for any Distribution Date, the related margin for purposes of calculating the Certificate Interest Rate for such Class for such Distribution Date, as specified in the applicable note (or, in the case of any Component, in the applicable paragraph of the applicable note) to the table entitled "REMIC III Interests" in the Preliminary Statement hereto.

Certificate of Trust: The certificate of trust filed with respect to the Trust with the Secretary of State in accordance with Section 3810(a) of the Statutory Trust Statute.

Certificate Principal Balance:  For each Certificate of any Class, the portion of the related Class Principal Balance, if any, represented by such Certificate; provided, however, that each Class 1X-PPP and Class 2X-PPP Certificate will represent a portion of the related Class Principal Balance equal to its Percentage Interest in the related Class X-L Notional Amount.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed, respectively, pursuant to Section 5.03.

Class: All REMIC I Regular Interests or the Class R-1 Residual Interest having the same priority and rights to payments on the Mortgage Loans from the REMIC I Available Distribution Amount, all REMIC II Regular Interests or the Class R-2 Residual Interest having the same priority and rights to payments on the REMIC I Regular Interests from the REMIC II Available Distribution Amount and all REMIC III Regular Interests or the Class R-3 Residual Interest having the same priority and rights to payments on the REMIC II Regular Interests from the REMIC III Available Distribution Amount, as applicable, which REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and Class R Residual Interests, as applicable, shall be designated as a separate Class, and which, in the case of the Certificates (including the Class R Certificates representing ownership of the Class R Residual Interests), shall be set forth in the applicable forms of Certificates attached hereto as Exhibits A and B. Each Class of REMIC I Regular Interests and the Class R-1 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "REMIC I Distribution Amount" only to the extent of the REMIC I Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of "REMIC I Distribution Amount," each Class of REMIC II Regular Interests and the Class R-2 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "REMIC II Distribution Amount" only to the extent of the REMIC II Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of "REMIC II Distribution Amount" and each Class of REMIC III Regular Interests and the Class R-3 Residual Interest shall be entitled to receive the amounts allocated to such Class pursuant to the definition of "REMIC III Distribution Amount" only to the extent of the REMIC III Available Distribution Amount for such Distribution Date remaining after distributions in accordance with prior clauses of the definition of "REMIC III Distribution Amount."

In addition to their rights to receive payments from the REMIC III Available Distribution Amount on their Corresponding Class of REMIC III Regular Interests, (i) the Class B Certificates (and, for the first Distribution Date, the Class 1A, Class 1A-1B and Class 2A Certificates) shall be entitled to receive payments, if any, as specified in the second paragraph of Section 4.05(a), (ii) the Class CA-1B and Class CA-1C Certificates shall be entitled to receive payments, if any, as specified in the second and sixth paragraphs of Section 4.05(a), (iii) the Class 1X-PPP Certificates shall be entitled to receive payments, if any, as specified in the fourth paragraph of Section 4.05(a) and (iv) the Class 2X-PPP Certificates shall be entitled to receive payments, if any, as specified in the fifth paragraph of Section 4.05(a).  Notwithstanding the right of the Class 1X-PPP and Class 2X-PPP Certificates to receive payments from the REMIC III Available Distribution Amount on their Corresponding Classes of REMIC III Regular Interests, the amount of such payments may be reduced as specified in the second and third paragraphs of Section 4.05(a).

Class A Certificates:  The Class 1A, Class 1A-1B, Class 2A, Class CA-1B and Class CA-1C Certificates.

Class A-L Regular Interests:  The Class 1A-L, Class 1A-1B-L, Class 2A-L, Class CA-1B-L and Class CA-1C-L Regular Interests.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates.

Class B Percentage:  For any date of determination, the aggregate Class Principal Balance of the Class B Certificates divided by the then outstanding aggregate Principal Balance of the Group 1 and Group 2 Loans.

Class B Subordinate Liquidation Amount:  For any Distribution Date, the excess, if any, of the sum of (A) the aggregate of Liquidation Principal for all Group 1 and Group 2 Loans which became Liquidated Mortgage Loans during the Prior Period and (B) any Subsequent Recoveries for such Distribution Date for Loan Group 1 and Loan Group 2, over the sum of the Group 1 Senior Liquidation Amount and the Group 2 Senior Liquidation Amount for such Distribution Date.

Class B Subordinate Principal Distribution Amount:  For any Distribution Date, the excess of (A) the sum of (i) the Group 1 Subordinate Percentage of the Principal Payment Amount for Loan Group 1, (ii) the Group 2 Subordinate Percentage of the Principal Payment Amount for Loan Group 2, (iii) the Class B Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in the definition thereof) and (iv) the Class B Subordinate Liquidation Amount, over (B) the sum of (i) the amounts, if any, paid from the REMIC III Available Distribution Amount pursuant to clause (X) of the sentence immediately following paragraph (I)(C) of the definition of "REMIC III Distribution Amount," and (ii) the amounts, if any, paid from the REMIC III Available Distribution Amount pursuant to clause (Y) of the sentence immediately following paragraph (I)(C) of the definition of "REMIC III Distribution Amount."

For any Distribution Date, the Class B Subordinate Principal Distribution Amount shall be allocated pro rata, by Class Principal Balance, among the Classes of Class B-L Regular Interests and paid in the order of distribution to such Classes pursuant to clause (I)(C) of the definition of "REMIC III Distribution Amount" except as otherwise stated in such definition. Notwithstanding the foregoing, for any Distribution Date prior to distributions on such date, if the Subordination Level for any Class or Classes of Class B-L Regular Interests is less than such Subordination Level as of the Closing Date, then the pro rata portion of the Class B Subordinate Principal Prepayments Distribution Amount, if any, otherwise allocable to such Class or Classes of Class B-L Regular Interests shall be allocated to the more senior Classes of Class B-L Regular Interests, pro rata according to the Class Principal Balances of such Classes.  For purposes of this definition and the definition of "Subordination Level," the relative seniority, from highest to lowest, of the Class B-L Regular Interests shall be as follows: Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L.

Class B Subordinate Principal Prepayments Distribution Amount:  For any Distribution Date, the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1 and (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2; provided, however, that if the amount specified in clause (B) of the definition of "Class B Subordinate Principal Distribution Amount" is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii) and (A)(iv) of such definition, then the Class B Subordinate Principal Prepayments Distribution Amount shall be reduced by the amount of such excess.

Class B Weighted Average Pass-Through Rate:  For any Distribution Date, the product of (I) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related No-Delay Accrual Period, and (II) a fraction, the numerator of which is the sum of (i) the product of (x) the Loan Group 1 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for Loan Group 1 immediately before that Distribution Date and (ii) the product of (x) the Loan Group 2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for Loan Group 2 immediately before that Distribution Date and the denominator of which is the sum of the Subordinate Component Balances for Loan Group 1 and Loan Group 2 immediately before that Distribution Date.

For REMIC purposes, the Class B Weighted Average Pass-Through Rate for any Distribution Date shall equal the weighted average of the Certificate Interest Rates for the Class Y-1 and Class Y-2 Regular Interests.

Class B-L Regular Interests:  The Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L Regular Interests.

Class B-1 Certificates:  The Certificates designated as "Class B-1" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-1-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-2 Certificates:  The Certificates designated as "Class B-2" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-2-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-3 Certificates:  The Certificates designated as "Class B-3" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-3-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-4 Certificates:  The Certificates designated as "Class B-4" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-4-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-5 Certificates:  The Certificates designated as "Class B-5" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-5-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-6 Certificates:  The Certificates designated as "Class B-6" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-6-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-7 Certificates:  The Certificates designated as "Class B-7" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-7-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-8 Certificates:  The Certificates designated as "Class B-8" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-8-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-9 Certificates:  The Certificates designated as "Class B-9" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-9-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-10 Certificates:  The Certificates designated as "Class B-10" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-10-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-11 Certificates:  The Certificates designated as "Class B-11" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-11-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-12 Certificates:  The Certificates designated as "Class B-12" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-12-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-13 Certificates:  The Certificates designated as "Class B-13" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-13-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class B-14 Certificates:  The Certificates designated as "Class B-14" on the face thereof in substantially the form attached hereto as Exhibit A.

Class B-14-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class CA Group 1 Component:  The Class CA-1B Group 1 or Class CA-1C Group 1 Component, as applicable.

Class CA Group 2 Component:  The Class CA-1B Group 2 or Class CA-1C Group 2 Component, as applicable.

Class CA-1B Certificates:  The Certificates. designated as "Class CA-1B" on the face thereof in substantially the form attached hereto as Exhibit A.

Class CA-1B Component:  The Class CA-1B Group 1 Component or the Class CA-1B Group 2 Component, as applicable.

Class CA-1B Group 1 Component:  The portion of the Class CA-1B-L Regular Interest that is entitled to distributions in respect of the Class CA-1B Group 1 Component Principal Balance.

Class CA-1B Group 2 Component:  The portion of the Class CA-1B-L Regular Interest that is entitled to distributions on or in respect of the Class CA-1B Group 2 Component Principal Balance.

Class CA-1B-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class CA-1C Certificates:  The Certificates. designated as "Class CA-1C" on the face thereof in substantially the form attached hereto as Exhibit A.

Class CA-1C Component:  The Class CA-1C Group 1 Component or the Class CA-1C Group 2 Component, as applicable.

Class CA-1C Group 1 Component:  The portion of the Class CA-1C-L Regular Interest that is entitled to distributions in respect of the Class CA-1C Group 1 Component Principal Balance.

Class CA-1C Group 2 Component:  The portion of the Class CA-1C-L Regular Interest that is entitled to distributions on or in respect of the Class CA-1C Group 2 Component Principal Balance.

Class CA-1C-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class 1A Certificates:  The Certificates. designated as "Class 1A" on the face thereof in substantially the form attached hereto as Exhibit A.

Class 1A-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class 1A-1B Certificates:  The Certificates. designated as "Class 1A-1B" on the face thereof in substantially the form attached hereto as Exhibit A.

Class 1A-1B-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class 1X-PPP Accrued Interest:  For any Distribution Date, the excess, if any, of:

(x)        the sum of (A) the product of (i) a fraction, the numerator of which is the Loan Group 1 Weighted Average Pass-Through Rate for such Distribution Date and the denominator of which is 12, and (ii) the Loan Group 1 Balance for such Distribution Date, and (B) if Loan Group 1 is an Undercollateralized Group, the Interest Transfer Amount for Loan Group 1 for such Distribution Date over

(y)        the product of (i) a fraction, the numerator of which is the Group 1 Weighted Average Certificate Interest Rate for such Distribution Date and the denominator of which is 12, and (ii) the sum of (a) the Class 1A and Class 1A-1B Principal Balances immediately before such Distribution Date, (b) the aggregate Component Principal Balance of the Class CA Group 1 Components immediately before such Distribution Date, (c) the Subordinate Component Balance for Loan Group 1 immediately before such Distribution Date and (d) if Loan Group 1 is an Overcollateralized Group, the Overcollateralization Amount for Loan Group 1 for such Distribution Date;

provided, however, that if the sum of the Class 1X-PPP Accrued Interest and the Class 2X-PPP Accrued Interest exceeds the Maximum Class X Interest Amount for such Distribution Date, then the amount above may be reduced in accordance with the definition of "Maximum Class X Interest Amount."

Class 1X-PPP Certificates:  The Certificates designated as "Class 1X-PPP" on the face thereof in substantially the form attached hereto as Exhibit A.

Class 1X-PPP Notional Amount:  The aggregate principal balance of the Group 1 Loans as of the Cut-Off Date (after giving effect to payments due on those Mortgage Loans on that date).

Class 1X-PPP-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class 2A Certificates:  The Certificates. designated as "Class 2A" on the face thereof in substantially the form attached hereto as Exhibit A.

Class 2A-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class 2X-PPP Accrued Interest:  For any Distribution Date, the excess, if any, of:

(x)        the sum of (A) the product of (i) a fraction, the numerator of which is the Loan Group 2 Weighted Average Pass-Through Rate for such Distribution Date and the denominator of which is 12, and (ii) the Loan Group 2 Balance for such Distribution Date, and (B) if Loan Group 2 is an Undercollateralized Group, the Interest Transfer Amount for Loan Group 2 for such Distribution Date over

(y)        the product of (i) a fraction, the numerator of which is the Group 2 Weighted Average Certificate Interest Rate for such Distribution Date and the denominator of which is 12, and (ii) the sum of (a) the Class 2A Principal Balance immediately before such Distribution Date, (b) the aggregate Component Principal Balance of the Class CA Group 2 Components immediately before such Distribution Date, (c) the Subordinate Component Balance for Loan Group 2 immediately before such Distribution Date and (d) if Loan Group 2 is an Overcollateralized Group, the Overcollateralization Amount for Loan Group 2 for such Distribution Date;

provided, however, that if the sum of the Class 1X-PPP Accrued Interest and the Class 2X-PPP Accrued Interest exceeds the Maximum Class X Interest Amount for such Distribution Date, then the amount above may be reduced in accordance with the definition of "Maximum Class X Interest Amount."

Class 2X-PPP Certificates:  The Certificates designated as "Class 2X-PPP" on the face thereof in substantially the form attached hereto as Exhibit A.

Class 2X-PPP Notional Amount:  The aggregate principal balance of the Group 2 Loans as of the Cut-Off Date (after giving effect to payments due on those Mortgage Loans on that date).

Class 2X-PPP-L Regular Interest:  The uncertificated undivided beneficial interest in REMIC III which constitutes a REMIC III Regular Interest and is entitled to distributions as set forth herein.

Class II-LT Principal Reduction Amounts:  For any Distribution Date, the amounts by which the Class Principal Balances of the Class II-LTY1 Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix 1.

Class II-LT Regular Interests: The Class II-LTY1, Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests.

Class II-LT1 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT2 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT2 Regular Interest on such Distribution Date.

Class II-LT2 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT3 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT3 Regular Interest on such Distribution Date.

Class II-LT3 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT4 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT4 Regular Interest on such Distribution Date.

Class II-LT4 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT6 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT6 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT6 Regular Interest on such Distribution Date.

Class II-LT6 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT7 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT7 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT7 Regular Interest on such Distribution Date.

Class II-LT7 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LT8 Principal Distribution Amount:  For any Distribution Date, the excess, if any, of the Class II-LT8 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class II-LT8 Regular Interest on such Distribution Date.

Class II-LT8 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LTY1 Principal Distribution Amount:  For any Distribution Date, the amount, if any, distributed as principal to the Class Y-1 Regular Interest on such Distribution Date.

Class II-LTY1 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class II-LTY2 Principal Distribution Amount:  For any Distribution Date, the amount, if any, distributed as principal to the Class Y-2 Regular Interest on such Distribution Date.

Class II-LTY2 Regular Interest: The uncertificated undivided beneficial interest in REMIC II which constitutes a REMIC II Regular Interest and is entitled to distributions as set forth herein.

Class Notional Amount:  With respect to the Class 1X-PPP Certificates and the Class 1X-PPP-L Regular Interest, the Class 1X-PPP Notional Amount. With respect to the Class 2X-PPP Certificates and the Class 2X-PPP-L Regular Interest, the Class 2X-PPP Notional Amount.

Class Principal Balance:  For any Class of REMIC I, REMIC II or REMIC III Regular Interests and for the Class R-1 Residual Interest, the applicable initial Class Principal Balance therefor set forth in the Preliminary Statement hereto (or, in the case of the Class R Certificates, the Class Principal Balance of the Class R-1 Residual Interest), corresponding to the rights of such Class in payments of principal due to be passed through to such Class (or, in the case of the Class CA-1B-L and Class CA-1C-L Regular Interests, to the Components of such Class) from principal payments on the Mortgage Loans or the REMIC I or REMIC II Regular Interests, as applicable, as reduced from time to time by (x) distributions of principal to such Class (or to the Components thereof) and (y) the portion of Realized Losses allocated to the Class Principal Balance of such Class (or to the Component Principal Balances of the Components thereof) pursuant to the definition of "Realized Loss" with respect to a given Distribution Date, and as increased from time to time by the portion of Net Negative Amortization Amounts allocated to the Class Principal Balance of such Class (or to the Component Principal Balances of the Components thereof) pursuant to the definition of "Net Negative Amortization Amount" with respect to a given Distribution Date; and for any Class of Certificates, the Class Principal Balance of the Corresponding Class of REMIC III Regular Interests.  For any Distribution Date, the reduction of the Class Principal Balance of any Class of Certificates and REMIC III Regular Interests pursuant to the definition of "Realized Loss" and the increase in the Class Principal Balance of any Class of Certificates and REMIC III Regular Interests pursuant to the definition of "Net Negative Amortization Amount" shall be deemed effective after the determination and distribution of principal on such Class pursuant to the definition of "REMIC III Distribution Amount." For any Distribution Date, the reduction of the Class Principal Balance of any Class of REMIC I or REMIC II Regular Interests pursuant to the definition of "Realized Loss" and the increase in the Class Principal Balance of any Class of REMIC I or REMIC II Regular Interests pursuant to the definition of "Net Negative Amortization Amount" shall be deemed effective before the determination and distribution of principal on such Class pursuant to the definitions of "REMIC I Distribution Amount" and "REMIC II Distribution Amount."

Notwithstanding the foregoing, (A) any amounts distributed in respect of Realized Losses allocable to principal pursuant to paragraph (I)(C)(xliii), (II)(A)(v) or (II)(B)(v) of the definition of "REMIC III Distribution Amount" shall not cause a reduction in the Class Principal Balances of the REMIC III Regular Interests or their Corresponding Classes, (B) any amounts distributed in respect of Realized Losses allocable to principal pursuant to clause (iv) of the definition of "REMIC II Distribution Amount" shall not cause a reduction in the Class Principal Balances of the REMIC II Regular Interests and (C) any amounts distributed in respect of Realized Losses allocable to principal pursuant to clause (c)(i) of the definition of "REMIC I Distribution Amount" shall not cause a reduction in the Class Principal Balances of the REMIC I Regular Interests.

In addition to the foregoing, on each Distribution Date, the Class Principal Balance of the Class of Class B Certificates with the lowest priority then outstanding (and its Corresponding Class of REMIC III Regular Interests) shall be increased by an amount equal to the lesser of (i) the Subsequent Recoveries for Loan Group 1 and Loan Group 2 for such Distribution Date and (ii) the amount of Realized Losses allocated to such Class on previous Distribution Dates (the amount in this clause (ii) reduced by the amount, if any, by which such Class Principal Balance has been increased on prior Distribution Dates pursuant to this paragraph).

The Class Principal Balance for the Class 1A Certificates shall be referred to as the "Class 1A Principal Balance," the Class Principal Balance for the Class 1A-L Regular Interest shall be referred to as the "Class 1A-L Principal Balance" and so on.  The Class Principal Balance for each Class of Class 1X-PPP-L and Class 2X-PPP-L Regular Interests and Class 1X-PPP and Class 2X-PPP Certificates shall each be zero as of the Closing Date and shall increase after the Closing Date by the portion, if any, of the related Net Negative Amortization Amount allocated to such Class pursuant to the definition of "Net Negative Amortization Amount".

Class R Certificates: The Certificates designated as "Class R" on the face thereof in substantially the form attached hereto as Exhibit B, representing ownership of the Class R-1, Class R-2 and Class R-3 Residual Interests, each of which Class of Residual Interests has been designated as the sole class of "residual interest" in REMIC I, REMIC II and REMIC III, respectively, pursuant to Section 2.06, Section 2.13 and Section 2.16, respectively, for purposes of Section 860G(a)(2) of the Code.

Class R Residual Interests: The Class R-1, Class R-2 and Class R-3 Residual Interests (which shall be transferable only as a unit evidenced by the Class R Certificates, in accordance with the applicable provisions of Section 5.01).

Class R-1 Residual Interest: The uncertificated undivided beneficial interest in REMIC I which has been designated as the single class of "residual interest" in REMIC I pursuant to Section 2.06.

Class R-2 Residual Interest: The uncertificated undivided beneficial interest in REMIC II which has been designated as the single class of "residual interest" in REMIC II pursuant to Section 2.13.

Class R-3 Residual Interest: The uncertificated undivided beneficial interest in REMIC III which has been designated as the single class of "residual interest" in REMIC III pursuant to Section 2.16.

Class X Certificates:  The Class 1X-PPP and Class 2X-PPP Certificates.

Class X-L Regular Interests:  The Class 1X-PPP-L and Class 2X-PPP-L Regular Interests.

Class Y Principal Reduction Amounts:   For any Distribution Date, the amounts by which the Class Principal Balances of the Class Y-1 and Class Y-2 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix 1.

Class Y Regular Interests: The Class Y-1 and Class Y-2 Regular Interests.

Class Y-1 Regular Interest: The uncertificated partial undivided beneficial ownership interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-1 Principal Distribution Amount:   For any Distribution Date, the excess, if any, of the Class Y-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

Class Y-2 Regular Interest:  The uncertificated partial undivided beneficial ownership interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-2 Principal Distribution Amount:    For any Distribution Date, the excess, if any, of the Class Y-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-2 Regular Interest on such Distribution Date.

Class Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Class Principal Balances of the Class Z-1 and Class Z-2 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the REMIC I Available Distribution Amount for the related Loan Group (i.e. the "related Loan Group" for the Class Z-1 Regular Interest is Loan Group 1 and the "related Loan Group" for the Class Z-2 Regular Interest is Loan Group 2) over the sum of the amounts thereof distributable (i) in respect of interest on such Class Z Regular Interest and the related Class Y Regular Interest, (ii) to such Class Z Regular Interest and the related Class Y Regular Interest pursuant to clause (c)(i) of the definition of "REMIC I Distribution Amount" and (iii) in the case of Loan Group 1, to the Class R‑1 Residual Interest and (y) the amount of Realized Losses allocable to principal for the related Loan Group over (B) the Class Y Principal Reduction Amount for the related Loan Group.

Class Z Regular Interests: The Class Z-1 and Class Z-2 Regular Interests.

Class Z-1 Regular Interest: The uncertificated partial undivided beneficial ownership interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-1 Principal Distribution Amount: or any Distribution Date, the excess, if any, of the Class Z-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-1 Regular Interest on such Distribution Date.

Class Z-2 Regular Interest: The uncertificated partial undivided beneficial ownership interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-2 Regular Interest on such Distribution Date.

Clean-Up Call Option Date:  The date on which the aggregate principal balance of the Mortgage Loans has been reduced to less than the Clean-Up Call Percentage of that balance as of the Cut-Off Date.

Clean-Up Call Percentage: 10%.

Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date: April 26, 2007.

Code: The Internal Revenue Code of 1986, as amended.

COFI: The 11th District Cost of Funds Index published each month by the Federal Home Loan Bank of San Francisco for the prior month in its monthly Information Bulletin, currently available from the Federal Home Loan Bank of San Francisco, 600 California Street, San Francisco, California 94108, telephone: (415) 616-1000.

Commission: The Securities and Exchange Commission.

Company: The meaning specified in the introductory paragraph hereof.

Compensating Interest: For any Distribution Date, with respect to each Loan Group and the Mortgage Loans contained therein, the least of (i) the sum of (a) 1/12 of 0.050% of the aggregate Principal Balance of such Mortgage Loans immediately before such Distribution Date, (b) the aggregate Payoff Earnings with respect to such Mortgage Loans for such Distribution Date and (c) the aggregate Payoff Interest with respect to such Mortgage Loans for such Distribution Date, (ii) the aggregate Uncollected Interest with respect to such Mortgage Loans for such Distribution Date and (iii) 1/12 of 0.125% of the aggregate Principal Balance of such Mortgage Loans immediately before such Distribution Date.

Complying Insurance Company: With respect to a transfer of a Certificate, a transferee that satisfies the following conditions: (i) such transferee is an insurance company, (ii) the source of funds used by it to acquire or hold such Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60) and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Component:  The Class CA-1B Group 1 Component, Class CA-1B Group 2 Component, Class CA-1C Group 1 Component or Class CA-1C Group 2 Component, as applicable.

Component Principal Balance:  For any Component of the Class CA-1B-L and Class CA-1C-L Regular Interests, the applicable initial Component Principal Balance therefor set forth in the Preliminary Statement hereto, corresponding to the rights of the related Class in payments of principal due to be passed through to such Class in respect of such Component from principal payments on the REMIC III Regular Interests, as reduced from time to time by (x) distributions of principal in reduction of such Component Principal Balance and (y) the portion of Realized Losses allocated in reduction of such Component Principal Balance pursuant to the definition of "Realized Loss" with respect to a given Distribution Date, and as increased from time to time by the portion of Net Negative Amortization Amounts allocated to such Component Principal Balance pursuant to the definition of "Net Negative Amortization Amount" with respect to a given Distribution Date. For any Distribution Date, the reduction of each Component Principal Balance pursuant to the definition of "Realized Loss" and the increase in a Component Principal Balance pursuant to the definition of "Net Negative Amortization Amount" shall be deemed effective after the determination and distribution of principal in reduction of such Component Principal Balance pursuant to the definition of "REMIC III Distribution Amount."

Notwithstanding the foregoing, any amounts distributed in respect of Realized Losses allocable to principal pursuant to paragraph (I)(C)(xliii), (II)(A)(v) or (II)(B)(v) of the definition of "REMIC III Distribution Amount" shall not cause a reduction in the Component Principal Balance of any Component of the Class CA-1B-L and Class CA-1C-L Regular Interests.

The Component Principal Balance for the Class CA-1B Group 1 Component shall be referred to as the "Class CA-1B Group 1 Component Principal Balance," the Component Principal Balance for the Class CA-1B Group 2 Component shall be referred to as the "Class CA-1B Group 2 Component Principal Balance" and so on.

Cooperative: A private cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans:  Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by the related Cooperative Stock and the related Cooperative Lease, together with (i) the related Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) the related assignment or mortgage of the Cooperative Lease, (iv) the related financing statements, (v) the related stock power or other similar instrument and (vi) the related Recognition Agreement

Cooperative Stock:  With respect to a Cooperative Loan, the stock, partnership interest or other ownership instrument in the related Cooperative.

Cooperative Stock Certificate:  With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office:  The corporate trust office of the Trustee, at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services – WaMu Series 2007-OA4.

Corporation: Any Person (other than an individual, partnership, joint venture or unincorporated organization) incorporated, associated, organized, chartered or existing under the laws of any state or under the federal laws of the United States of America; provided, that such Person have indefinite existence under the law of its domicile.

Corresponding Class:  With respect to the Certificates and the REMIC III Regular Interests, the "Corresponding Class" shall be as indicated in the following table:

Class 1A-L	Class 1A
Class 1A-1B-L	Class 1A-1B
Class 2A-L	Class 2A
Class CA-1B-L	Class CA-1B
Class CA-1C-L	Class CA-1C
Class 1X-PPP-L	Class 1X-PPP
Class 2X-PPP-L	Class 2X-PPP
Class B-1-L	Class B-1
Class B-2-L	Class B-2
Class B-3-L	Class B-3
Class B-4-L	Class B-4
Class B-5-L	Class B-5
Class B-6-L	Class B-6
Class B-7-L	Class B-7
Class B-8-L	Class B-8
Class B-9-L	Class B-9
Class B-10-L	Class B-10

Credit Support Depletion Date: The first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero as a result of principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cumulative Carry-Forward Subsequent Recoveries Amount: For any Distribution Date and any of Loan Group 1 or Loan Group 2, the sum of (i) the Carry-Forward Subsequent Recoveries Amount for such Distribution Date for such Loan Group and (ii) the Carry-Forward Subsequent Recoveries Amounts for prior Distribution Dates for such Loan Group to the extent such Carry-Forward Subsequent Recoveries Amounts have not been applied in reduction of Realized Losses on prior Distribution Dates pursuant to the first paragraph of the definition of "Realized Loss" herein.

Current Loan-to-Value Ratio: The Principal Balance of a Mortgage Loan as of the applicable date of substitution divided by the Appraised Value.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Minimum Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding principal balance of the Mortgage Loan. (Prepayment penalties are not payments of principal and hence Curtailments do not include prepayment penalties.)

Curtailment Shortfall: For any Distribution Date and for any Curtailment received in the Prior Period, an amount equal to one month's interest on such Curtailment at the Pass-Through Rate for the applicable Mortgage Loan.

Custodial Account for P&I: A custodial account for principal and interest established and maintained by the Servicer pursuant to Section 3.02 either (a) with the corporate trust department of the Trustee or another financial institution selected by the Servicer such that the rights of the Servicer, the Trustee, the Trust, the Delaware Trustee and the Certificateholders thereto shall be fully protected against the claims of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts created, maintained and monitored by the Servicer or (c) as a separate account at an Eligible Institution. In the event that a Custodial Account for P&I is established pursuant to clause (b) of the preceding sentence, amounts held in such Custodial Account for P&I shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Custodial Account for P&I may be established. In the event that a Custodial Account for P&I is established pursuant to clause (c) it shall be entitled "[Name of Servicer] in trust for holders of WaMu Mortgage Pass-Through Certificates, Series 2007-OA4."

Custodial Agreement: The agreement, if any, between the Trustee and a Custodian (or the Trustee, a Custodian and the Servicer) providing for the safekeeping of the Mortgage Files on behalf of the Trust.

Custodian: Any custodian which is appointed by the Trustee with the consent of the Servicer, as provided in Article II hereof, pursuant to a Custodial Agreement. Any Custodian shall act as agent on behalf of the Trustee.  The reasonable fees and expenses of the Custodian shall be paid by the Servicer.

Cut-Off Date: Means (i) for each Mortgage Loan originated on or before April 1, 2007, April 1, 2007 and (ii) for each Mortgage Loan originated during the period from, and including, April 2, 2007 to, and including, April 10, 2007, the related date of origination for such Mortgage Loan.

Definitive Certificates: Certificates in definitive, fully registered and certificated form.

Delaware Trustee: Christiana Bank & Trust Company, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

Depositary Agreement: The Letter of Representations, dated April 25, 2007 by and among DTC, the Trust and the Trustee. The Trustee is authorized to enter into the Depositary Agreement on behalf of the Trust.

Destroyed Mortgage Note: A Mortgage Note the original of which (or a portion of the original of which) was permanently lost or destroyed and has not been replaced.

Determination Date: A day not earlier than the 14th day and not later than the 18th day of the calendar month of the related Distribution Date, as determined by the Servicer.

Disqualified Organization:  Any Person which is not a Permitted Transferee, but does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Date: With respect to distributions on the REMIC I, REMIC II and REMIC III Regular Interests and the Certificates, the 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being May 25, 2007.  The "related Due Date" for any Distribution Date is the Due Date immediately preceding such Distribution Date.

DTC: The Depository Trust Company.

DTC Participant: A Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Due Date: The day on which the Minimum Monthly Payment for each Mortgage Loan is due.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings, of the Rating Agencies, (ii) with respect to any Custodial Account for P&I, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies, (iii) with respect to any Buydown Fund Account or Custodial Account which also serves as a Buydown Fund Account, the highest unsecured long-term debt rating by the Rating Agencies, or (iv) the approval of the Rating Agencies. Notwithstanding the foregoing, Washington Mutual Bank shall be an "Eligible Institution" if the following conditions are satisfied: (i) Washington Mutual Bank is acting as Servicer, (ii) if S&P is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "A-" by S&P and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "A-2" by S&P, (iii) if Fitch is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "A" by Fitch and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "F1" by Fitch and (iv) if Moody's is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "A2" by Moody's and the short-term unsecured debt obligations of Washington Mutual Bank are rated no lower than "P-1" by Moody's; provided, that if the long-term or short-term unsecured debt obligations of Washington Mutual Bank are downgraded by any of the Rating Agencies to a rating lower than the applicable rating specified in this sentence, Washington Mutual Bank shall cease to be an "Eligible Institution" ten Business Days after it receives notification of such downgrade.

Eligible Investments: The investment property or other property listed below:

(i)                  Obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii)                Repurchase agreements on obligations described in clause (i) of this definition of "Eligible Investments," provided that the unsecured obligations of the party (including the institution acting as Trustee) agreeing to repurchase such obligations have at the time one of the two highest short term debt ratings  of the Rating Agencies and provided that such repurchaser's unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iii)               Federal funds, certificates of deposit, time deposits and bankers' acceptances of the institution acting as Trustee or any bank or trust company incorporated under the laws of the United States or any state, provided that the debt obligations of such bank or trust company (or, in the case of the principal bank in a bank holding company system, debt obligations of the bank holding company) at the date of acquisition thereof have one of the two highest short term debt ratings of the Rating Agencies and unsecured long term debt has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(iv)              Obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia, provided that such obligations at the date of acquisition thereof shall have the highest long-term debt ratings available for such securities from the Rating Agencies;

(v)                Commercial paper of any corporation incorporated under the laws of the United States or any state thereof, which on the date of acquisition has the highest commercial paper rating of the Rating Agencies, provided that the corporation has unsecured long term debt that has one of the two highest unsecured long term debt ratings of the Rating Agencies;

(vi)              Securities (other than stripped bonds or stripped coupons) bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States or any state thereof and have the highest long-term unsecured rating available for such securities from the Rating Agencies; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Investment Account or the Certificate Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Investment Account and the Certificate Account; and

(vii)             Units of taxable money market funds (which may be 12b-1 funds, as contemplated under the rules promulgated by the Commission under the Investment Company Act of 1940), which funds have the highest rating available for such securities from the Rating Agencies or which have been designated in writing by the Rating Agencies as Eligible Investments;

provided, however, that such investment property or other property is held for a temporary period pursuant to Section 1.860G-2(g)(1) of the Treasury Regulations, and that such period can in no event exceed thirteen months.

In no event shall an instrument or security be an Eligible Investment if such instrument or security (a) evidences a right to receive only interest payments with respect to the obligations underlying such instrument or (b) has been purchased at a price greater than the outstanding principal balance of such instrument.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate: Any Senior Subordinate Certificate.

ERISA Super Restricted Certificate: Any Junior Subordinate Certificate.

Event of Default: The meaning specified in Section 7.01.

Excess Liquidation Proceeds: With respect to any Distribution Date, the sum of (i) the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds received with respect to the Mortgage Loans during the Prior Period over the amount that would have been received if Payoffs had been made with respect to such Mortgage Loans during such Prior Period and (ii) any Excess Subsequent Recoveries for Loan Group 1 or Loan Group 2 for such Distribution Date.

Excess Subsequent Recoveries: For any Distribution Date and any Loan Group, the excess, if any, of (i) amounts received by the Servicer during the Prior Period in connection with the liquidation of defaulted Mortgage Loans in such Loan Group after such Mortgage Loans became Liquidated Mortgage Loans over (ii) the Subsequent Recoveries (other than any Repurchase Proceeds included therein) for such Loan Group for such Distribution Date.

Fannie Mae: The Federal National Mortgage Association and any successor thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration, or any successor thereto.

Final Maturity Date:  With respect to each Class of the REMIC I, REMIC II and REMIC III Regular Interests and the Residual Interests, the date set forth in the applicable table contained in the Preliminary Statement hereto.

Final Yield Maintenance Payment Date:  For the Class CA-1B and Class CA-1C Certificates, the Distribution Date in September 2015.

Fitch: Fitch Ratings, provided that at the applicable time it is a Rating Agency.

Freddie Mac: The Federal Home Loan Mortgage Corporation and any successor thereto.

Group 1 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 1 Loans.

Group 1 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 1 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 1 Senior Percentage of the Principal Balance of such Mortgage Loan immediately before such Distribution Date and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 1.

Group 1 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the sum of the aggregate Class Principal Balance of the Class 1A, Class 1A-1B, Class 1X-PPP and Residual Certificates and the aggregate Component Principal Balance of the Class CA Group 1 Components divided by the aggregate Principal Balance of the Group 1 Loans, in each case immediately before such Distribution Date.

Group 1 Senior Prepayment Percentage or Group 2 Senior Prepayment Percentage:  Subject to the immediately succeeding paragraph, (A) for any Distribution Date prior to the tenth anniversary of the first Distribution Date, each of the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal 100% and (B) for any Distribution Date on or after the tenth anniversary of the first Distribution Date, the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall be calculated as follows: (1) for any such Distribution Date on or after the tenth anniversary but before the eleventh anniversary of the first Distribution Date, the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date plus 70% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (2) for any such Distribution Date on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date plus 60% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (3) for any such Distribution Date on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date plus 40% of the Subordinate Percentage for the related Loan Group for such Distribution Date; (4) for any such Distribution Date on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date plus 20% of the Subordinate Percentage for the related Loan Group for such Distribution Date; and (5) for any such Distribution Date thereafter, the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date; provided, however, that (x) for any Distribution Date on or prior to the Distribution Date in April 2010, if (i) the Class B Percentage for such Distribution Date is greater than or equal to twice the Class B Percentage as of the Closing Date and (ii) cumulative Realized Losses on the Group 1 and Group 2 Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing Date, do not exceed 20%, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date plus 50% of the Subordinate Percentage for the related Loan Group for such Distribution Date and (y) for any Distribution Date after the Distribution Date in April 2010, if (i) the Class B Percentage for such Distribution Date is greater than or equal to twice the Class B Percentage as of the Closing Date and (ii) cumulative Realized Losses on the Group 1 and Group 2 Loans allocated to the Class B Certificates, as a percentage of the aggregate Class Principal Balance of the Class B Certificates as of the Closing Date, do not exceed 30%, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for such Distribution Date.

Notwithstanding the immediately preceding paragraph, (A) for any Distribution Date, if the Group 1 Senior Percentage for such Distribution Date is greater than the Group 1 Senior Percentage as of the Closing Date or the Group 2 Senior Percentage for such Distribution Date is greater than the Group 2 Senior Percentage as of the Closing Date, then each of the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal 100%, (B) for any Distribution Date on or before the tenth anniversary of the first Distribution Date, if any of the tests specified in clauses (a) through (d) below is met, then each of the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal 100% and (C) for any Distribution Date after the tenth anniversary of the first Distribution Date, if any of the tests specified in clauses (a) through (d) below is met (unless either (x) the Group 1 Senior Percentage for such Distribution Date is greater than the Group 1 Senior Percentage as of the Closing Date, (y) the Group 2 Senior Percentage for such Distribution Date is greater than the Group 2 Senior Percentage as of the Closing Date or (z) there is no Earlier Distribution Date (as defined below), in each of which case each of the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal 100%), then each of the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall be calculated as follows:  (1) if the most recent preceding Distribution Date on which none of the tests specified in clauses (a) through (d) below was met (such date referred to as the "Earlier Distribution Date") is on or after the tenth anniversary but before the eleventh anniversary of the first Distribution Date, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for the current Distribution Date plus 70% of the Subordinate Percentage for the related Loan Group for the current Distribution Date, (2) if the Earlier Distribution Date is on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for the current Distribution Date plus 60% of the Subordinate Percentage for the related Loan Group for the current Distribution Date, (3) if the Earlier Distribution Date is on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for the current Distribution Date plus 40% of the Subordinate Percentage for the related Loan Group for the current Distribution Date, (4) if the Earlier Distribution Date is on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for the current Distribution Date plus 20% of the Subordinate Percentage for the related Loan Group for the current Distribution Date, and (5) if the Earlier Distribution Date is on or after the fourteenth anniversary of the first Distribution Date, then the Group 1 Senior Prepayment Percentage and the Group 2 Senior Prepayment Percentage shall equal the Group 1 Senior Percentage or the Group 2 Senior Percentage, as applicable, for the current Distribution Date:

(a)        the mean aggregate Principal Balance, as of the Distribution Date in each of the immediately preceding six calendar months, of the Group 1 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is greater than 50% of the Subordinate Component Balance for Loan Group 1 as of the current Distribution Date,

(b)        the mean aggregate Principal Balance, as of the Distribution Date in each of the immediately preceding six calendar months, of the Group 2 Loans which were 60 or more days delinquent as of such date (including Mortgage Loans in bankruptcy or foreclosure and Mortgaged Properties held by REMIC I) is greater than 50% of the Subordinate Component Balance for Loan Group 2 as of the current Distribution Date,

(c)        cumulative Realized Losses on the Group 1 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 1 as of the Closing Date, are greater than, for any Distribution Date (1) before the eleventh anniversary of the first Distribution Date, 30%, (2) on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, 35%, (3) on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, 40%, (4) on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, 45%, and (5) on or after the fourteenth anniversary of the first Distribution Date, 50%, or

(d)        cumulative Realized Losses on the Group 2 Loans allocated to the Class B Certificates, as a percentage of the Subordinate Component Balance for Loan Group 2 as of the Closing Date, are greater than, for any Distribution Date (1) before the eleventh anniversary of the first Distribution Date, 30%, (2) on or after the eleventh anniversary but before the twelfth anniversary of the first Distribution Date, 35%, (3) on or after the twelfth anniversary but before the thirteenth anniversary of the first Distribution Date, 40%, (4) on or after the thirteenth anniversary but before the fourteenth anniversary of the first Distribution Date, 45%, and (5) on or after the fourteenth anniversary of the first Distribution Date, 50%.

If on any Distribution Date the allocation to the Class A and Class X Certificates (or Components thereof, as applicable) related to a Loan Group of Principal Prepayments in the percentage required would reduce the aggregate Class Principal Balance (or Component Principal Balance) of such Certificates (or Components) below zero, the Group 1 Senior Prepayment Percentage or the Group 2 Senior Prepayment Percentage, as applicable, for such Distribution Date shall be limited to the percentage necessary to reduce such aggregate Class Principal Balance (or Component Principal Balance) to zero.

Group 1 Senior Principal Distribution Amount:  For any Distribution Date, an amount equal to the sum of (a) the Group 1 Senior Percentage of the Principal Payment Amount for Loan Group 1, (b) the Group 1 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1 and (c) the Group 1 Senior Liquidation Amount.

Group 1 Subordinate Balance:  For any date of determination, an amount equal to the then outstanding aggregate Principal Balance of the Group 1 Loans reduced by the sum of the aggregate Class Principal Balance of the Class 1A, Class 1A-1B, Class 1X-PPP and Residual Certificates and the aggregate Component Principal Balance of the Class CA Group 1 Components.

Group 1 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 1 Senior Percentage for such date.

Group 1 Subordinate Prepayment Percentage:  For any Distribution Date, the excess of 100% over the Group 1 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the sum of the aggregate Class Principal Balance of the Class 1A, Class 1A-1B, Class 1X-PPP and Residual Certificates and the aggregate Component Principal Balance of the Class CA Group 1 Components has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage shall equal 100%.

Group 1 Weighted Average Certificate Interest Rate: For any Distribution Date, the weighted average of (a) the Certificate Interest Rates on the Class 1A and Class 1A-1B Certificates, the Class CA Group 1 Components and the Class B Certificates (each of which Certificate Interest Rates, in the case of the Class CA Group 1 Components and the Class B Certificates, shall be multiplied by a fraction, the numerator of which is the actual number of days in the related No-Delay Accrual Period and the denominator of which is 30) and (b) if Loan Group 1 is an Overcollateralized Group, the Transfer Rate (such rates weighted, (i) in the case of the Certificate Interest Rate on the Class 1A and Class 1A-1B Certificates and each Class CA Group 1 Component, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, (ii) in the case of the Certificate Interest Rate on each Class of Class B Certificates, according to a fraction, the numerator of which is the product of the Class Principal Balance thereof and the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates and (iii) in the case of the Transfer Rate, if applicable, according to the Overcollateralization Amount for Loan Group 1).

Group 2 Loans:  The Mortgage Loans designated on the Mortgage Loan Schedule as Group 2 Loans.

Group 2 Senior Liquidation Amount: For any Distribution Date, the sum of (A) the aggregate, for each Group 2 Loan which became a Liquidated Mortgage Loan during the Prior Period, of the lesser of: (i) the Group 2 Senior Percentage of the Principal Balance of such Mortgage Loan immediately before such Distribution Date and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries for Loan Group 2.

Group 2 Senior Percentage: For any Distribution Date, the lesser of (i) 100% and (ii) the sum of the aggregate Class Principal Balance of the Class 2A and Class 2X-PPP Certificates and the aggregate Component Principal Balance of the Class CA Group 2 Components divided by the aggregate Principal Balance of the Group 2 Loans, in each case immediately before such Distribution Date.

Group 2 Senior Prepayment Percentage:  See the definition of "Group 1 Senior Prepayment Percentage or Group 2 Senior Prepayment Percentage".

Group 2 Senior Principal Distribution Amount:  For any Distribution Date, an amount equal to the sum of (a) the Group 2 Senior Percentage of the Principal Payment Amount for Loan Group 2, (b) the Group 2 Senior Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2 and (c) the Group 2 Senior Liquidation Amount.

Group 2 Subordinate Balance:  For any date of determination, an amount equal to the then outstanding aggregate Principal Balance of the Group 2 Loans reduced by the sum of the aggregate Class Principal Balance of the Class 2A and Class 2X-PPP Certificates and the aggregate Component Principal Balance of the Class CA Group 2 Components.

Group 2 Subordinate Percentage: For any Distribution Date, the excess of 100% over the Group 2 Senior Percentage for such date.

Group 2 Subordinate Prepayment Percentage:  For any Distribution Date, the excess of 100% over the Group 2 Senior Prepayment Percentage for such Distribution Date; provided, however, that if the sum of the aggregate Class Principal Balance of the Class 2A and Class 2X-PPP Certificates and the aggregate Component Principal Balance of the Class CA Group 2 Components has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage shall equal 100%.

Group 2 Weighted Average Certificate Interest Rate: For any Distribution Date, the weighted average of (a) the Certificate Interest Rates on the Class 2A Certificates, the Class CA Group 2 Components and the Class B Certificates (each of which Certificate Interest Rates, in the case of the Class CA Group 2 Components and the Class B Certificates, shall be multiplied by a fraction, the numerator of which is the actual number of days in the related No-Delay Accrual Period and the denominator of which is 30) and (b) if Loan Group 2 is an Overcollateralized Group, the Transfer Rate (such rates weighted, (i) in the case of the Certificate Interest Rate on the Class 2A Certificates and each Class CA Group 2 Component, according to the Class Principal Balance or Component Principal Balance thereof, as applicable, (ii) in the case of the Certificate Interest Rate on each Class of Class B Certificates, according to a fraction, the numerator of which is the product of the Class Principal Balance thereof and the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Class B Certificates and (iii) in the case of the Transfer Rate, if applicable, according to the Overcollateralization Amount for Loan Group 2).

Index:  For each Mortgage Loan, initially, either One-Year MTA or COFI, as set forth on the Mortgage Loan Schedule.  For each Mortgage Loan and each Interest Rate Adjustment Date, (a) the One-Year MTA figure used to calculate the Mortgage Interest Rate will be the most recent One-Year MTA figure available as of fifteen days before such Interest Rate Adjustment Date and (b) the COFI figure used to calculate the Mortgage Interest Rate will be the most recent COFI figure available as of such Interest Rate Adjustment Date.  In the event such initial Index (or a substitute index) is no longer available, the Servicer will select a substitute index in accordance with the related Mortgage Note.

For the Class 1A-L and Class 1A-1B-L Regular Interests and the Class 1A and Class 1A-1B Certificates, One-Year MTA.  For each Distribution Date, the One-Year MTA figure used to calculate the Certificate Interest Rate for such Distribution Date for such Classes will be the most recent One-Year MTA figure available as of fifteen days before the beginning of the Prior Period.  In the event One-Year MTA (or a substitute index) is no longer available, the substitute index selected for the Mortgage Loans will be the substitute index for such Classes.

For the Class 2A-L Regular Interest and the Class 2A Certificates, COFI.  For each Distribution Date, the COFI figure used to calculate the Certificate Interest Rate for such Distribution Date for such Classes will be the most recent COFI figure available at the beginning of the Prior Period.  In the event COFI (or a substitute index) is no longer available, the substitute index selected for the Mortgage Loans will be the substitute index for such Classes.

Indirect DTC Participants: Entities such as banks, brokers, dealers or trust companies, that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Initial Custodial Agreement: The Custodial Agreement, dated the date hereof, among the Trustee, the Servicer and the Initial Custodian.

Initial Custodian :  Washington Mutual Bank fsb.

Initial Group 1 Servicing Fee Shortfall Deposit:  As defined in Section 2.01.

Initial Group 2 Servicing Fee Shortfall Deposit:  As defined in Section 2.01.

Initial Interest Shortfall Deposit:  As defined in Section 2.01.

Insurance Proceeds: Amounts paid or payable by the insurer under any Primary Insurance Policy or any other insurance policy (including any replacement policy permitted under this Agreement) covering any Mortgage Loan or Mortgaged Property, including, without limitation, any hazard insurance policy required pursuant to Section 3.07, any title insurance policy and any FHA insurance policy or VA guaranty, to the extent such amounts are not released to the Mortgagor in accordance with prudent mortgage loan servicing practices.

Interest Distribution Amount:  For any Distribution Date, (a) for any Class of REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests and the Class R-1 Residual Interest (other than the Class CA-1B-L, Class CA-1C-L, Class 1X-PPP-L and Class 2X-PPP-L Regular Interests) and any Class CA-1B or Class CA-1C Component, the amount of interest accrued during the Prior Period (or in the case of the Class CA-1B and Class CA-1C Components and the Class B-L Regular Interests, during the No-Delay Accrual Period), at the related Certificate Interest Rate for such Class or Component for such Distribution Date on the respective Class Principal Balance or Component Principal Balance immediately before such Distribution Date and (b) for the Class 1X-PPP-L and Class 2X-PPP-L Regular Interests, the Class 1X-PPP Accrued Interest and Class 2X-PPP Accrued Interest, respectively, for such Distribution Date, in each case reduced by Net Negative Amortization Amounts, Uncompensated Interest Shortfall and the interest portion of Realized Losses allocated to such Class or Component on such Distribution Date pursuant to the definitions of "Net Negative Amortization Amount," "Uncompensated Interest Shortfall" and "Realized Loss," respectively.

The computation of interest accrued on the REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests and the Class R-1 Residual Interest shall be made on the basis of a 360-day year of twelve 30-day months, except that for the Class CA-1B and Class CA-1C Components and the Class B-L Regular Interests the computation of interest accrued thereon shall be made on the basis of the actual number of days in the No-Delay Accrual Period and assuming a 360 day year.

Interest Rate Adjustment Date:  As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective.

Interest Transfer Amount: On any Distribution Date for an Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the weighted average of the Certificate Interest Rates on the Class A Certificates (or Components thereof, as applicable) related to such Undercollateralized Group, plus any interest accrued on such Class A Certificates (or Components thereof) remaining unpaid from prior Distribution Dates.

Investment Account: The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by the Servicer in the trust department of the Investment Depository pursuant to Section 3.03.

Investment Depository: JPMorgan Chase Bank, N.A., or another bank or trust company designated from time to time by the Servicer. The Investment Depository shall at all times be an Eligible Institution.

Junior Subordinate Certificates: The Class B-8, Class B-9 and Class B-10 Certificates.

Last Scheduled Distribution Date: With respect to any Class of Certificates, the Distribution Date in May 2047.

LIBOR: The London Interbank Offered Rate for one-month United States dollar deposits calculated in the manner described in Section 3.19.

LIBOR Determination Date: With respect to interest paid on any Distribution Date, the second day on which banks in London are open for conducting transactions in foreign currency and exchange prior to the 25th day of the month preceding the Distribution Date (and in the case of the initial Distribution Date, the second day on which banks in London are open for conducting transactions in foreign currency and exchange prior to the Closing Date).

Liquidated Mortgage Loan: A Mortgage Loan (other than a Mortgage Loan with respect to which a Payoff has been made) for which the Servicer has determined in accordance with its customary servicing practices that it has received all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise. For purposes of this definition, acquisition of a Mortgaged Property by the Trust shall not constitute final liquidation of the related Mortgage Loan.

Liquidation Principal:  The principal portion of Liquidation Proceeds and Insurance Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan during the Prior Period (but not in excess of the principal balance thereof).

Liquidation Proceeds: Amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, whether through foreclosure or otherwise, other than Insurance Proceeds and other than Subsequent Recoveries, and (except for purposes of the definition of "Realized Loss") after deduction of amounts reimbursable to the Servicer under Section 3.05(a)(i) and (ii) hereof.

Loan Group: Loan Group 1 or Loan Group 2, as applicable.

Loan Group 1: The group of Mortgage Loans comprised of the Group 1 Loans.

Loan Group 1 Balance: For any Distribution Date, the aggregate principal balance of the Group 1 Loans as of the second preceding Due Date (after giving effect to (i) payments due on such Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs on such Mortgage Loans received on or before the 14th day of the calendar month of such Due Date).

Loan Group 1 Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the Pass-Through Rates on the Group 1 Loans as of the second preceding Due Date (after giving effect to (i) payments due on such Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs on such Mortgage Loans received on or before the 14th day of the calendar month of such Due Date).

Loan Group 2:  The group of Mortgage Loans comprised of the Group 2 Loans.

Loan Group 2 Balance: For any Distribution Date, the aggregate principal balance of the Group 2 Loans as of the second preceding Due Date (after giving effect to (i) payments due on such Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs on such Mortgage Loans received on or before the 14th day of the calendar month of such Due Date).

Loan Group 2 Weighted Average Pass-Through Rate:  For any Distribution Date, the weighted average of the Pass-Through Rates on the Group 2 Loans as of the second preceding Due Date (after giving effect to (i) payments due on such Mortgage Loans on such Due Date and (ii) except for the first Distribution Date, any Payoffs on such Mortgage Loans received on or before the 14th day of the calendar month of such Due Date).

Lowest Class B Owner: An owner unaffiliated with the Company or the Servicer of (i) a 100% interest in the Class of Class B Certificates with the lowest priority or (ii) a 100% interest in a class of securities representing such interest in such Class specified in clause (i) above.

Marker Rate:  With respect to the Class 1X-PPP Certificates or the Class 1X-PPP-L Regular Interest and any Distribution Date, in relation to the Class II-LT1, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7, Class II-LT8, Class II-LTY1 and Class II-LTY2 Regular Interests, a per annum rate equal to two (2) times the weighted average of the Certificate Interest Rates for the Class II-LT2 and Class II-LT3 Regular Interests. With respect to the Class 2X-PPP Certificates or the Class 2X-PPP-L Regular Interest and any Distribution Date, in relation to the Class II-LT1, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7, Class II-LT8, Class II-LTY1 and Class II-LTY2 Regular Interests, a per annum rate equal to two (2) times the weighted average of the Certificate Interest Rates for the Class II-LT6 and Class II-LT7 Regular Interests.

Maximum Class B Rate:  For any Distribution Date, the Class B Weighted Average Pass-Through Rate modified as follows: for purposes of calculating the Pass-Through Rate for each Mortgage Loan, the Rate Ceiling for such Mortgage Loan will be substituted for the Mortgage Interest Rate for such Mortgage Loan.

Maximum Class X Interest Amount:  For any Distribution Date, the excess, if any, of

(x)        the product of (i) a fraction, the numerator of which is the Aggregate Weighted Average Pass-Through Rate for such Distribution Date and the denominator of which is 12, and (ii) the Aggregate Loan Groups 1-2 Balance for such Distribution Date over

(y)        the product of (i) a fraction, the numerator of which is the Aggregate Weighted Average Certificate Interest Rate for such Distribution Date and the denominator of which is 12, and (ii) the Aggregate Loan Groups 1-2 Balance for such Distribution Date reduced by the aggregate Class Principal Balance of the Class 1X-PPP and Class 2X-PPP Certificates immediately before such Distribution Date.

If for any Distribution Date the sum of the Class 1X-PPP Accrued Interest and the Class 2X-PPP Accrued Interest exceeds the Maximum Class X Interest Amount for such Distribution Date, then each of the Class 1X-PPP Accrued Interest and the Class 2X-PPP Accrued Interest shall equal its pro rata portion of the Maximum Class X Interest Amount (allocated pro rata according to the amount calculated pursuant to the definitions thereof without regard to this paragraph).

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor thereto.

MERS Loan: Any Mortgage Loan registered on the MERS® System for which MERS appears as the mortgagee of record on the related Mortgage or on an assignment thereof.

MERS® System: The system of electronically recording transfers of Mortgages maintained by MERS.

MIN: The Mortgage Identification Number for a MERS Loan.

Minimum Monthly Payment:  For each Mortgage Loan, the scheduled payment of interest or principal and interest on a Mortgage Loan (which payment may be less than the amount of interest accrued on such Mortgage Loan due to the related Monthly Payment Adjustment Terms) (including any amounts due from a Buydown Fund, if any) which is due on the related Due Date for such Mortgage Loan.

MOM Loan: A MERS Loan that was registered on the MERS® System at the time of origination thereof and for which MERS appears as the mortgagee of record on the related Mortgage.

Monthly P&I Advance: An advance of funds by the Servicer pursuant to Section 4.02 to cover delinquent principal and interest installments.

Monthly Payment Adjustment Terms:  As to each Mortgage Loan, the terms for adjusting the amount of the Minimum Monthly Payment on such Mortgage Loan, as set forth in the related Mortgage Note, including the dates on which or the circumstances under which such adjustments become effective and limitations on the amounts of such adjustments.

Moody's:  Moody's Investors Service, Inc., provided that at the applicable time it is a Rating Agency.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note.

Mortgage File: The following documents or instruments with respect to each Mortgage Loan, (X) with respect to each Mortgage Loan that is not a Cooperative Loan:

(i)                  The original Mortgage Note endorsed (A) in blank, without recourse, (B) to the Trustee, without recourse, or (C) to the Trust, without recourse, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Mortgage Loan, the applicable Seller or the Company stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage Note need not be endorsed in blank or to the Trustee or the Trust as provided above, but, if not so endorsed, shall be made payable to, or properly endorsed to, Washington Mutual Bank or Washington Mutual Bank fsb, as applicable;

(ii)                The Buydown Agreement, if applicable;

(iii)               (1)        (x) the original recorded Mortgage with evidence of recording thereon for the jurisdiction in which the Mortgaged Property is located (which original recorded Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan), (y) unless the Mortgage Loan is a MERS Loan, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the Trustee or (C) to the Trust, and (z) unless the Mortgage Loan is a MOM Loan, recorded originals of all intervening assignments evidencing a complete chain of assignment from the originator to the person executing the assignment described in clause (y); or

(2)        (x) a copy (which may be in electronic form) of the Mortgage (which Mortgage, in the case of a MOM Loan, shall set forth the MIN and shall indicate that the Mortgage Loan is a MOM Loan) which represents a true and correct reproduction of the original Mortgage and which has either been certified (i) on the face thereof by the public recording office in the appropriate jurisdiction in which the Mortgaged Property is located, or (ii) by the originator, the applicable Seller, the Servicer or the escrow or title company which provided closing services in connection with such Mortgage Loan as a true and correct copy the original of which has been sent for recordation, (y) unless the Mortgage Loan is a MERS Loan, an original assignment of the Mortgage duly executed and acknowledged in recordable form (A) in blank, (B) to the Trustee or (C) to the Trust, and (z) unless the Mortgage Loan is a MOM Loan, true and correct copies, certified by the applicable county recorder or by the originator, the applicable Seller or the Servicer as described above, of all intervening assignments evidencing a complete chain of assignment from the originator to the person executing the assignment described in clause (y);

provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage File need not include an assignment of the Mortgage executed in blank or to the Trustee or the Trust as provided in clause (X)(iii)(1)(y) or (X)(iii)(2)(y) above, as applicable, but the Mortgage File shall, unless the Mortgage Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include a complete chain of assignments of the related Mortgage from the originator of such Mortgage Loan to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable; and

(iv)              For any Mortgage Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

and (Y) with respect to each Cooperative Loan:

(i)                  The original Mortgage Note endorsed (A) in blank, without recourse, (B) to the Trustee, without recourse, or (C) to the Trust, without recourse, and all intervening endorsements evidencing a complete chain of endorsements from the originator to the endorser last endorsing the Mortgage Note, or, in the event of any Destroyed Mortgage Note, a copy or a duplicate original of the Mortgage Note (or portion thereof, as applicable), together with an original lost note affidavit from the originator of the Cooperative Loan, the applicable Seller or the Company, as applicable, stating that the original Mortgage Note (or portion thereof, as applicable) was lost, misplaced or destroyed, together with a copy of the Mortgage Note (or portion thereof, as applicable); provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage Note need not be endorsed in blank or to the Trustee or the Trust as provided above, but, if not so endorsed, shall be made payable to, or properly endorsed to, Washington Mutual Bank or Washington Mutual Bank fsb, as applicable;

(ii)                A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease;

(iii)               The Cooperative Stock Certificate, together with an undated stock power or other similar instrument executed in blank;

(iv)              The Recognition Agreement;

(v)                The Security Agreement;

(vi)              Copies of the original UCC financing statement, and any continuation statements or amendments thereof, each with evidence of recording thereof, perfecting the security interest granted under the Security Agreement and the Assignment of Proprietary Lease;

(vii)             Copies of the filed UCC assignments or amendments of the UCC financing statements described in clause (vi) above showing an unbroken chain of assignments from the originator to the Trustee or the Trust, each with evidence of recording thereof;

(viii)           Executed assignments of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of assignments from the originator to the Trustee or the Trust; and

(ix)              For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment;

provided, however, that in the event that either (a) Washington Mutual Bank or Washington Mutual Bank fsb is the Seller of the Mortgage Loan or (b) Washington Mutual Mortgage Securities Corp. is the Seller of the Mortgage Loan and purchased the Mortgage Loan from Washington Mutual Bank or Washington Mutual Bank fsb, then the Mortgage File need not include (1) a UCC assignment or amendment of the UCC financing statement referenced in clause (Y)(vi) above to the Trustee or the Trust as provided in clause (Y)(vii) above, but the Mortgage File shall, unless the Cooperative Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include a UCC assignment or amendment of such UCC financing statement to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable, or (2) an assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement to the Trustee or the Trust as provided in clause (Y)(viii) above, but the Mortgage File shall, unless the Cooperative Loan was originated by Washington Mutual Bank or Washington Mutual Bank fsb, include an assignment of such interest to Washington Mutual Bank or Washington Mutual Bank fsb, as applicable.

Mortgage Interest Rate: For any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Mortgage Loan Margin:  For each Mortgage Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule; provided, however, that in the event the applicable Index is replaced, the Mortgage Loan Margin will be increased or decreased pursuant to the related Mortgage Note; provided, further, that for purposes of calculating the Servicing Fee Rate, the Mortgage Loan Margin will not be increased or decreased as described in the immediately preceding proviso.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase and Sale Agreement, dated as of October 25, 2005, among the Company, Washington Mutual Bank and Washington Mutual Bank fsb, as supplemented and amended by the Term Sheet, dated the Closing Date, between the Company and Washington Mutual Bank and relating to the Certificates.

Mortgage Loan Schedule: The schedule or schedules, as amended from time to time, of Mortgage Loans attached hereto as Exhibit D, which shall set forth as to each Mortgage Loan the following, among other things:

(i)                  its loan number,

(ii)                the city, state and zip code of the Mortgaged Property,

(iii)               the Minimum Monthly Payment as of the Cut-Off Date,

(iv)              the Appraised Value of the property subject to the Mortgage,

(v)                the Principal Balance as of the Cut-Off Date,

(vi)              the Mortgage Interest Rate, as of the Cut-Off Date, under the Mortgage Note and the Rate Ceiling and Mortgage Loan Margin under the Mortgage Note, and the Index, the initial Interest Rate Adjustment Date and the Monthly Payment Adjustment Terms applicable to such Mortgage Loan,

(vii)             whether a Primary Insurance Policy is in effect as of the Cut-Off Date, and, if so, whether such Primary Insurance Policy is a Special Primary Insurance Policy,

(viii)           the maturity of the Mortgage Note,

(ix)              the Servicing Fee Rate,

(x)                the applicable term during which a Prepayment Premium, if any, may be imposed on such Mortgage Loan (which shall be shown on a separate schedule), and

(xi)              its Loan Group.

Mortgage Loans: The mortgage loans and cooperative loans (if any), including each Substitute Mortgage Loan, listed on the Mortgage Loan Schedule. With respect to each Mortgage Loan that is a Cooperative Loan, "Mortgage Loan" shall include, but not be limited to, the Mortgage Note and the related Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Stock Certificate and Cooperative Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, "Mortgage Loan" shall include, but not be limited to, the Mortgage Note and the related Mortgage.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool: All of the Mortgage Loans.

Mortgage Pool Assets: (i) The Mortgage Loans (including all Substitute Mortgage Loans) identified on the Mortgage Loan Schedule, and all rights pertaining thereto, including the related Mortgage Notes, Mortgages, Cooperative Stock Certificates, Cooperative Leases, Security Agreements, Assignments of Proprietary Lease, and Recognition Agreements, and all Minimum Monthly Payments due after the Cut-Off Date and all other payments and distributions collected with respect to the Mortgage Loans on or after the Cut-Off Date; (ii) the Certificate Account, the Investment Account, the Yield Maintenance Account, and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iii) the Custodial Accounts for P&I and any Buydown Fund Account (to the extent of the amounts on deposit or other property therein attributable to the Mortgage Loans), and all money, instruments, investment property, and other property credited thereto, carried therein, or deposited therein (except amounts constituting the Servicing Fee); (iv) all property that secured a Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of a Cooperative Loan, a similar form of conversion, after the Cut-Off Date; (v) each FHA insurance policy, Primary Insurance Policy, VA guaranty, and other insurance policy related to any Mortgage Loan, and all amounts paid or payable thereunder and all proceeds thereof; and (vi) the Yield Maintenance Agreement.

Mortgaged Property: With respect to any Mortgage Loan, other than a Cooperative Loan, the real property, together with improvements thereto, and, with respect to any Cooperative Loan, the related Cooperative Stock and Cooperative Lease, securing the indebtedness of the Mortgagor under the related Mortgage Note.  "Mortgaged Property" shall also refer to property which once secured the indebtedness of a Mortgagor under the related Mortgage Loan but which was acquired by the Trust upon foreclosure or other liquidation of such Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization Amount: For any Due Date for any Mortgage Loan, the excess, if any, of (i) the amount of interest accrued on such Mortgage Loan, during the monthly period immediately preceding such Due Date, at the related Mortgage Interest Rate, over (ii) the Minimum Monthly Payment due on such Mortgage Loan on such Due Date.

Net Negative Amortization Amount: For any Distribution Date and any Loan Group, the excess, if any, of (i) the aggregate of Negative Amortization Amounts with respect to the Mortgage Loans in such Loan Group for the Due Date in the calendar month of such Distribution Date over (ii) the sum of (a) Curtailments received during the Prior Period from the Mortgage Loans in such Loan Group and (b) Payoffs received during the applicable Payoff Period from the Mortgage Loans in such Loan Group.

For any Distribution Date and Loan Group 1 or Loan Group 2, (a) the Net Negative Amortization Amount for such Distribution Date and such Loan Group shall be allocated to the (i) Class Z-1 Regular Interest (in the case of Loan Group 1) or (ii) Class Z-2 Regular Interest (in the case of Loan Group 2), in reduction of the Interest Distribution Amount for such Class, and (b) the Class Principal Balance of the Class Z-1 Regular Interest or Class Z-2 Regular Interest, as applicable, shall be increased by such Net Negative Amortization Amount allocated thereto for such Distribution Date.

For any Distribution Date, (a) the Net Negative Amortization Amount for Loan Group 1 and Loan Group 2 for such Distribution Date shall be allocated to the Class II-LT-1 Regular Interest, in reduction of the Interest Distribution Amount for such Class, and (b) the Class II-LT-1 Principal Balance shall be increased by such Net Negative Amortization Amount for such Distribution Date.

For any Distribution Date and each of Loan Group 1 and Loan Group 2, the Net Negative Amortization Amount for such Distribution Date and such Loan Groups shall be allocated among the REMIC III Regular Interests (or Components thereof, as applicable) as follows:

(i)         first, (a) the Net Negative Amortization Amount for Loan Group 1, to the Class 1X-PPP-L Regular Interest in reduction of the Interest Distribution Amount for such Class, until such amount is reduced to zero, and (b) the Net Negative Amortization Amount for Loan Group 2, to the Class 2X-PPP-L Regular Interest in reduction of the Interest Distribution Amount for such Class, until such amount is reduced to zero;

(ii)        second, (a) the Net Negative Amortization Amount for  Loan Group 1 remaining after the allocation pursuant to clause (i)(a) above, to the Class 2X-PPP-L Regular Interest in reduction of the remaining portion of the Interest Distribution Amount for such Class, until such remaining amount is reduced to zero, and (b) the Net Negative Amortization Amount for  Loan Group 2 remaining after the allocation pursuant to clause (i)(b) above, to the Class 1X-PPP-L Regular Interest in reduction of the remaining portion of the Interest Distribution Amount for such Class, until such remaining amount is reduced to zero;

(iii)       third, the Net Negative Amortization Amount for Loan Group 1 remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 1A-L, Class 1A-1B-L and Class B-L Regular Interests and the Class CA Group 1 Components in proportion to the excess, if any, for each such Class or Component of (x) the amount of interest accrued during the No-Delay Accrual Period or Prior Period, as applicable, on the Class Principal Balance or Component Principal Balance for such Class or Component at the applicable Certificate Interest Rate for such Class or Component, over (y) the amount of interest that would have accrued during the No-Delay Accrual Period or Prior Period, as applicable, on the Class Principal Balance or Component Principal Balance for such Class or Component had the Certificate Interest Rate for such Class or Component equaled the Adjusted Cap Rate for such Class or Component and for such Distribution Date (such excess, in the case of each Class of Class B-L Regular Interests, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 1 and the denominator of which is the aggregate Class Principal Balance of the Class B-L Regular Interests), in reduction of the Interest Distribution Amount for each such Class or Component; and

(iv)       fourth, the Net Negative Amortization Amount for Loan Group 2 remaining after the allocations pursuant to clauses (i) and (ii) above, to the Class 2A-L and Class B-L Regular Interests and the Class CA Group 2 Components in proportion to the excess, if any, for each such Class or Component of (x) the amount of interest accrued during the No-Delay Accrual Period or Prior Period, as applicable, on the Class Principal Balance or Component Principal Balance for such Class or Component at the applicable Certificate Interest Rate for such Class or Component, over (y) the amount of interest that would have accrued during the No-Delay Accrual Period or Prior Period, as applicable, on the Class Principal Balance or Component Principal Balance for such Class or Component had the Certificate Interest Rate for such Class or Component equaled the Adjusted Cap Rate for such Class or Component and for such Distribution Date (such excess, in the case of each Class of Class B-L Regular Interests, multiplied by a fraction, the numerator of which is the Subordinate Component Balance for Loan Group 2 and the denominator of which is the aggregate Class Principal Balance of the Class B-L Regular Interests), in reduction of the Interest Distribution Amount for each such Class or Component.

For any Distribution Date, the Class Principal Balance (or Component Principal Balance, as applicable) for each Class of REMIC III Regular Interests (or Component thereof, as applicable) shall be increased by the amount allocated to such Class (or Component) in reduction of the Interest Distribution Amount thereof pursuant to the immediately preceding sentence.

No-Delay Accrual Period:  For any Distribution Date, the period beginning on the 25th day of the month preceding that Distribution Date (or, in the case of the first Distribution Date, on the Closing Date) and ending on the 24th day of the month of that Distribution Date.

Nonrecoverable Advance: With respect to any Mortgage Loan, any advance which the Servicer shall determine to be a Nonrecoverable Advance pursuant to Section 4.03 and which was, or is proposed to be, made by the Servicer.

Non-U.S. Person: A Person that is not a U.S. Person.

Notice Addresses: (a) In the case of the Company, 1301 Second Avenue, WMC 3501A, Seattle, WA 98101, or such other address as may hereafter be furnished to the Trustee in writing by the Company, (b) in the case of the Servicer, 2210 Enterprise Drive, Florence, SC 29501, Attention: Vice President, Investor Reporting, with a copy to: Washington Mutual Legal Department, 1301 Second Avenue, WMC 3501, Seattle, WA 98101, Fax No: (206) 377-6244, Attention: WaMu, and with a copy to Washington Mutual Mortgage Securities Corp., 75 North Fairway Drive, Vernon Hills, Illinois 60061, Attention: Bond Administration, or such other address and fax number as may hereafter be furnished in writing by the Servicer, (c) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (d) in the case of the Delaware Trustee, 300 Delaware Avenue, Suite 714, Wilmington, DE 19801, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the Servicer in writing by the Delaware Trustee, (e) in the case of the Trust, c/o LaSalle Bank National Association, at the Corporate Trust Office, or such other address as may hereafter be furnished to the Servicer in writing by the Trustee, (f) in the case of the Certificate Registrar, at its Corporate Trust Office, or such other address as may hereafter be furnished to the Trustee in writing by the Certificate Registrar, (g) in the case of S&P, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention:  Residential Mortgage Backed Securities Surveillance Group, or such other address as may hereafter be furnished to the Trustee and Servicer in writing by S&P, and (h) in the case of Moody's, 99 Church Street, New York, NY 10007, Attention: Monitoring, or such other address as may hereafter be furnished to the Trustee and Servicer in writing by Moody's.

Officer's Certificate: A certificate signed by the Chairman of the Board, the President, a Vice President, or the Treasurer of the Servicer and delivered to the Trustee or the Delaware Trustee, as applicable.

One-Year MTA:  The twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months.

Opinion of Counsel: A written opinion of counsel, who shall be reasonably acceptable to the Trustee or the Delaware Trustee, as applicable, and who may be counsel (including in-house counsel) for the Company or the Servicer.

Original Trust Agreement: The Trust Agreement, dated as of April 1, 2007, between the Company and the Delaware Trustee, providing for the creation of the Trust.

OTS: The Office of Thrift Supervision, or any successor thereto.

Overcollateralization Amount:  For any Overcollateralized Group for any Distribution Date, the excess, if any, of (a) the aggregate Principal Balance of the Mortgage Loans in such Loan Group over (b) the sum of (i) the sum of the Class Principal Balances (or Component Principal Balances, if applicable) of the Class A-L and Class X-L Regular Interests (or Components thereof, if applicable) related to such Loan Group and (ii) the Subordinate Component Balance for such Loan Group, in each case immediately prior to such Distribution Date.

Overcollateralized Group:  Either of Loan Group 1 or Loan Group 2, if on any Distribution Date such Loan Group is not an Undercollateralized Group and the other of such Loan Groups is an Undercollateralized Group.

Ownership Interest:  With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee.

Pass-Through Entity:  Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: For each Mortgage Loan, the excess, if any, of the Mortgage Interest Rate for such Mortgage Loan over the sum of (i) the Servicing Fee Rate for such Mortgage Loan and (ii) if such Mortgage Loan was covered by a Special Primary Insurance Policy on the Closing Date (even if no longer so covered), the per annum rate at which the applicable Special Primary Insurance Premium for such Mortgage Loan is calculated. For each Mortgage Loan, any calculation of monthly interest at such rate shall be based upon annual interest at such rate (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid Principal Balance of such Mortgage Loan divided by twelve, and any calculation of interest at such rate by reason of a Payoff shall be based upon annual interest at such rate on the outstanding Principal Balance of such Mortgage Loan multiplied by a fraction, the numerator of which is the number of days elapsed from the Due Date of the last scheduled payment of principal and interest to, but not including, the date of such Payoff, and the denominator of which is (a) for Payoffs received on a Due Date, 360, and (b) for all other Payoffs, 365.

Paying Agent: Any paying agent appointed by the Trustee pursuant to Section 8.12.

Payoff: Any payment by or on behalf of a Mortgagor of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment in full.  (Prepayment penalties are not payments of principal and hence Payoffs do not include prepayment penalties.)

Payoff Earnings: For any Distribution Date with respect to each Mortgage Loan on which a Payoff was received by the Servicer during the Payoff Period, the aggregate of the interest earned by the Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

Payoff Interest: For any Distribution Date with respect to a Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Pass-Through Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with aggregate Payoff Earnings and the aggregate Servicing Fee) not required to be distributed as Compensating Interest on such Distribution Date, aggregate Payoff Interest shall be paid to the Servicer as additional servicing compensation.

Payoff Period: For the first Distribution Date, the period from the Cut-Off Date through May 14, 2007, inclusive; and for any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

Percentage Interest:  (a)  With respect to the right of each Certificate of a particular Class in the distributions allocated to such Class, "Percentage Interest" shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Class X and Residual Certificates), its Certificate Principal Balance divided by the applicable Class Principal Balance;

(ii)                with respect to any Class X Certificate, the portion of the related Class Notional Amount evidenced by such Certificate divided by the related Class Notional Amount; and

(iii)               with respect to any Residual Certificate, the percentage set forth on the face of such Certificate.

(b)        With respect to the rights of each Certificate in connection with Sections 5.09, 7.01, 8.01(c), 8.02, 8.07, 10.01 and 10.03, "Percentage Interest" shall mean the percentage equal to:

(i)                  with respect to any Certificate (other than the Class X and Residual Certificates), the product of (x) ninety-eight percent (98%) and (y) its Certificate Principal Balance divided by the Aggregate Certificate Principal Balance of the Certificates (or, with respect to its rights in connection with Section 5.09, by the aggregate Class Principal Balance of the Book-Entry Certificates); provided, however, that the percentage in clause (x) above shall be increased by one percent (1%) upon the retirement of each Class of Class X Certificates;

(ii)                with respect to any Class X Certificate, one percent (1%) of such Certificate's Percentage Interest as calculated by paragraph (a)(ii) of this definition; and

(iii)               with respect to any Residual Certificate, zero.

Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any "electing large partnership" as defined in Section 775(a) of the Code, (vi) any Person from whom the Trustee has not received an affidavit to the effect that it is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Company based upon an Opinion of Counsel that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or organization, whether or not a legal entity.

Plan Investor: With respect to a transfer of a Certificate, an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any person (including an investment manager, a named fiduciary or a trustee of any such plan) acting, directly or indirectly, on behalf of or purchasing such Certificate with "plan assets" of any such plan.

Prepaid Monthly Payment: Any Minimum Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Custodial Account for P&I until the Withdrawal Date following its scheduled Due Date.

Prepayment Premium:  With respect to any Mortgage Loan, any fee or premium required to be paid by the Mortgagor if the Mortgagor voluntarily prepays such Mortgage Loan in full as provided in the related Mortgage Note or Mortgage, except for any such fee or premium required to be paid more than three years after origination thereof.

Primary Insurance Policy: With respect to any Mortgage Loan, a primary policy of mortgage guaranty insurance, if any, on such Mortgage Loan (including any Special Primary Insurance Policy).

Principal Balance: Except as used in Sections 2.08, 3.09 and 9.01 and except for purposes of the definition of Repurchase Price, for any date of determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut‑Off Date, after application of all scheduled principal payments due on or before the Cut‑Off Date, whether or not received (or, in the case of a Substitute Mortgage Loan, its principal balance on its date of substitution, after deduction of all scheduled principal payments due on or before such date, whether or not received), reduced by all amounts distributed or to be distributed to, and any Realized Loss allocated or to be allocated to, Certificateholders through such date of determination that are reported as allocable to principal of such Mortgage Loan, and increased by all Negative Amortization Amounts for such Mortgage Loan for prior Due Dates (other than, if such date of determination occurs earlier in the month than the Distribution Date, any Negative Amortization Amount for such Mortgage Loan for the Due Date in the month of determination).

For purposes of the definition of Repurchase Price and as used in Sections 2.08, 3.09 and 9.01, for any date of determination, the principal balance of a Mortgage Loan remaining to be paid at the close of business on the Cut-Off Date, after deduction of all scheduled principal payments due on or before the Cut-Off Date, whether or not received (or, in the case of a Substitute Mortgage Loan, its principal balance on its date of substitution, after deduction of all scheduled principal payments due on or before such date, whether or not received), reduced by all amounts distributed or to be distributed to Certificateholders (other than the price paid by the Servicer in connection with a purchase by the Servicer of the Mortgage Loans pursuant to Section 9.01) through the Distribution Date in the month of determination that are reported as allocable to principal of such Mortgage Loan, and increased by all Negative Amortization Amounts for such Mortgage Loan for prior Due Dates.

Principal Payment: Any payment of principal on a Mortgage Loan other than a Principal Prepayment.

Principal Payment Amount: For any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) the scheduled principal payments (if any) on the Mortgage Loans due on the related Due Date, (ii) the principal portion of Repurchase Proceeds received during the Prior Period (other than any Repurchase Proceeds included in Subsequent Recoveries for such Distribution Date) and (iii) any other unscheduled payments of principal which were received with respect to any Mortgage Loan during the Prior Period, other than Payoffs, Curtailments, Liquidation Principal and Subsequent Recoveries.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: For any Distribution Date and for any Loan Group, the sum with respect to the Mortgage Loans in such Loan Group of (i) Curtailments received during the Prior Period from such Mortgage Loans and (ii) Payoffs received during the Payoff Period from such Mortgage Loans, such sum reduced (but not to less than zero) by the aggregate of Negative Amortization Amounts with respect to such Mortgage Loans for the Due Date in the calendar month of such Distribution Date.

Principal Transfer Amount:  For any Distribution Date for each Undercollateralized Group, the excess, if any, of (a) the sum of the Class Principal Balances (or Component Principal Balances, if applicable) of the Class A-L and Class X-L Regular Interests (or Components thereof, if applicable) related to such Loan Group over (b) the aggregate Principal Balance of the Mortgage Loans in such Loan Group, in each case immediately prior to such Distribution Date.

Prior Period: With respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.

Prospectus: The Prospectus, dated April 17, 2007, and the Prospectus Supplement, dated April 24, 2007, of the Company.

Rate Ceiling:  The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

Rate Floor: The minimum per annum Mortgage Interest Rate permitted under the related Mortgage Note.

Rating Agency: Initially, each of S&P and Moody's and thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Company, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the applicable Rating Agencies.

Reacquired Mortgage Loan: A Mortgage Loan for which another Mortgage Loan is substituted pursuant to and in accordance with the provisions of Section 2.08.

Realized Loss: For any Distribution Date, with respect to any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prior Period, the sum of (A) the excess, if any, of (i) accrued and unpaid interest on such Mortgage Loan over (ii) the aggregate Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan (the interest portion of such Realized Loss) and (B) the excess, if any, of (i) the sum of (a) the Principal Balance of such Mortgage Loan immediately before such Distribution Date and (b) the aggregate amount of Monthly P&I Advances (other than advances of delinquent interest) and any other advances made hereunder by the Servicer with respect to such Mortgage Loan, to the extent not previously reimbursed, over (ii) the aggregate Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan (the amount in this clause (B)(ii) reduced by the amount in clause (A)(i) above) (the principal portion of such Realized Loss); provided, however, that for purposes of allocating Realized Losses to the REMIC I, REMIC II and REMIC III Regular Interests pursuant to this definition of "Realized Loss," the aggregate principal portion of Realized Losses for any of Loan Group 1 or Loan Group 2 for any Distribution Date shall be reduced by the Cumulative Carry-Forward Subsequent Recoveries Amount for such Distribution Date for such Loan Group. For any Distribution Date, with respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of the Bankruptcy Loss for such Mortgage Loan and such Distribution Date.

Realized Losses on Group 1 and Group 2 Loans shall be allocated to the REMIC I Regular Interests as follows: The interest portion of such Realized Losses, if any, shall be allocated among the Classes of REMIC I Regular Interests related to each such Loan Group pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof (i.e. the "related" Loan Group for the Class Y-1 and Class Z-1 Regular Interests is Loan Group 1 and the "related" Loan Group for the Class Y-2 and Class Z-2 Regular Interests is Loan Group 2). Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Loan Group and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to Loan Group 1 and Loan Group 2 shall be allocated, first, to the Class Y Regular Interest related to the Loan Group to the extent of the applicable Class Y Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the related Class Z Regular Interest in reduction of the Class Principal Balance thereof.

Realized Losses on the Group 1 Loans shall be allocated among the REMIC II Regular Interests as follows:  The interest portion of Realized Losses, if any, shall be allocated among the Class II-LTY1, Class II-LT1, Class II-LT2 and Class II-LT4 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof.  Any interest portion of those Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses and allocated pursuant to the succeeding sentence.  The principal portion of those Realized Losses, if any, shall be allocated (a) first, to the Class II-LTY1 Regular Interest to the same extent that such losses were allocated to the Class Y-1 Regular Interest, respectively, pursuant to the immediately preceding paragraph, (b) second, to the Class II-LT2, Class II-LT3 and Class II-LT4 Regular Interests, pro rata according to the Principal Reduction Amount thereof, to the extent of such Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest, (c) third, to the Class II-LT1 Regular Interest, in reduction of the Class Principal Balance thereof, and (d) fourth, to the Class II-LT2, Class II-LT3 and Class II-LT4 Regular Interests, pro rata according to the Class Principal Balance thereof remaining after the application of clause (b) above, in reduction thereof.

Realized Losses on the Group 2 Loans shall be allocated among the REMIC II Regular Interests as follows:  The interest portion of Realized Losses, if any, shall be allocated among the Class II-LTY2, Class II-LT1, Class II-LT6 and Class II-LT8 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof.  Any interest portion of those Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses and allocated pursuant to the succeeding sentence.  The principal portion of those Realized Losses, if any, shall be allocated (a) first, to the Class II-LTY2 Regular Interest to the same extent that such losses were allocated to the Class Y-2 Regular Interest, respectively, pursuant to the second preceding paragraph, (b) second, to the Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, pro rata according to the Principal Reduction Amount thereof, to the extent of such Principal Reduction Amount in reduction of the Class Principal Balance of such Regular Interest, (c) third, to the Class II-LT1 Regular Interest, in reduction of the Class Principal Balance thereof, and (d) fourth, to the Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, pro rata according to the Class Principal Balance thereof remaining after the application of clause (b) above, in reduction thereof.

Realized Losses on Group 1 and Group 2 Loans shall be allocated among the REMIC III Regular Interests (i) for Realized Losses allocable to principal (a) first, to the Class B-10-L Regular Interest, until the Class B-10-L Principal Balance has been reduced to zero, (b) second, to the Class B-9-L Regular Interest, until the Class B-9-L Principal Balance has been reduced to zero, (c) third, to the Class B-8-L Regular Interest, until the Class B-8-L Principal Balance has been reduced to zero, (d) fourth, to the Class B-7-L Regular Interest, until the Class B-7-L Principal Balance has been reduced to zero, (e) fifth, to the Class B-6-L Regular Interest, until the Class B-6-L Principal Balance has been reduced to zero, (f) sixth, to the Class B-5-L Regular Interest, until the Class B-5-L Principal Balance has been reduced to zero, (g) seventh, to the Class B-4-L Regular Interest, until the Class B-4-L Principal Balance has been reduced to zero, (h) eighth, to the Class B-3-L Regular Interest, until the Class B-3-L Principal Balance has been reduced to zero, (i) ninth, to the Class B-2-L Regular Interest, until the Class B-2-L Principal Balance has been reduced to zero, (j) tenth, to the Class B-1-L Regular Interest, until the Class B-1-L Principal Balance has been reduced to zero, and (k) eleventh, (1) in the case of Realized Losses on Group 1 Loans, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, pro rata according to the Class Principal Balances or Component Principal Balances thereof, as applicable, in reduction thereof; provided, however, that the aggregate of all Realized Losses allocable to principal that would otherwise be allocated to the Class 1A-L and Class 1A-1B-L Regular Interests and the Class CA Group 1 Components pursuant to clause (i) of this paragraph shall instead be allocated as follows:

(A)       first, to the Class CA-1C Group 1 Component, until its Component Principal Balance has been reduced to zero;

(B)       second, to the Class CA-1C Group 2 Component, until its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(2) and (ii)(k)(2) of this paragraph) has been reduced to zero;

(C)       third, to the Class CA-1B Group 1 Component, until its Component Principal Balance has been reduced to zero;

(D)       fourth, to the Class CA-1B Group 2 Component, until its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(2) and (ii)(k)(2) of this paragraph) has been reduced to zero;

(E)       fifth, to the Class 1A-1B-L Regular Interest, until its Class Principal Balance has been reduced to zero; and

(F)       sixth, to the Class 1A-L Regular Interest, until its Class Principal Balance has been reduced to zero;

and (2) in the case of Realized Losses on Group 2 Loans, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, pro rata according to the Class Principal Balances or Component Principal Balances thereof, as applicable, in reduction thereof; provided, however, that the aggregate of all Realized Losses allocable to principal that would otherwise be allocated to the Class 2A-L Regular Interest and the Class CA Group 2 Components pursuant to clause (i) of this paragraph shall instead be allocated as follows:

(A)       first, to the Class CA-1C Group 2 Component, until its Component Principal Balance has been reduced to zero;

(B)       second, to the Class CA-1C Group 1 Component, until its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(1) and (ii)(k)(1) of this paragraph) has been reduced to zero;

(C)       third, to the Class CA-1B Group 2 Component, until its Component Principal Balance has been reduced to zero;

(D)       fourth, to the Class CA-1B Group 1 Component, until its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(1) and (ii)(k)(1) of this paragraph) has been reduced to zero; and

(E)       fifth, to the Class 2A-L Regular Interest, until its Class Principal Balance has been reduced to zero;

 and (ii) for Realized Losses allocable to interest (a) first, to the Class B-10-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-10-L Principal Balance, (b) second, to the Class B-9-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-9-L Principal Balance, (c) third, to the Class B-8-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-8-L Principal Balance, (d) fourth, to the Class B-7-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-7-L Principal Balance, (e) fifth, to the Class B-6-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-6-L Principal Balance, (f) sixth, to the Class B-5-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-5-L Principal Balance, (g) seventh, to the Class B-4-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-4-L Principal Balance, (h) eighth, to the Class B-3-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-3-L Principal Balance, (i) ninth, to the Class B-2-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-2-L Principal Balance, (j) tenth, to the Class B-1-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of the Class B-1-L Principal Balance, and (k) eleventh, (1) in the case of Realized Losses on Group 1 Loans, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, pro rata according to accrued but unpaid interest on such Classes or Components, in reduction thereof, and then to such Classes and Components, pro rata according to the Class Principal Balances or Component Principal Balances thereof, as applicable, in reduction thereof; provided, however, that the aggregate of all Realized Losses allocable to interest that would otherwise be allocated to the Class 1A-L and Class 1A-1B-L Regular Interests and the Class CA Group 1 Components pursuant to clause (ii) of this paragraph shall instead be allocated as follows:

(A)       first, to the Class CA-1C Group 1 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance;

(B)       second, to the Class CA-1C Group 2 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(2) and (ii)(k)(2) of this paragraph);

(C)       third, to the Class CA-1B Group 1 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance;

(D)       fourth, to the Class CA-1B Group 2 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(2) and (ii)(k)(2) of this paragraph);

(E)       fifth, to the Class 1A-1B-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of its Class Principal Balance;

(F)       sixth, to the Class 1A-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of its Class Principal Balance;

and (2) in the case of Realized Losses on Group 2 Loans, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, pro rata according to accrued but unpaid interest on such Classes or Components, in reduction thereof, and then to such Classes and Components, pro rata according to the Class Principal Balances or Component Principal Balances thereof, as applicable, in reduction thereof; provided, however, that the aggregate of all Realized Losses allocable to interest that would otherwise be allocated to the Class 2A-L Regular Interest and the Class CA Group 2 Components pursuant to clause (ii) of this paragraph shall instead be allocated as follows:

(A)       first, to the Class CA-1C Group 2 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance;

(B)       second, to the Class CA-1C Group 1 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(1) and (ii)(k)(1) of this paragraph);

(C)       third, to the Class CA-1B Group 2 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance;

(D)       fourth, to the Class CA-1B Group 1 Component, in reduction of accrued but unpaid interest thereon and then in reduction of its Component Principal Balance (after giving effect to Realized Losses allocable to principal and interest allocated to such Component pursuant to clauses (i)(k)(1) and (ii)(k)(1) of this paragraph); and

(E)       fifth, to the Class 2A-L Regular Interest, in reduction of accrued but unpaid interest thereon and then in reduction of its Class Principal Balance.

On each Distribution Date, after giving effect to the principal distributions and allocations of Realized Losses and Net Negative Amortization Amounts as provided in this Agreement (without regard to this paragraph), if the aggregate Class Principal Balance of all outstanding Classes of REMIC III Regular Interests (plus any Cumulative Carry-Forward Subsequent Recoveries Amount for Loan Group 1 or Loan Group 2 for such Distribution Date) exceeds the aggregate principal balance of the Group 1 and Group 2 Loans remaining to be paid at the close of business on the Cut-Off Date, after deduction of (i) all principal payments due on or before the Cut-Off Date in respect of each such Mortgage Loan whether or not paid, and (ii) all amounts of principal in respect of each such Mortgage Loan that have been received or advanced and included in the REMIC III Available Distribution Amount and all Realized Losses in respect of each such Mortgage Loan that have been allocated to the REMIC III Regular Interests on such Distribution Date or prior Distribution Dates, and after giving effect to all Negative Amortization Amounts in respect of each such Mortgage Loan that have been added to the principal balance of such Mortgage Loan prior to such Distribution Date, then such excess will be deemed a Realized Loss allocable to principal and will be allocated to the most junior Class of Class B-L Regular Interests, in reduction of the Class Principal Balance thereof.

Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

Record Date: The last Business Day of the month immediately preceding the month of the related Distribution Date.

Recording Documents: With respect to each Mortgage Loan, the original recorded Mortgage relating to such Mortgage Loan and any intervening assignment thereof required to be included in the Mortgage File with evidence of recording thereon (or a copy of such original Mortgage or intervening assignment certified by the applicable recording office) (which may be in electronic form).

Reference Banks: As defined in Section 3.19(b).

Regular Interests: (i) With respect to REMIC I, the REMIC I Regular Interests, (ii) with respect to REMIC II, the REMIC II Regular Interests and (iii) with respect to REMIC III, the REMIC III Regular Interests.

Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.

Relief Act Shortfall: For any Distribution Date and any Loan Group, for any Mortgage Loan in such Loan Group with respect to which the Servicemembers Civil Relief Act, as amended, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or any comparable state legislation (collectively, the "Relief Act"), limits the amount of interest payable by the related Mortgagor, an amount equal to one month's interest on such Mortgage Loan at an annual interest rate equal to the excess, if any, of (i) the annual interest rate otherwise payable by the Mortgagor on the related Due Date under the terms of the related Mortgage Note over (ii) the annual interest rate payable by the Mortgagor on the related Due Date by application of the Relief Act.

REMIC: A real estate mortgage investment conduit, as such term is defined in the Code.

REMIC Provisions: Sections 860A through 860G of the Code, and the related Code provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC I: The segregated pool of assets of the Trust consisting of the REMIC I Assets.

REMIC I Assets: The Mortgage Pool Assets, other than (i) the Yield Maintenance Agreement and any proceeds thereof and (ii) the Assigned Prepayment Premiums for Loan Group 1 and Loan Group 2.

REMIC I Available Distribution Amount:  For each of Loan Group 1 and Loan Group 2 and any Distribution Date, the sum of the following amounts with respect to the Mortgage Loans in such Loan Group (together with (x) for Loan Group 1 and the first Distribution Date, the Initial Group 1 Servicing Fee Shortfall Deposit and (y) for Loan Group 2 and the first Distribution Date, the Initial Group 2 Servicing Fee Shortfall Deposit):

(1)        the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed, including Liquidation Proceeds, Insurance Proceeds and scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any, except:

(a)        all scheduled payments of principal and interest collected but due subsequent to such Distribution Date;

(b)        all Curtailments received after the Prior Period;

(c)        all Payoffs received after the Payoff Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period subsequent to the Prior Period), and interest which was accrued and received on Payoffs received during the period from the 1st to the 14th day of the month of such Distribution Date, which interest shall not be included in the calculation of the REMIC I Available Distribution Amount for any Distribution Date;

(d)        Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries received on such Mortgage Loans after the Prior Period;

(e)        all amounts payable to the Servicer in reimbursement for advances made by the Servicer pursuant to this Agreement;

(f)         the Servicing Fee for each such Mortgage Loan, and any Special Primary Insurance Premium payable on such Distribution Date with respect to such Mortgage Loan;

(g)        all prepayment penalties, late charges, nonsufficient funds fees and other fees and charges collected with respect to such Mortgage Loans; and

(h)        Excess Liquidation Proceeds;

(2)        the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the Servicer:

(a)        any Monthly P&I Advance with respect to such Distribution Date relating to such Mortgage Loans; and

(b)        Compensating Interest for such Distribution Date; and

(3)        Repurchase Proceeds received during the Prior Period.

REMIC I Distribution Amount:  For any Distribution Date, the REMIC I Available Distribution Amount for such Distribution Date shall be distributed to the REMIC I Regular Interests and the Class R-1 Residual Interest in the following amounts and priority, to the extent of the REMIC I Available Distribution Amount for such Distribution Date:

(a)        To the extent of the REMIC I Available Distribution Amount for Loan Group 1 (reduced by the amount of any Subsequent Recoveries for such Distribution Date for such Loan Group):

            (i)         first, to the Class Y-1 and Class Z-1 Regular Interests and the Class R‑1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

            (ii)        second, to the Class Y-1 and Class Z-1 Regular Interests and the Class R‑1 Residual Interest, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

            (iii)       third, to the Class R-1 Residual Interest, until the Class Principal Balance thereof has been reduced to zero; and

            (iv)       fourth, to the Class Y-1 and Class Z-1 Regular Interests, the Class Y-1 Principal Distribution Amount and the Class Z-1 Principal Distribution Amount, respectively.

(b)        To the extent of the REMIC I Available Distribution Amount for Loan Group 2 (reduced by the amount of any Subsequent Recoveries for such Distribution Date for such Loan Group):

(i)         first, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the sum of the Interest Distribution Amounts for the such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iii)       third, to the Class Y-2 and Class Z-2 Regular Interests, the Class Y-2 Principal Distribution Amount and the Class Z-2 Principal Distribution Amount, respectively.

(c)        To the extent of the REMIC I Available Distribution Amounts for Loan Group 1 and Loan Group 2 for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a) and (b) of this definition of "REMIC I Distribution Amount":

(i)         first, to each Class of the REMIC I Regular Interests, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class, pro rata according to such amount; provided, however, that any amounts distributed pursuant to this paragraph (c)(i) of this definition of "REMIC I Distribution Amount" shall not cause a further reduction in the Class Principal Balances of any of the REMIC I Regular Interests; and

(ii)        second, to the Class R-1 Residual Interest, the Residual Distribution Amount for the Class R-1 Residual Interest for such Distribution Date.

REMIC I Regular Interests: The Classes of undivided beneficial interests in REMIC I designated as "regular interests" in the table titled "REMIC I Interests" in the Preliminary Statement hereto.

REMIC II: The segregated pool of assets of the Trust consisting of the REMIC II Assets.

REMIC II Assets: The REMIC I Regular Interests.

REMIC II Available Distribution Amount:  For any Distribution Date, the aggregate of all distributions to the REMIC I Regular Interests.

REMIC II Distribution Amount:  For any Distribution Date, the REMIC II Available Distribution Amount for such Distribution Date shall be distributed to the REMIC II Regular Interests and the Class R-2 Residual Interest in the following amounts and priority, to the extent of the REMIC II Available Distribution Amount for such Distribution Date:

(i)         first, to the Class II-LTY1, Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT4, Class II-LT6 and Class II-LT8 Regular Interests, concurrently, the sum of the Interest Distribution Amounts for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class II-LTY1, Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT4, Class II-LT6 and Class II-LT8 Regular Interests, concurrently, the sum of the Interest Distribution Amounts for such Classes for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class II-LTY1, Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, as principal, the REMIC II Principal Distribution Amount, sequentially as follows:

(a)        first, to the Class II-LTY1, Class II-LTY2, Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, the Class II-LTY1 Principal Distribution Amount, the Class II-LTY2 Principal Distribution Amount, the Class II-LT2 Principal Distribution Amount, the Class II-LT3 Principal Distribution Amount, the Class II-LT4 Principal Distribution Amount, the Class II-LT6 Principal Distribution Amount, the Class II-LT7 Principal Distribution Amount and the Class II-LT8 Principal Distribution Amount, respectively;

(b)        second, to the Class II-LT1 Regular Interest, until its Class Principal Balance has been reduced to zero; and

(c)        third, to the Class II-LT2, Class II-LT3, Class II-LT4, Class II-LT6, Class II-LT7 and Class II-LT8 Regular Interests, pro rata according to Class Principal Balance (as reduced by the distributions made pursuant to clause (a) above), until their respective Class Principal Balances have been reduced to zero;

(iv)       fourth, to the REMIC II Regular Interests, pro rata, the remaining portion, if any, of the REMIC II Available Distribution Amount, up to the amount of unreimbursed Realized Losses previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that any amounts distributed pursuant to this paragraph (iv) of this definition of "REMIC II Distribution Amount" shall not cause a reduction in the Class Principal Balances of any of the REMIC II Regular Interests; and

(v)        fifth, to the Class R-2 Residual Interest, the Residual Distribution Amount for the Class R-2 Residual Interest for such Distribution Date.

REMIC II Principal Distribution Amount:  For any Distribution Date, an amount equal to the sum of (a) the Principal Payment Amount for Loan Group 1 and Loan Group 2 for such Distribution Date, (b) the Principal Prepayment Amount for Loan Group 1 and Loan Group 2 for such Distribution Date and (c) the aggregate of Liquidation Principal for all Group 1 and Group 2 Loans which became Liquidated Mortgage Loans during the Prior Period.

REMIC II Regular Interests:  The Classes of undivided beneficial interests in REMIC II designated as "regular interests" in the table titled "REMIC II Interests" in the Preliminary Statement hereto.

REMIC III:  The segregated pool of assets of the Trust consisting of the REMIC III Assets.

REMIC III Assets:  The REMIC II Regular Interests.

REMIC III Available Distribution Amount:  For Loan Group 1, on any Distribution Date, the aggregate of all distributions to the Class Y-1 and Class Z-1 Regular Interests.  For Loan Group 2, on any Distribution Date, the aggregate of all distributions to the Class Y-2 and Class Z-2 Regular Interests.

REMIC III Distribution Amount:  (I) For any Distribution Date prior to the Credit Support Depletion Date, the REMIC III Available Distribution Amount for each Loan Group for such Distribution Date shall be distributed to the REMIC III Regular Interests and the Class R-3 Residual Interest in the following amounts and priority, to the extent of the REMIC III Available Distribution Amount for the applicable Loan Group for such Distribution Date:

(A)       With respect to the Class 1A-L, Class 1A-1B-L, Class CA-1B-L, Class CA-1C-L and Class 1X-PPP-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC III Available Distribution Amount for Loan Group 1 for such Distribution Date:

(i)         first, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iii)       third, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, as principal, the Group 1 Senior Principal Distribution Amount (reduced by $100 for the first Distribution Date), sequentially, as follows:

(a)        first, to the Class 1X-PPP-L Regular Interest, until the Class 1X-PPP-L Principal Balance has been reduced to zero; and

(b)        second, to the Class 1A-L and Class 1A-1B-L Regular Interests and the Class CA Group 1 Components, pro rata according to Class Principal Balance or Component Principal Balance, until such Class Principal Balances or Component Principal Balances have each been reduced to zero;

(B)       With respect to the Class 2A-L, Class CA-1B-L, Class CA-1C-L and Class 2X-PPP-L Regular Interests, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC III Available Distribution Amount for Loan Group 2 for such Distribution Date:

(i)         first, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)        second, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts; and

(iii)       third, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, as principal, the Group 2 Senior Principal Distribution Amount, sequentially, as follows:

(a)        first, to the Class 2X-PPP-L Regular Interest, until the Class 2X-PPP-L Principal Balance has been reduced to zero; and

(b)        second, to the Class 2A-L Regular Interest and the Class CA Group 2 Components, pro rata according to Class Principal Balance or Component Principal Balance, until such Class Principal Balances or Component Principal Balances have each been reduced to zero; and

(C)       With respect to the Class B-L Regular Interests and the Class R-3 Residual Interest, on any Distribution Date prior to the Credit Support Depletion Date, to the extent of the REMIC III Available Distribution Amount for Loan Group 1 and Loan Group 2 for such Distribution Date after payment of the amounts pursuant to paragraphs (I)(A) and (I)(B) of this definition of "REMIC III Distribution Amount":

(i)         first, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(ii)        second, to the Class B-1-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(iii)       third, to the Class B-1-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-1-L Principal Balance has been reduced to zero;

(iv)       fourth, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(v)        fifth, to the Class B-2-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(vi)       sixth, to the Class B-2-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-2-L Principal Balance has been reduced to zero;

(vii)      seventh, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(viii)      eighth, to the Class B-3-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(ix)       ninth, to the Class B-3-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-3-L Principal Balance has been reduced to zero;

(x)        tenth, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xi)       eleventh, to the Class B-4-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xii)      twelfth, to the Class B-4-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-4-L Principal Balance has been reduced to zero;

(xiii)      thirteenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xiv)     fourteenth, to the Class B-5-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xv)      fifteenth, to the Class B-5-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-5-L Principal Balance has been reduced to zero;

(xvi)     sixteenth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xvii)     seventeenth, to the Class B-6-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xviii)    eighteenth, to the Class B-6-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-6-L Principal Balance has been reduced to zero;

(xix)     nineteenth, to the Class B-7-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xx)      twentieth, to the Class B-7-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxi)     twenty-first, to the Class B-7-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-7-L Principal Balance has been reduced to zero;

(xxii)     twenty-second, to the Class B-8-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxiii)    twenty-third, to the Class B-8-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxiv)    twenty-fourth, to the Class B-8-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-8-L Principal Balance has been reduced to zero;

(xxv)    twenty-fifth, to the Class B-9-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxvi)    twenty-sixth, to the Class B-9-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxvii)   twenty-seventh, to the Class B-9-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-9-L Principal Balance has been reduced to zero;

(xxviii)  twenty-eighth, to the Class B-10-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests remaining unpaid from previous Distribution Dates;

(xxix)    twenty-ninth, to the Class B-10-L Regular Interest, the Interest Distribution Amount for such Class of Regular Interests for the current Distribution Date;

(xxx)    thirtieth, to the Class B-10-L Regular Interest, the portion of the Class B Subordinate Principal Distribution Amount allocable to such Class of Regular Interests pursuant to the definition of "Class B Subordinate Principal Distribution Amount," until the Class B-10-L Principal Balance has been reduced to zero;

(xxxi)    [Reserved];

(xxxii)   [Reserved];

(xxxiii) [Reserved];

(xxxiv)  [Reserved];

(xxxv)   [Reserved];

(xxxvi)  [Reserved];

(xxxvii) [Reserved];

(xxxviii) [Reserved];

(xxxix)  [Reserved];

(xl)       [Reserved];

(xli)      [Reserved];

(xlii)      [Reserved];

(xliii)     forty-third, to the Classes of Class B-L Regular Interests in the order of seniority (which, from highest to lowest, shall be as follows: Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L and Class B-10-L) the remaining portion, if any, of the REMIC III Available Distribution Amount for Loan Group 1 and Loan Group 2, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class, if any; provided, however, that any amounts distributed pursuant to this paragraph (I)(C)(xliii) of this definition of "REMIC III Distribution Amount" shall not cause a reduction in the Class Principal Balances of any of the Classes of Class B-L Regular Interests; and

(xliv)     forty-fourth, to the Class R-3 Residual Interest, the Residual Distribution Amount for the Class R-3 Residual Interest for Loan Group 1 and Loan Group 2 for such Distribution Date.

Notwithstanding the foregoing paragraph (I)(C) of this definition of "REMIC III Distribution Amount",

(X)       on any Distribution Date on which both of the following conditions specified in clauses (1) and (2) are met:

(1)        either (i) the sum of the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Principal Balances and the Class CA Group 1 Component Principal Balances has been reduced to zero or (ii) the sum of the Class 2A-L and Class 2X-PPP-L Principal Balances and the Class CA Group 2 Component Principal Balances has been reduced to zero, and

(2)        either (a) the Class B Percentage for such Distribution Date is less than 200% of the Class B Percentage as of the Closing Date or (b) the outstanding principal balance of the Mortgage Loans in any of Loan Group 1 or Loan Group 2 delinquent 60 days or more averaged over the last six months (including Mortgage Loans in foreclosure and Mortgage Loans the Mortgaged Property of which is held by REMIC I and acquired by foreclosure or deed in lieu of foreclosure), as a percentage of the related Subordinate Component Balance, is greater than or equal to 50%, all principal received or advanced with respect to the Mortgage Loans in the Loan Group related to the REMIC III Regular Interests (or Components thereof) described in the applicable subclause of clause (X)(1) above that have been paid in full (less any amount of Net Negative Amortization allocated to such Mortgage Loans) shall be paid as principal to the remaining REMIC III Regular Interests (or Components thereof) described in the other subclause of clause (X)(1) above to the extent of and in reduction of the Class Principal Balances or Component Principal Balances thereof (in the same priority that those REMIC III Regular Interests or Components thereof are entitled to receive other distributions of principal pursuant to paragraph (I)(A)(iii) or (I)(B)(iii) above, as applicable), and

(Y)       if on any Distribution Date either of Loan Group 1 or Loan Group 2 is an Undercollateralized Group and the other Loan Group is an Overcollateralized Group, then the REMIC III Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions pursuant to paragraph (I)(A) or (I)(B) above, as applicable, shall be paid in the following priority: (1) first, such remaining amount, up to the Total Transfer Amount for such Undercollateralized Group, shall be distributed (a) first, to the REMIC III Regular Interests (other than the Class 1X-PPP-L, Class 2X-PPP-L and Class B-L Regular Interests) or Components thereof related to such Undercollateralized Group, in payment of any portion of the Interest Distribution Amounts for such Classes or Components remaining unpaid from such Distribution Date or previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts, and (b) second, to the REMIC III Regular Interests (other than the Class B-L Regular Interests) or Components thereof related to such Undercollateralized Group, as principal (in the same priority that those REMIC III Regular Interests or Components thereof are entitled to receive other distributions of principal pursuant to paragraph (I)(A)(iii) or (I)(B)(iii) above, as applicable), and (2) second, any remaining amount shall be distributed pursuant to paragraph (I)(C) above.

(II)       For any Distribution Date on or after the Credit Support Depletion Date, the REMIC III Available Distribution Amount for each Loan Group for such Distribution Date shall be distributed to the outstanding Classes of REMIC III Regular Interests and the Class R-3 Residual Interest in the following amounts and priority, to the extent of the REMIC III Available Distribution Amount for the applicable Loan Group for such Distribution Date:

(A)       With respect to the Class 1A-L, Class 1A-1B-L, Class CA-1B-L, Class CA-1C-L and Class 1X-PPP-L Regular Interests and the Class R-3 Residual Interest, on any Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC III Available Distribution Amount for Loan Group 1 for such Distribution Date:

(i)         first, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, the amount payable to each such Class or Component on prior Distribution Dates pursuant to clause (I)(A)(ii) or (II)(A)(ii) of this definition of "REMIC III Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(ii)        second, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components, as principal, the Group 1 Senior Principal Distribution Amount, pro rata according to Class Principal Balance or Component Principal Balance, until such Class Principal Balances and Component Principal Balances have each been reduced to zero;

(iv)       fourth, any payments to REMIC III Regular Interests or Components thereof related to Loan Group 2 pursuant to the last paragraph of this definition of "REMIC III Distribution Amount;"

(v)        fifth, to the Class 1A-L, Class 1A-1B-L, Class 1X-PPP-L and Class B-L Regular Interests and the Class CA Group 1 Components, in the order of seniority (which, from highest to lowest, shall be as follows: the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests and the Class CA Group 1 Components of equal seniority, and then Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L of decreasing seniority) the remaining portion, if any, of the REMIC III Available Distribution Amount for Loan Group 1, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class or Component, if any; provided, however, that in the case of Classes or Components of equal seniority, the amount distributable to such Classes or Components shall be allocated among such Classes or Components according to the amount of losses allocated thereto; provided, further, that any amounts distributed pursuant to this paragraph (II)(A)(v) of this definition of "REMIC III Distribution Amount" shall not cause a reduction in the Class Principal Balances or Component Principal Balances of any of the Classes of REMIC III Regular Interests or Components thereof; and

(vi)       sixth, to the Class R-3 Residual Interest, the Residual Distribution Amount for Loan Group 1 for such Distribution Date.

(B)       With respect to the Class 2A-L, Class CA-1B-L, Class CA-1C-L and Class 2X-PPP-L Regular Interests and the Class R-3 Residual Interest, on any Distribution Date on or after the Credit Support Depletion Date, to the extent of the REMIC III Available Distribution Amount for Loan Group 2 for such Distribution Date:

(i)         first, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, the amount payable to each such Class or Component on prior Distribution Dates pursuant to clause (I)(B)(ii) or (II)(B)(ii) of this definition of "REMIC III Distribution Amount," and remaining unpaid, pro rata according to such amount payable to the extent of amounts available;

(ii)        second, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, concurrently, the sum of the Interest Distribution Amounts for such Classes or Components for the current Distribution Date, pro rata according to their respective Interest Distribution Amounts;

(iii)       third, to the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components, as principal, the Group 2 Senior Principal Distribution Amount, pro rata according to Class Principal Balance or Component Principal Balance, until such Class Principal Balances and Component Principal Balances have each been reduced to zero;

(iv)       fourth, any payments to REMIC III Regular Interests or Components thereof related to Loan Group 1 pursuant to the last paragraph of this definition of "REMIC III Distribution Amount;"

(v)        fifth, to the Class 2A-L, Class 2X-PPP-L and Class B-L Regular Interests and the Class CA Group 2 Components, in the order of seniority (which, from highest to lowest, shall be as follows: the Class 2A-L and Class 2X-PPP-L Regular Interests and the Class CA Group 2 Components of equal seniority, and then Class B-1-L, Class B-2-L, Class B-3-L, Class B-4-L, Class B-5-L, Class B-6-L, Class B-7-L, Class B-8-L, Class B-9-L, Class B-10-L, Class B-11-L, Class B-12-L, Class B-13-L and Class B-14-L of decreasing seniority) the remaining portion, if any, of the REMIC III Available Distribution Amount for Loan Group 2, up to the amount of unreimbursed Realized Losses allocable to principal previously allocated or to be allocated on such Distribution Date to such Class or Component, if any; provided, however, that in the case of Classes or Components of equal seniority, the amount distributable to such Classes or Components shall be allocated among such Classes or Components according to the amount of losses allocated thereto; provided, further, that any amounts distributed pursuant to this paragraph (II)(B)(v) of this definition of "REMIC III Distribution Amount" shall not cause a reduction in the Class Principal Balances or Component Principal Balances of any of the Classes of REMIC III Regular Interests or Components thereof; and

(vi)       sixth, to the Class R-3 Residual Interest, the Residual Distribution Amount for Loan Group 2 for such Distribution Date.

If on any Distribution Date either of Loan Group 1 or Loan Group 2 is an Undercollateralized Group and the other of such Loan Groups is an Overcollateralized Group, then the REMIC III Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions pursuant to paragraph (II)(A)(i) through (II)(A)(iii) or paragraph (II)(B)(i) through (II)(B)(iii) above, as applicable, shall be paid in the following priority: (1) first, such remaining amount, up to the Total Transfer Amount for such Undercollateralized Group, shall be distributed (a) first, to the REMIC III Regular Interests (other than the Class 1X-PPP-L, Class 2X-PPP-L and Class B-L Regular Interests) or Components thereof related to such Undercollateralized Group, in payment of any portion of the Interest Distribution Amounts for such Classes or Components remaining unpaid from such Distribution Date or previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts, and (b) second, to the REMIC III Regular Interests (other than the Class B-L Regular Interests) or Components thereof related to such Undercollateralized Group, as principal, pro rata according to Class Principal Balance or Component Principal Balance, and (2) second, any remaining amount shall be distributed pursuant to paragraph (II)(A)(v) through (II)(A)(vi) or paragraph (II)(B)(v) through (II)(B)(vi) above, as applicable.

REMIC III Regular Interests: The Classes of undivided beneficial interests in REMIC III designated as "regular interests" in the table titled "REMIC III Interests" in the Preliminary Statement hereto.

Repurchase Price: With respect to any Mortgage Loan to be repurchased by the Company pursuant to Section 2.08, an amount equal to the sum of (i) the Principal Balance thereof, (ii) one month's interest thereon at the applicable Pass-Through Rate, (iii) any unreimbursed Monthly P&I Advances or advances of reimbursable expenses made by the Servicer with respect to such Mortgage Loan hereunder and (iv) any interest due but unpaid with respect to such Mortgage Loan not covered by a Monthly P&I Advance.

Repurchase Proceeds: Proceeds received by the Trust with respect to any Mortgage Loan that was repurchased or substituted for by the Company pursuant to Section 2.08 or repurchased or substituted for by a Seller pursuant to the Mortgage Loan Purchase Agreement, after deduction of amounts reimbursable under Section 3.05(a)(i) and (ii).

Residual Certificates:  The Class R Certificates.

Residual Distribution Amount:  For any Distribution Date, with respect to the Class R-1 Residual Interest, any portion of the REMIC I Available Distribution Amount for Loan Group 1 and Loan Group 2 remaining after all distributions of the REMIC I Available Distribution Amount pursuant to clauses (a), (b) and (c) (other than the last subclause of clause (c)) of the definition of "REMIC I Distribution Amount".

For any Distribution Date, with respect to the Class R-2 Residual Interest, any portion of the REMIC II Available Distribution Amount remaining after all distributions of the REMIC II Available Distribution Amount pursuant to the definition of "REMIC II Distribution Amount" (other than the distribution pursuant to the last clause thereof).

For any Distribution Date, with respect to the Class R-3 Residual Interest and for Loan Group 1 and Loan Group 2, any portion of the REMIC III Available Distribution Amount for Loan Group 1 and Loan Group 2, respectively, remaining after all distributions of such REMIC III Available Distribution Amount pursuant to clauses (I)(A), (I)(B), (I)(C), (II)(A) and (II)(B), as applicable, of the definition of "REMIC III Distribution Amount" (other than the distributions pursuant to the last subclause of clauses (I)(C), (II)(A) and (II)(B)).

Upon termination of the obligations created by this Agreement and liquidation of REMIC I, REMIC II and REMIC III, the amounts which remain on deposit in the Certificate Account after payment to the Holders of the REMIC III Regular Interests of the amounts set forth in Section 9.01 of this Agreement, and subject to the conditions set forth therein, shall be distributed to the Class R-1, Class R-2 and Class R-3 Residual Interests in accordance with the preceding sentences of this definition as if the date of such distribution were a Distribution Date.

Responsible Officer: When used with respect to the Trustee or the Delaware Trustee, any officer assigned to and working in the Corporate Trust Office (in the case of the Trustee) or its corporate trust office (in the case of the Delaware Trustee) or, in each case, in a similar group and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

ROV Mortgage Loan:  A Mortgage Loan originated by Washington Mutual Bank or an affiliate thereof with respect to which the value set forth on the appraisal has been appealed and, as a result, an internal valuation has been conducted and included in a residential appraisal review contained in the related credit file.

S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., provided that at the applicable time it is a Rating Agency.

Secretary of State: The Secretary of State of the State of Delaware.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

Seller:  For each Mortgage Loan, the seller of such Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement.

Senior Certificates:  The Class A, Class X and Class R Certificates.

Senior Subordinate Certificates:  The Subordinate Certificates other than the Junior Subordinate Certificates.

Servicer:  Washington Mutual Bank, or any successor thereto appointed as provided pursuant to Section 7.02.

Servicer Business Day:  Any day other than a Saturday, a Sunday, or a day on which banking institutions in Seattle, Washington or in any other city in which a corporate office of the Servicer is located are authorized or obligated by law or executive order to be closed.

Servicing Fee: For each Mortgage Loan, the fee payable to the Servicer for servicing and advancing certain amounts with respect to such Mortgage Loan, equal to 1/12 of the product of (i) the Servicing Fee Rate for such Mortgage Loan and (ii) the outstanding Principal Balance of such Mortgage Loan. In addition, the Servicer will be paid, as additional servicing compensation, any prepayment penalty received on a Mortgage Loan that is not a Prepayment Premium, and any late charges, nonsufficient funds fees and other fees and charges collected on the Mortgage Loans.

Servicing Fee Rate: For each Mortgage Loan, the per annum rate set forth for such Mortgage Loan in the Mortgage Loan Schedule.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans or the Certificates, as applicable, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

Special Primary Insurance Policy: Any Primary Insurance Policy covering a Mortgage Loan the premium of which is payable by the Trustee pursuant to Section 4.05(a), if so identified in the Mortgage Loan Schedule. There are no Special Primary Insurance Policies with respect to any of the Mortgage Loans, and all references herein to Special Primary Insurance Policies shall be of no force or effect.

Special Primary Insurance Premium: With respect to any Special Primary Insurance Policy, the monthly premium payable thereunder.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. §3801 et seq., as the same may be amended from time to time.

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the streamlined loan documentation program then in effect of the originator of such Mortgage Loan.

Subordinate Certificates:  The Class B Certificates.

Subordinate Component Balance:  For any of Loan Group 1 and Loan Group 2 for any date of determination, the product of (i) the aggregate Class Principal Balance of the Class B Certificates and (ii) a fraction, (a) the numerator of which is equal to the excess, if any, of (x) the aggregate Principal Balance of the Mortgage Loans in that Loan Group over (y) the sum of the Class Principal Balances (or Component Principal Balances, if applicable) of the Class A and Class X Certificates (or Components thereof, if applicable) related to such Loan Group (and, in the case of Loan Group 1, the Class R Certificates) and (b) the denominator of which is equal to the sum of the amounts described in clause (a) calculated for each Loan Group.

Subordinate Percentage:  The Group 1 Subordinate Percentage or Group 2 Subordinate Percentage, as applicable.

Subordination Level:  On any specified date, with respect to any Class of Class B-L Regular Interests, the percentage obtained by dividing the aggregate Class Principal Balance of such Class and the Classes of Class B-L Regular Interests which are subordinate in right of payment to such Class by the aggregate Class Principal Balance of the REMIC III Regular Interests and the Class R-1 Residual Interest as of such date prior to giving effect to distributions of principal and interest, allocations of Realized Losses and allocations of Net Negative Amortization Amounts on such date.

Subsequent Recoveries: For any Distribution Date and any Loan Group, the sum of (a) amounts received by the Servicer during the Prior Period in connection with the liquidation of defaulted Mortgage Loans in such Loan Group after such Mortgage Loans became Liquidated Mortgage Loans and (b) Repurchase Proceeds received during the Prior Period with respect to Mortgage Loans in such Loan Group, for each such Mortgage Loan referred to in clause (a) or (b) up to the amount of Realized Losses, if any, previously allocated in respect of such Mortgage Loan in reduction of the Class Principal Balance of any Class of Certificates.

Substitute Mortgage Loan: A Mortgage Loan which is substituted for another Mortgage Loan pursuant to and in accordance with the provisions of Section 2.08.

Substitution Price: With respect to all Reacquired Mortgage Loans for which Substitute Mortgage Loans are substituted on a specific date pursuant to Section 2.08, an amount equal to the sum of (i) the excess, if any, of the aggregate Principal Balance of the Reacquired Mortgage Loans over the aggregate Principal Balance of the Substitute Mortgage Loans, in each case, as of the date of substitution, (ii) one month's interest on the excess amount described in clause (i) above at the weighted average Pass-Through Rate for the Reacquired Mortgage Loans, (iii) all unreimbursed Monthly P&I Advances and advances of reimbursable expenses made by the Servicer with respect to such Reacquired Mortgage Loans hereunder and (iv) all interest due but unpaid with respect to such Reacquired Mortgage Loans not covered by a Monthly P&I Advance.

Tax Matters Person: With respect to each of REMIC I, REMIC II and REMIC III, a Holder of a Class R Certificate with a Percentage Interest of at least 0.01% or any Permitted Transferee of such Class R Certificateholder designated as succeeding to the position of Tax Matters Person in a notice to the Trustee signed by authorized representatives of the transferor and transferee of such Class R Certificate, which Tax Matters Person shall be the tax matters person for each REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d). The Servicer is hereby appointed to act as Tax Matters Person so long as it holds a Class R Certificate with a Percentage Interest of at least 0.01%.  In the event that the Servicer ceases to hold a Class R Certificate with the required Percentage Interest, the holder of the Class R Certificate with the largest Percentage Interest shall be Tax Matters Person, and such Tax Matters Person shall be deemed to have appointed the Servicer to act as agent for the Tax Matters Person, to perform the functions of such Tax Matters Person as provided herein. If the Tax Matters Person becomes a Disqualified Organization, the last preceding Holder, that is not a Disqualified Organization, of the Class R Certificate held by the Disqualified Organization shall be Tax Matters Person pursuant to and as permitted by Section 5.01(c). If any Person is appointed as tax matters person by the Internal Revenue Service pursuant to the Code, such Person shall be Tax Matters Person.

Termination Date: The date upon which final payment of the Certificates will be made pursuant to the procedures set forth in Section 9.01(b).

Termination Payment: The final payment delivered to the Certificateholders on the Termination Date pursuant to the procedures set forth in Section 9.01(b).

Total Transfer Amount:  For any Distribution Date and for any Undercollateralized Group, an amount equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for such Undercollateralized Group.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Rate:  For any Distribution Date, the UC Rate for any Loan Group that is an Undercollateralized Group.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Transferee Affidavit and Agreement: An affidavit and agreement in the form attached hereto as Exhibit J.

Trust: WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust, a Delaware statutory trust, created pursuant to the Original Trust Agreement.

Trustee: LaSalle Bank National Association, not in its individual capacity but solely as trustee, or its successor-in-interest as provided in Section 8.09, or any successor trustee appointed as herein provided.

UC Rate:  For any Undercollateralized Group and any Distribution Date, the weighted average of the annual Certificate Interest Rates on the Class A Certificates (or Components thereof, as applicable) related to such Loan Group (weighted according to Class Principal Balance or Component Principal Balance, as applicable).

Uncollected Interest: With respect to any Distribution Date for any Mortgage Loan on which a Payoff was made by a Mortgagor during the related Payoff Period, except for Payoffs received during the period from the first through the 14th day of the month of such Distribution Date, an amount equal to one month's interest at the applicable Pass-Through Rate on such Mortgage Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Uncompensated Interest Shortfall: With respect to a Loan Group, for any Distribution Date, the excess, if any, of (a) the sum of (i) the aggregate Relief Act Shortfall for such Distribution Date with respect to the Mortgage Loans in such Loan Group, (ii) aggregate Curtailment Shortfall for such Distribution Date with respect to the Mortgage Loans in such Loan Group and (iii) the aggregate Uncollected Interest for such Distribution Date with respect to the Mortgage Loans in such Loan Group over (b) Compensating Interest for such Distribution Date for such Loan Group.

Uncompensated Interest Shortfall shall be allocated to the REMIC III Regular Interests as follows:

(a)        Uncompensated Interest Shortfall for Loan Group 1 shall be allocated to the Class 1A-L, Class 1A-1B-L and Class 1X-PPP-L Regular Interests, the Class CA Group 1 Components and the portions of the Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 1 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or Component or portion thereof during the immediately preceding accrual period, in reduction thereof.

(b)        Uncompensated Interest Shortfall for Loan Group 2 shall be allocated to the Class 2A-L and Class 2X-PPP-L Regular Interests, the Class CA Group 2 Components and the portions of the Class B-L Regular Interests that derive their Interest Distribution Amounts from the Group 2 Loans, pro rata according to the amount of interest accrued but unpaid on each such Class or Component or portion thereof during the immediately preceding accrual period, in reduction thereof.

Uncompensated Interest Shortfall shall be allocated to the REMIC I Regular Interests as follows:

(a)        Uncompensated Interest Shortfall for Loan Group 1 shall be allocated to the Class Y-1 and Class Z-1 Regular Interests, pro rata according to the amount of interest accrued but unpaid on each such Class during the immediately preceding accrual period, in reduction thereof.

(b)        Uncompensated Interest Shortfall for Loan Group 2 shall be allocated to the Class Y-2 and Class Z-2 Regular Interests, pro rata according to the amount of interest accrued but unpaid on each such Class during the immediately preceding accrual period, in reduction thereof.

Uncompensated Interest Shortfall for Loan Group 1 and Loan Group 2 shall be allocated to the Class II-LTY1, Class II-LTY2, Class II-LT1, Class II-LT2, Class II-LT4, Class II-LT6 and Class II-LT8 Regular Interests, pro rata according to the amount of interest accrued but unpaid on each such Class during the immediately preceding accrual period, in reduction thereof.

Undercollateralized Group: For any Distribution Date, Loan Group 1, if immediately prior to such Distribution Date the sum of the aggregate Class Principal Balance of the Class 1A, Class 1A-1B, Class 1X-PPP and Residual Certificates and the aggregate Component Principal Balance of the Class CA Group 1 Components is greater than the aggregate Principal Balance of the Group 1 Loans; and for any Distribution Date, Loan Group 2, if immediately prior to such Distribution Date the sum of the aggregate Class Principal Balance of the Class 2A and Class 2X-PPP Certificates and the aggregate Component Principal Balance of the Class CA Group 2 Components is greater than the aggregate Principal Balance of the Group 2 Loans.

Underwriter: WaMu Capital Corp.

Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.07.

U.S. Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

Withdrawal Date: Any day during the period commencing on the 18th day of the month of the related Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day) and ending on the last Business Day prior to the 21st day of the month of such Distribution Date. The "related Due Date" for any Withdrawal Date is the Due Date immediately preceding the related Distribution Date.

Yield Maintenance Account:  The separate trust account maintained and held by the Trustee pursuant to Section 3.16, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class CA-1B and Class CA-1C Certificateholders, and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 3.16.

Yield Maintenance Agreement:  The transactions evidenced by the novation agreement, together with the related confirmation, each dated as of April 26, 2007, and any other related documents thereto, between the Cap Counterparty and the Trustee on behalf of the Trust.

Yield Maintenance Available Payment Amount:  For any Distribution Date from and including the Distribution Date in June 2007 to and including the Final Yield Maintenance Payment Date, the lesser of (a) the amounts received by the Trustee pursuant to the Yield Maintenance Agreement for such Distribution Date and deposited by the Trustee into the Yield Maintenance Account in accordance with Section 3.16 hereto and (b) a ratio, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360 of the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 10.26%, over (y) the related Cap Strike Rate and (ii) the lesser of (a) the aggregate Class Principal Balance of the Class CA-1B and Class CA-1C Certificates immediately prior to such Distribution Date and (b) the related Yield Maintenance Notional Balance for such Distribution Date.

Yield Maintenance Notional Balance:  For any Distribution Date from and including the Distribution Date in June 2007 to and including the Final Yield Maintenance Payment Date, the corresponding amount listed for such Distribution Date in Schedule 1 of the Prospectus for the Yield Maintenance Agreement.  After the Final Yield Maintenance Payment Date, the Yield Maintenance Notional Balance will be equal to zero and the Yield Maintenance Agreement will be terminated.

Yield Maintenance Payment:  For any Class of Class CA-1B and Class CA-1C Certificates and for any Distribution Date from and including the Distribution Date in June 2007 to and including the Final Yield Maintenance Payment Date, the lesser of (a) the Carryover Shortfall Amount for such Class for such Distribution Date and (b) such Class' pro rata share of the Yield Maintenance Available Payment Amount for such Distribution Date (such pro rata share calculated based on an allocation of such Yield Maintenance Available Payment Amount among the Class CA-1B and Class CA-1C Certificates pro rata according to Carryover Shortfall Amount).

ARTICLE II

Creation of the Trust; Conveyance of the Mortgage Pool Assets, REMIC I Regular Interests, REMIC II Regular Interests and REMIC III Regular Interests; REMIC Election and Designations; Original Issuance of Certificates

Section 2.01.        Creation of the Trust.  The Trust was created pursuant to the Original Trust Agreement and is hereby continued. As set forth in the Original Trust Agreement, the Trust shall be known as "WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust". The purpose of the Trust is, and the Trust shall have the power and authority, to engage in the following activities, all as provided by and subject to the terms of this Agreement:

(i)         to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and/or transfer the Mortgage Pool Assets, the REMIC II Assets, the REMIC III Assets, the REMIC III Regular Interests and the Yield Maintenance Agreement;

(ii)        to issue the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests, the Class R-1, Class R-2 and Class R-3 Residual Interests and the Certificates;

(iii)       to make distributions to the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Certificates; and

(iv)       to engage in such other activities, including entering into agreements, as are described in or required by the terms of this Agreement or as are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

LaSalle Bank National Association is hereby appointed as the trustee of the Trust, to have all the rights, duties and obligations of the Trustee with respect to the Trust expressly set forth hereunder, and LaSalle Bank National Association hereby accepts such appointment and the trust created hereby.  Christiana Bank & Trust Company is hereby appointed as the Delaware trustee of the Trust, to have all the rights, duties and obligations of the Delaware Trustee with respect to the Trust hereunder, and Christiana Bank & Trust Company hereby accepts such appointment and the trust created hereby.  It is the intention of the Company, the Servicer, the Trustee and the Delaware Trustee that the Trust constitute a statutory trust under the Statutory Trust Statute, that this Agreement constitute the governing instrument of the Trust, and that this Agreement amend and restate the Original Trust Agreement.  The parties hereto acknowledge and agree that, prior to the execution and delivery hereof, the Delaware Trustee has filed the Certificate of Trust.

The assets of the Trust shall remain in the custody of the Trustee or the Custodian, on behalf of the Trust, and shall be owned by the Trust.  Moneys to the credit of the Trust shall be held by the Trustee and invested as provided herein.  All assets received and held by the Trust will not be subject to any right, charge, security interest, lien or claim of any kind in favor of either of the institution acting as Trustee or the institution acting as Delaware Trustee in its own right, or any Person claiming through either.  Neither the Trustee nor the Delaware Trustee shall have the power or authority to transfer, assign, hypothecate, pledge or otherwise dispose of any of the assets of the Trust to any Person, except as permitted herein.  No creditor of a beneficiary of the Trust, of the Trustee, of the Delaware Trustee, of the Servicer or of the Company shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust, except in accordance with the terms of this Agreement.

On the Closing Date, the Company shall deposit in the Certificate Account (i) the amount of $249,987.36 (the "Initial Group 1 Servicing Fee Shortfall Deposit") and $39,899.85 (the "Initial Group 2 Servicing Fee Shortfall Deposit"), representing the sum, with respect to each Mortgage Loan in Loan Group 1 and Loan Group 2, respectively, of the excess, if any, of the first month's Servicing Fee for such Mortgage Loan over the first month's interest accrued on such Mortgage Loan, and (ii) the amount of $7,006,520.83 (the "Initial Interest Shortfall Deposit"), representing the excess of the aggregate Carryover Shortfall Amounts for the Certificates over the aggregate Carryover Shortfall Payments for the Certificates for the first Distribution Date.

Section 2.02.        Restrictions on Activities of the Trust. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall not, and none of the Trustee, the Delaware Trustee, the Company or the Servicer shall knowingly cause the Trust to, do any of the following:

(i)         engage in any business or activity other than those set forth in Section 2.01;

(ii)        incur or assume any indebtedness except for such indebtedness that may be incurred by the Trust in connection with the execution or performance of this Agreement or any other agreement contemplated hereby;

(iii)       guarantee or otherwise assume liability for the debts of any other party;

(iv)       do any act in contravention of this Agreement or any other agreement contemplated hereby to which the Trust is a party;

(v)        do any act which would make it impossible to carry on the ordinary business of the Trust;

(vi)       confess a judgment against the Trust;

(vii)      possess or assign the assets of the Trust for other than a Trust purpose;

(viii)      cause the Trust to lend any funds to any entity, except as contemplated by this Agreement; or

(ix)       change the purposes and powers of the Trust from those set forth in this Agreement.

Section 2.03.        Separateness Requirements. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Trust, so long as any Certificates are outstanding, the Trust shall perform the following:

(i)         except as expressly permitted by this Agreement or the Custodial Agreement, maintain its books, records, bank accounts and files separate from those of any other Person;

(ii)        except as expressly permitted by this Agreement, maintain its assets in its own separate name and in such a manner that it is not costly or difficult to segregate, identify, or ascertain such assets;

(iii)       consider the interests of the Trust's creditors in connection with its actions;

(iv)       hold itself out to creditors and the public as a legal entity separate and distinct from any other Person and correct any known misunderstanding regarding its separate identity and refrain from engaging in any activity that compromises the separate legal identity of the Trust;

(v)        prepare and maintain separate records, accounts and financial statements in accordance with generally accepted accounting principles, consistently applied, and susceptible to audit.  To the extent it is included in consolidated financial statements or consolidated tax returns, such financial statements and tax returns will reflect the separateness of the respective entities and indicate that the assets of the Trust will not be available to satisfy the debts of any other Person;

(vi)       allocate and charge fairly and reasonably any overhead shared with any other Person;

(vii)      transact all business with affiliates on an arm's-length basis and pursuant to written, enforceable agreements;

(viii)      conduct business solely in the name of the Trust.  In that regard all written and oral communications of the Trust, including, without limitation, letters, invoices, purchase orders and contracts, shall be made solely in the name of the Trust;

(ix)       maintain a separate office through which its business shall be conducted, provided that such office may be an office of the Trustee, which office shall not be shared with the Company or any affiliates of the Company;

(x)        in the event that services have been or are in the future performed or paid by any Person on behalf of the Trust (other than the Trustee, the Delaware Trustee, the Servicer or the Tax Matters Person as permitted herein), reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person.  Accordingly, (i) the Trust shall reimburse such Person, as applicable, for the commercially reasonable value of such services or expenses provided or incurred by such Person; (ii) to the extent invoices for such services are not allocated and separately billed to the Trust, the amount thereof that was or is to be allocated and separately billed to the Trust was or will be reasonably related to the services provided to the Trust; and (iii) any other allocation of direct, indirect or overhead expenses for items shared between the Trust and any other Person, was or will be, to the extent practicable, allocated on the basis of actual use or value of services rendered or otherwise on a basis reasonably related to actual use or the value of services rendered;

(xi)       except as expressly permitted by this Agreement, not commingle its assets or funds with those of any other Person;

(xii)      except as expressly permitted by this Agreement, not assume, guarantee, or pay the debts or obligations of any other Person;

(xiii)      except as expressly permitted by this Agreement, not pledge its assets for the benefit of any other Person;

(xiv)     not hold out its credit or assets as being available to satisfy the obligations of others;

(xv)      pay its liabilities only out of its funds;

(xvi)     pay the salaries of its own employees, if any; and

(xvii)     cause the agents and other representatives of the Trust, if any, to act at all times with respect to the Trust consistently and in furtherance of the foregoing.

None of the Trustee, the Delaware Trustee, the Company or the Servicer shall take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.  Neither the Company nor the Servicer shall direct the Trustee or the Delaware Trustee to take any action that is inconsistent with the purposes of the Trust or Section 2.02 or Section 2.03.

Section 2.04.        Conveyance of Mortgage Pool Assets; Security Interest.

The Company does hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the Mortgage Pool Assets. The Trust, as payment of the purchase price of the Mortgage Pool Assets and in consideration of the Company making the Initial Group 1 Servicing Fee Shortfall Deposit, the Initial Group 2 Servicing Fee Shortfall Deposit and the Initial Interest Shortfall Deposit pursuant to Section 2.01, shall, on the Closing Date, issue the REMIC I Regular Interests and the Class R-1 Residual Interest to the Company. The REMIC I Regular Interests and the Class R-1 Residual Interest shall together be a separate series of beneficial interests in the assets of the Trust consisting of the Mortgage Pool Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

It is the express intent of the parties hereto that the conveyance of the Mortgage Pool Assets to the Trust by the Company as provided in this Section 2.04 be, and be construed as, an absolute sale of the Mortgage Pool Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the Mortgage Pool Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the Mortgage Pool Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Pool Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.04 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The Mortgage Pool Assets;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company, the Servicer and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the Mortgage Pool Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.05.        Delivery of Mortgage Files.

On the Closing Date, the Company shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Initial Custodian the Mortgage Files, which shall at all times be identified in the records of the Trustee or the Initial Custodian, as applicable, as being held by or on behalf of the Trust.

Concurrently with the execution and delivery hereof, the Company shall cause to be filed with respect to each Cooperative Loan the UCC assignment or amendment referred to in clause (Y)(vii) of the definition of "Mortgage File."  In connection with its servicing of Cooperative Loans, the Servicer shall use its best efforts to file timely continuation statements, if necessary, with regard to each financing statement relating to a Cooperative Loan.

The Trustee is authorized, with the Servicer's consent, to appoint on behalf of the Trust any bank or trust company approved by each of the Company and the Servicer as Custodian of the documents or instruments referred to in this Section 2.05 or in Section 2.12, and to enter into a Custodial Agreement for such purpose; provided, however, that the Trustee shall be and remain liable for the acts and omissions of any such Custodian to the extent (and only to the extent) that it would have been liable for such acts and omissions hereunder had such acts and omissions been its own acts and omissions.  Any documents delivered by the Company or the Servicer to the Custodian, if any, shall be deemed to have been delivered to the Trustee for all purposes hereunder; and any documents held by the Custodian, if any, shall be deemed to be held by the Trustee for all purposes hereunder. There shall be a written Custodial Agreement between the Trustee and each Custodian. Each Custodial Agreement shall contain an acknowledgment by the Custodian that all Mortgage Pool Assets, Mortgage Files, and other documents and property held by it at any time are held by it for the benefit of the Trust. Pursuant to the Initial Custodial Agreement, the Initial Custodian shall perform responsibilities of the Trustee on the Trustee's behalf with respect to the delivery, receipt, examination, custody and release of the Mortgage Files related to the Mortgage Loans identified in the Initial Custodial Agreement, as provided therein. The Trustee shall not have any responsibility for the acts or omissions of the Initial Custodian; provided, however, that nothing herein shall relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its willful misconduct. Each Custodial Agreement shall, if such reports are required to be filed with the Commission as an exhibit to a Report on Form 10-K, require the Custodian (i) if determined by the Servicer to be a party participating in the servicing function within the meaning of Item 1122 of Regulation AB, to deliver to the Servicer the report on assessment of compliance with applicable servicing criteria and the accounting firm's attestation report described in Section 3.13(c) and (ii) if determined by the Servicer to meet the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, to deliver to the Servicer the statement of compliance described in Section 3.13(e).

On or promptly after the Closing Date, the Servicer shall cause the MERS® System to indicate that each MERS Loan, if any, has been assigned to the Trustee or to the Trust, by including in the MERS® System computer files (a) the code necessary to identify the Trustee and (b) the code necessary to identify the series of the Certificates issued in connection with such Mortgage Loans.  The Servicer shall not alter the codes referenced in this paragraph with respect to any MERS Loan during the term of this Agreement except in connection with an assignment of such MERS Loan or de-registration thereof from the MERS® System in accordance with the terms of this Agreement.

Section 2.06.        REMIC Election for REMIC I.

The Servicer shall, on behalf of REMIC I, elect to treat such REMIC I as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC I for its first taxable year.

The Closing Date is hereby designated as the "startup day" of REMIC I within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC I are hereby designated as "regular interests" in REMIC I for purposes of Section 860G(a)(1) of the Code. The Class R-1 Residual Interest is hereby designated as the sole class of "residual interest" in REMIC I for purposes of Section 860G(a)(2) of the Code.

The parties intend that the affairs of REMIC I shall constitute, and that the affairs of REMIC I shall be conducted so as to qualify REMIC I as a REMIC. In furtherance of such intention, the Servicer shall, on behalf of REMIC I: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year and using an accrual method of accounting for such REMIC when and as required by the REMIC Provisions and other applicable federal income tax laws; (b) make an election, on behalf of the trust, for REMIC I to be treated as a REMIC on the federal tax return of such REMIC I for its first taxable year, in accordance with the REMIC Provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC I Regular Interests and the Class R-1 Residual Interest and the Trustee, all information reports as and when required to be provided to them in accordance with the REMIC Provisions, and make available the information necessary for the application of Section 860E(e) of the Code; (d) conduct the affairs of REMIC I at all times that any REMIC I Regular Interests are outstanding so as to maintain the status of REMIC I as a REMIC under the REMIC Provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC I; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC I when and as the same shall be due and payable (but such obligation shall not prevent the Servicer from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

The Company and the Trustee shall promptly provide the Servicer with such information in the possession of the Company or the Trustee, respectively, as the Servicer may from time to time request for the purpose of enabling the Servicer to prepare or cause the preparation of tax returns.  If so requested by the Servicer, the Trustee shall sign tax returns on behalf of the REMIC.

In the event that a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the startup day, would have prevented such Mortgage Loan from being a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, and the Seller does not repurchase such Mortgage Loan within 90 days of such date pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, the Servicer, on behalf of the Trust, shall within 90 days of the date such defect is discovered sell such Mortgage Loan at such price as the Servicer, in its sole discretion, determines to be the greatest price that will result in the purchase thereof within 90 days of such date, unless the Servicer delivers to the Trustee an Opinion of Counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of the electing portion of REMIC I as a REMIC for federal income tax purposes.

In the event that the Servicer has paid any federal prohibited transaction penalty taxes imposed on REMIC I pursuant to clause (f) of the third preceding paragraph, the Trustee on behalf of the Trust shall (unless the Servicer's failure to exercise reasonable care was the primary cause of the imposition of such taxes) reimburse the Servicer or its agent, upon the written request of the Servicer, for such payment from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date.  In the event that any federal prohibited transaction penalty taxes are imposed on REMIC I and not paid by the Servicer pursuant to clause (f) of the third preceding paragraph, the Trustee on behalf of the Trust shall pay such taxes from amounts on deposit in the Certificate Account in reduction of the REMIC I Available Distribution Amount for the applicable Distribution Date. The amount so reimbursed or paid pursuant to either of the immediately preceding two sentences shall be allocated as a loss to the Class R-1 Residual Interest, in reduction of the Class Principal Balance thereof.

Neither the Trustee nor the Tax Matters Person shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC I.

Section 2.07.        Acceptance by Trustee. The Trustee acknowledges receipt (or with respect to any Mortgage Loan subject to a Custodial Agreement, including the Initial Custodial Agreement, receipt by the Custodian thereunder) on behalf of the Trust of the documents referred to in Section 2.05 above, but without having made the review required to be made within 45 days pursuant to this Section 2.07. The Trustee acknowledges that all Mortgage Pool Assets, Mortgage Files and related documents and property held by it at any time are held by it as Trustee of the Trust for the benefit of the holders of the Certificates. The Trustee shall review (or cause the Initial Custodian to review) each Mortgage File within 45 days after the Closing Date and deliver to the Company a certification (or cause the Initial Custodian to deliver to the Company and the Trustee a certification, which satisfies the applicable requirements of this Agreement; provided, however, that with respect to the Initial Custodian, Exhibit B-2 to the Initial Custodial Agreement is deemed to satisfy the applicable requirements of this Agreement) in the form attached as Exhibit M hereto, to the effect that, except as noted, all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of "Mortgage File," known by the Trustee to be required) pursuant to the definition of "Mortgage File" and Section 2.05 have been executed and received, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document, and on the purported genuineness of any signature thereon. The Trustee shall not be required to make any independent examination of any documents contained in each Mortgage File beyond the review specifically required herein. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan.

If the Trustee finds any document or documents required to be included in the Mortgage File for a Mortgage Loan pursuant to the definition of "Mortgage File" not to have been executed and received, the Trustee shall promptly so notify the Servicer. An exception report delivered by the Custodian to the Servicer pursuant to the Custodial Agreement shall be deemed to constitute such notice. Upon notice from the Trustee or the Custodian that any document required to be included in the Mortgage File for a Mortgage Loan has not been executed and received, the Servicer shall promptly notify the applicable Seller of such defect and take appropriate steps on behalf of the Trust to enforce such Seller's obligation, pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, to correct or cure such defect or repurchase or substitute for such Mortgage Loan, in accordance with and subject to the time limitations set forth in such Section 2.4; provided, however, that the Servicer shall not require or permit a Seller to repurchase a Mortgage Loan pursuant to such Section 2.4 of the Mortgage Loan Purchase Agreement more than two years after the Closing Date unless (a) such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), (b) such Mortgage Loan is in default, or default is in the judgment of the Servicer reasonably imminent, or (c) the Servicer, at the expense of the Seller, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the repurchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code; provided, further, that in the event that such defect consists solely of the failure of the applicable Seller to deliver any Recording Document with respect to such Mortgage Loan, due to a delay on the part of the recording office, then the Servicer shall instead notify the applicable Seller of such defect and take appropriate steps on behalf of the Trust to enforce such Seller's obligation, pursuant to Section 2.3 of the Mortgage Loan Purchase Agreement, to comply with the procedure described in such Section 2.3.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25%, then the Trustee shall), give the notification to such Seller and, if applicable, require the repurchase or substitution by such Seller provided for in the immediately preceding paragraph, in the event that any document required to be included in the Mortgage File for a Mortgage Loan sold by such Seller has not been executed and received.

In connection with the enforcement of a Seller's repurchase or substitution obligation pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, the Servicer and the Trustee shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.08.        Representation and Warranty of the Company Concerning the Mortgage Loans. The Company hereby represents and warrants to the Trust that, immediately upon the sale, transfer and assignment contemplated by Section 2.04, the Trust shall have good title to, and will be the sole legal owner of, each Mortgage Loan, free and clear of any encumbrance or lien, other than (i) any lien arising before the Company's purchase of the Mortgage Loan from the Seller and (ii) any lien arising under this Agreement.

The representation and warranty set forth in this Section 2.08 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian, as the case may be, and shall continue throughout the term of this Agreement. Upon discovery by any of the Company, the Servicer or the Trustee of a breach of the foregoing representation and warranty which materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the others. Within 90 days of its discovery or its receipt of notice of breach, the Company shall repurchase or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof by the Trust, unless it has cured such breach in all material respects. Any such substitution shall be made within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)). Any such repurchase shall be made at the Repurchase Price; provided, however, that no Mortgage Loan shall be repurchased pursuant to this Section 2.08 unless (a) the Mortgage Loan to be repurchased is in default, or default is in the judgment of the Servicer reasonably imminent, or (b) the Servicer, at the expense of the Company, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the repurchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code. If such breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence, the repurchase or substitution must occur within the sooner of (i) 90 days from the date the defect was discovered or (ii) in the case of substitution, two years from the Closing Date.

Any number of Substitute Mortgage Loans may be substituted for any number of Reacquired Mortgage Loans, subject to the limitations described in the next sentence. With respect to the Mortgage Loans substituted on any date, (i) the aggregate Principal Balance of the Substitute Mortgage Loans shall not exceed the aggregate Principal Balance of the Reacquired Mortgage Loans, (ii) each Substitute Mortgage Loan shall mature not more than one year later than, and not more than two years before, the weighted average date of maturity of the Reacquired Mortgage Loans; provided, that the cumulative effect of all substitutions shall not cause the weighted average life (at the pricing speed) of any Class of Certificates to increase by more than the lesser of (x) five years or (y) 50% of its original weighted average life (at the pricing speed), (iii) the weighted average Current Loan-to-Value Ratio of the Substitute Mortgage Loans shall be equal to or less than the weighted average Current Loan-to-Value Ratio of the Reacquired Mortgage Loans; provided, that no Substitute Mortgage Loan shall have a Current Loan-to-Value Ratio greater than 100%; (iv) each Substitute Mortgage Loan shall have a Mortgage Interest Rate on the date of substitution equal to or no more than 1 percentage point greater than the weighted average Mortgage Interest Rate of the Reacquired Mortgage Loans and (v) each Substitute Mortgage Loan shall (1) have an initial Interest Rate Adjustment Date occurring on approximately the same date as, but not earlier than, the weighted average initial Interest Rate Adjustment Date of the Reacquired Mortgage Loans and interest rate adjustments monthly thereafter, (2) have a Margin, Rate Floor and Rate Ceiling equal to or greater than the weighted average Margin, Rate Floor and Rate Ceiling of the Reacquired Mortgage Loans, (3) have the same terms (other than the terms referenced in clauses (1) and (2) above) for adjusting the Mortgage Interest Rate as the Reacquired Mortgage Loans and (4) have the same Monthly Payment Adjustment Terms as the Reacquired Mortgage Loans. In addition, a Substitute Mortgage Loan shall not be a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS® Glossary in effect on the date of substitution, with such exceptions thereto as the Company and S&P may reasonably agree). A Substitute Mortgage Loan may be substituted for a defective Mortgage Loan that is itself a Substitute Mortgage Loan.

In connection with the substitution of one or more Substitute Mortgage Loans for one or more Reacquired Mortgage Loans on any date, the Company shall pay to the Trust the Substitution Price for such Reacquired Mortgage Loans, and such payment by the Company shall be treated in the same manner as proceeds of the repurchase by the Company of a Mortgage Loan pursuant to this Section 2.08.

With respect to each Substitute Mortgage Loan, the Company shall (a) deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian on behalf of the Trust the Mortgage File for such Substitute Mortgage Loan and (b) cause the Seller from which the Company acquired such Substitute Mortgage Loan to enter into an agreement with the Trust and the Servicer pursuant to which, with respect to such Substitute Mortgage Loan, such Seller will (i) make, as of the date of substitution, each of the representations and warranties that the applicable Seller made pursuant to Section 3.1 of the Mortgage Loan Purchase Agreement with respect to the original Mortgage Loan (except that references to "Closing Date" or "Cut-off Date" in such Section 3.1 shall be changed to the applicable date of substitution), (ii) agree to deliver any missing Recording Documents with respect to such Substitute Mortgage Loan, and to repurchase or substitute for such Substitute Mortgage Loan in the event of such Seller's failure to deliver any document required to be included in such Mortgage File or in the event of such Seller's material breach of any of such representations and warranties, upon the same terms as the Seller's corresponding obligations with respect to the original Mortgage Loan pursuant to Sections 2.3, 2.4 and 3.3 of the Mortgage Loan Purchase Agreement, and (iii) convey such Substitute Mortgage Loan to the Trust.

The Company shall pay all costs and expenses incurred in connection with any repurchase or substitution by the Company made pursuant to this Section 2.08.

With respect to each Mortgage Loan repurchased pursuant to this Section 2.08 and each Reacquired Mortgage Loan, the Company shall own and be entitled to receive all scheduled payments due after the date of repurchase or substitution, as applicable, any Curtailments received in or after the calendar month of repurchase or substitution, as applicable, and any Payoffs received after the 14th day of the calendar month of repurchase or substitution, as applicable; and with respect to each Substitute Mortgage Loan, the Company shall own and be entitled to receive all payments due under the related Mortgage Note on or before the date of substitution. Any such payments received by the Servicer shall promptly be remitted by the Servicer to the Company. With respect to each Substitute Mortgage Loan, the Trust shall own and be entitled to receive all scheduled payments due after the date of substitution, any Curtailments received in or after the calendar month of substitution, and any Payoffs received after the 14th day of the calendar month of substitution. Any such payments received by the Company shall promptly be remitted by the Company to the Servicer.

In connection with any repurchase or substitution by the Company made pursuant to this Section 2.08, the Servicer and the Trustee (to the extent of any obligations on its part) shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.09.        Representations and Warranties of Each Seller Concerning the Mortgage Loans. The Company hereby assigns to the Trust all of its rights under the Mortgage Loan Purchase Agreement, to the extent that the Mortgage Loan Purchase Agreement relates to the Mortgage Loans.

Upon discovery by any of the Company, the Servicer or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach of any of the representations and warranties in respect of the Mortgage Loan set forth in Section 3.1 of the Mortgage Loan Purchase Agreement (in the case of a breach of the representation set forth in clause (xxix) of such Section 3.1 thereof, determined as specified in Section 3.3(b) thereof) that materially and adversely affects the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans, the party discovering such breach shall give prompt written notice to the others. Any breach of the representation set forth in clause (xxvii) or clause (xxviii) of such Section 3.1 thereof shall be deemed to materially and adversely affect the value of the related Mortgage Loans or the interests of the Trust in the related Mortgage Loans. The Servicer shall promptly notify the applicable Seller of such breach and take appropriate steps on behalf of the Trust to enforce such Seller's obligation, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, to cure such breach in all material respects or repurchase or substitute for the affected Mortgage Loan or Mortgage Loans or any property acquired in respect thereof, in accordance with and subject to the time limitations set forth in such Section 3.3; provided, however, that a Seller shall not be required or permitted to repurchase a Mortgage Loan pursuant to such Section 3.3 thereof unless (a) such defect would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), (b) such Mortgage Loan is in default, or default is in the judgment of the Servicer reasonably imminent, or (c) the Servicer, at the expense of the Seller, delivers to the Trustee an Opinion of Counsel addressed to the Trust and the Trustee to the effect that the purchase of such Mortgage Loan will not give rise to a tax on a prohibited transaction, as defined in Section 860F(a) of the Code.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25%, then the Trustee shall), give the notification to such Seller and, if applicable, require the repurchase or substitution by such Seller provided for in the immediately preceding paragraph, in the event of such a breach of a representation or warranty made by such Seller.

In connection with the enforcement of a Seller's repurchase or substitution obligation pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, the Servicer and the Trustee shall comply with the additional provisions set forth in Section 2.10 hereof.

Section 2.10.        Additional Provisions Relating to Repurchases of and Substitutions for Mortgage Loans by the Company or a Seller.

The Servicer shall deposit or cause to be deposited in the Custodial Account for P&I (i) the Repurchase Price that it receives for each Mortgage Loan repurchased by the Company pursuant to Section 2.08 hereof, (ii) the Substitution Price that it receives in connection with each substitution for a Mortgage Loan by the Company pursuant to such Section 2.08, (iii) the Repurchase Price (as defined in the Mortgage Loan Purchase Agreement) that it receives for each Mortgage Loan repurchased by a Seller pursuant to Section 2.4 or 3.3 of the Mortgage Loan Purchase Agreement and (iv) the Substitution Price (as defined in the Mortgage Loan Purchase Agreement) that it receives in connection with each substitution for a Mortgage Loan by a Seller pursuant to such Section 2.4 or 3.3 thereof.

Upon receipt by the Trustee of written notification, signed by a Servicing Officer, of the deposit in the Custodial Account for P&I of the Repurchase Price or Substitution Price, as applicable, and (in the case of a substitution for a Mortgage Loan) upon receipt by the Trustee of such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Trust title to any Substitute Mortgage Loan, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to) on behalf of the Trust release to the Company or such Seller, as applicable, or to such person's designee, the Mortgage File for such Mortgage Loan and shall execute and deliver (or, in the event that the Mortgage Files are held in the name of the Custodian, shall cause the Custodian in accordance with the Custodial Agreement to execute and deliver) on behalf of the Trust such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such person or its designee or assignee title to any such Mortgage Loan. In furtherance of the foregoing, if such Mortgage Loan is a MERS Loan and as a result of the repurchase thereof or substitution therefor such Mortgage Loan shall cease to be serviced by a servicer that is a member of MERS or if the Company or the Seller, as applicable, or such person's assignee, shall so request, the Servicer shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form from MERS to such person or its assignee and shall cause the Mortgage Loan to be removed from registration on the MERS® System in accordance with MERS' rules and procedures.

It is understood and agreed that the obligation of (a) a Seller, pursuant to Section 2.4 of the Mortgage Loan Purchase Agreement, to repurchase or substitute for any Mortgage Loan as to which a defect in a constituent document exists, or (b) of a Seller or the Company, as applicable, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement or Section 2.8 hereof, to repurchase or substitute for any Mortgage Loan as to which a breach has occurred and is continuing, shall constitute the sole remedy respecting such defect or breach available to the Trust or the Holders of the REMIC interests or the Certificates issued hereunder or the Trustee on behalf of such Holders.

Section 2.11.        Acknowledgment of Transfer of Mortgage Pool Assets. The Trustee hereby  acknowledges and accepts on behalf of the Trust the transfer and assignment pursuant to Section 2.04 to the Trust of the Mortgage Pool Assets, but without having made the review required to be made within 45 days pursuant to Section 2.07, and declares that as of the Closing Date it (or the Custodian on behalf of the Trustee) holds and shall hold any documents constituting a part of the Mortgage Pool Assets, and the Mortgage Pool Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates.

Section 2.12.        Conveyance of REMIC II Assets; Security Interest.  The Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the REMIC II Assets. The Trust, as payment of the purchase price of the REMIC II Assets, shall issue the REMIC II Regular Interests and the Class R-2 Residual Interest to the Company on the Closing Date. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC I Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The REMIC II Regular Interests and the Class R-2 Residual Interest shall together be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC II Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

            It is the express intent of the parties hereto that the conveyance of the REMIC II Assets to the Trust by the Company as provided in this Section 2.12 be, and be construed as, an absolute sale of the REMIC II Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC II Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC II Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC II Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.12 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC II Assets, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company, the Servicer and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC II Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.13.        REMIC Election for REMIC II.

The Servicer shall, on behalf of REMIC II, elect to treat REMIC II as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC II for its first taxable year.

The Closing Date is hereby designated as the "startup day" of REMIC II within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC II are hereby designated as "regular interests" in REMIC II for purposes of Section 860G(a)(1) of the Code. The Class R-2 Residual Interest is hereby designated as the sole class of "residual interest" in REMIC II for purposes of Section 860G(a)(2) of the Code.

The parties intend that the affairs of REMIC II shall constitute, and that the affairs of REMIC II shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Servicer shall, on behalf of REMIC II: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC II when and as required by the REMIC provisions and other applicable federal income tax laws; (b) make an election, on behalf of REMIC II, to be treated as a REMIC on the federal tax return of REMIC II for its first taxable year, in accordance with the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Holders of the REMIC II Regular Interests and the Class R-2 Residual Interest all information reports as and when required to be provided to them in accordance with the REMIC provisions; (d) conduct the affairs of REMIC II at all times that any of the REMIC II Regular Interests are outstanding so as to maintain the status of REMIC II as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC II; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC II when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

In the event that the Servicer has paid any federal prohibited transaction penalty taxes imposed on REMIC II pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall (unless the Servicer's failure to exercise reasonable care was the primary cause of the imposition of such taxes) reimburse the Servicer, upon the written request of the Servicer, for such payment from amounts on deposit in the Certificate Account in reduction of the REMIC II Available Distribution Amount for the applicable Distribution Date.  In the event that any federal prohibited transaction penalty taxes are imposed on REMIC II and not paid by the Servicer pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall pay such taxes from amounts on deposit in the Certificate Account in reduction of the REMIC II Available Distribution Amount for the applicable Distribution Date. The amount so reimbursed or paid pursuant to either of the immediately preceding two sentences shall be allocated as a loss to the Class R-2 Residual Interest, in reduction of the Class Principal Balance thereof.

Neither the Trustee nor the Tax Matters Person shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC II.

Section 2.14.        Acknowledgement of Transfer of REMIC II Assets. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust pursuant to Section 2.12 of the REMIC II Assets and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC II Assets, and the REMIC II Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates.

Section 2.15.        Conveyance of REMIC III Assets; Security Interest.  The Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the REMIC III Assets. The Trust, as payment of the purchase price of the REMIC III Assets, shall issue the REMIC III Regular Interests and the Class R-3 Residual Interest to the Company on the Closing Date. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC II Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The REMIC III Regular Interests and the Class R-3 Residual Interest shall together be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC III Assets pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

It is the express intent of the parties hereto that the conveyance of the REMIC III Assets to the Trust by the Company as provided in this Section 2.15 be, and be construed as, an absolute sale of the REMIC III Assets. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC III Assets by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC III Assets are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC III Assets, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.15 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC III Assets, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company, the Servicer and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC III Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.16.        REMIC Election for REMIC III.

The Servicer shall, on behalf of REMIC III, elect to treat REMIC III as a REMIC within the meaning of Section 860D of the Code and, if necessary, under applicable state laws. Such election shall be included in the Form 1066 and any appropriate state return to be filed on behalf of REMIC III for its first taxable year.

The Closing Date is hereby designated as the "startup day" of REMIC III within the meaning of Section 860G(a)(9) of the Code.

The regular interests (as set forth in the table contained in the Preliminary Statement hereto) relating to REMIC III are hereby designated as "regular interests" in REMIC III for purposes of Section 860G(a)(1) of the Code. The Class R-3 Residual Interest is hereby designated as the sole class of "residual interest" in REMIC III for purposes of Section 860G(a)(2) of the Code.

The parties intend that the affairs of REMIC III shall constitute, and that the affairs of REMIC III shall be conducted so as to qualify it as, a REMIC. In furtherance of such intention, the Servicer shall, on behalf of REMIC III: (a) prepare and file, or cause to be prepared and filed, a federal tax return using a calendar year as the taxable year for REMIC III when and as required by the REMIC provisions and other applicable federal income tax laws; (b) make an election, on behalf of REMIC III, to be treated as a REMIC on the federal tax return of REMIC III for its first taxable year, in accordance with the REMIC provisions; (c) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders all information reports as and when required to be provided to them in accordance with the REMIC provisions (which information reports, in the case of each Class of Certificates (other than the Class 1X-PPP, Class 2X-PPP and Class R Certificates), shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC III and (ii) received by such Class from the Class 1X-PPP or Class 2X-PPP Certificates, as applicable, outside of REMIC III pursuant to Section 2.23, and which information reports, in the case of the Class 1X-PPP and Class 2X-PPP Certificates, shall reflect the respective amounts of interest that are to be treated as having been (i) received by such Class from REMIC III and (ii) paid by such Class to the applicable Class or Classes of other Certificates outside of REMIC III pursuant to Section 2.23); (d) conduct the affairs of REMIC III at all times that any of the Certificates are outstanding so as to maintain the status of REMIC III as a REMIC under the REMIC provisions; (e) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of REMIC III; and (f) pay the amount of any federal prohibited transaction penalty taxes imposed on REMIC III when and as the same shall be due and payable (but such obligation shall not prevent the Servicer or any other appropriate person from contesting any such tax in appropriate proceedings and shall not prevent the Servicer from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

In the event that the Servicer has paid any federal prohibited transaction penalty taxes imposed on REMIC III pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall (unless the Servicer's failure to exercise reasonable care was the primary cause of the imposition of such taxes) reimburse the Servicer, upon the written request of the Servicer, for such payment from amounts on deposit in the Certificate Account in reduction of the REMIC III Available Distribution Amount for the applicable Distribution Date.  In the event that any federal prohibited transaction penalty taxes are imposed on REMIC III and not paid by the Servicer pursuant to clause (f) of the immediately preceding paragraph, the Trustee on behalf of the Trust shall pay such taxes from amounts on deposit in the Certificate Account in reduction of the REMIC III Available Distribution Amount for the applicable Distribution Date. The amount so reimbursed or paid pursuant to either of the immediately preceding two sentences shall be allocated as a loss to the Class R-3 Residual Interest, in reduction of the Class Principal Balance thereof.

Neither the Trustee nor the Tax Matters Person shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC III.

Section 2.17.        Acknowledgement of Transfer of REMIC III Assets. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust pursuant to Section 2.15 of the REMIC III Assets and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC III Assets, and the REMIC III Assets, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates.

Section 2.18.        Conveyance of REMIC III Regular Interests; Security Interest. The Company does hereby irrevocably sell, transfer, assign, set over, and otherwise convey to the Trust, without recourse, all the Company's right, title and interest in and to the REMIC III Regular Interests. The Trust, as payment of the purchase price of the REMIC III Regular Interests, shall issue the Certificates to the Company or the Company's designee on the Closing Date in Authorized Denominations. Pursuant to Section 3818 of the Statutory Trust Statute, the REMIC III Regular Interests shall not be cancelled and shall be held as treasury interests owned by the Trust. The Certificates (other than the Class R Certificates) shall together be a separate series of beneficial interests in the assets of the Trust consisting of the REMIC III Regular Interests, the Yield Maintenance Agreement and the Assigned Prepayment Premiums pursuant to Section 3806(b)(2) of the Statutory Trust Statute.

It is the express intent of the parties hereto that the conveyance of the REMIC III Regular Interests to the Trust by the Company as provided in this Section 2.18 be, and be construed as, an absolute sale of the REMIC III Regular Interests. It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the REMIC III Regular Interests by the Company to the Trust to secure a debt or other obligation of the Company. However, in the event that, notwithstanding the intent of the parties, the REMIC III Regular Interests are held to be the property of the Company, or if for any other reason this Agreement is held or deemed to create a security interest in the REMIC III Regular Interests, then

(a)        this Agreement shall constitute a security agreement;

(b)        the conveyance provided for in this Section 2.18 shall be deemed to be a grant by the Company to the Trust of, and the Company hereby grants to the Trust, to secure all of the Company's obligations hereunder, a security interest in all of the Company's right, title, and interest, whether now owned or hereafter acquired, in and to:

(I)        The REMIC III Regular Interests, including without limitation all rights represented thereby in and to the Mortgage Pool Assets and the proceeds thereof;

(II)       All accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals, consisting of, arising from, or relating to, any of the foregoing; and

(III)      All proceeds of the foregoing.

The Company shall file such financing statements, and the Company and the Trustee acting on behalf of the Trust at the direction of the Company shall, to the extent consistent with this Agreement, take such other actions as may be necessary to ensure that, if this Agreement were found to create a security interest in the REMIC III Regular Interests, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the relevant jurisdiction.

Section 2.19.        Acknowledgement of Transfer of REMIC III Regular Interests. The Trustee hereby acknowledges and accepts on behalf of the Trust the assignment to the Trust pursuant to Section 2.18 of the REMIC III Regular Interests and declares that as of the Closing Date it holds and shall hold any documents constituting a part of the REMIC III Regular Interests, and the REMIC III Regular Interests, as Trustee in trust, upon the trust herein set forth, for the use and benefit of all present and future Holders of the Certificates.

Section 2.20.        Legal Title. Legal title to all assets of the Trust shall be vested at all times in the Trust as a separate legal entity.

Section 2.21.        Compliance with ERISA Requirements. For purposes of ensuring compliance with the requirements of the "underwriter's exemption" (U.S. Department of Labor Prohibited Transaction Exemption 2007-05, 72 Fed. Reg. 13130 (March 20, 2007)), issued under ERISA, and for the avoidance of any doubt as to the applicability of other provisions of this Agreement, to the fullest extent permitted by applicable law and except as contemplated by this Agreement, the Trust shall not be a party to any merger, consolidation or reorganization, or liquidate or sell its assets.

Section 2.22.        Additional Representation Concerning the Mortgage Loans. Based on the applicable Seller's obligation, pursuant to Section 3.3 of the Mortgage Loan Purchase Agreement, to repurchase or substitute for the affected Mortgage Loan in the event of a breach of the representation set forth in clauses (xxvii) or (xxviii) of such Section 3.3 thereof, the parties hereto agree and understand that it is not intended for the Mortgage Pool to include any Mortgage Loan that is a "high-cost home loan" as defined under the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Massachusetts Predatory Home Loan Practices Act or the Indiana Home Loan Practices Act (Indiana Code, Section 24-9 et seq.).

Section 2.23.        Distributions to Certificates Outside of REMIC III. For tax purposes, for any Distribution Date for which a distribution has been made to any Class of Class A or Class B Certificates pursuant to the second paragraph of Section 4.05(a), such Class shall be treated as (i) having received the portion of the REMIC III Available Distribution Amount distributed to the Corresponding Class of REMIC III Regular Interests for such Distribution Date and (ii) having received from the Class 1X-PPP and Class 2X-PPP Certificates, outside of REMIC III, the distribution pursuant to the second paragraph of Section 4.05(a).  For tax purposes, for any such Distribution Date, each Class of Class 1X-PPP and Class 2X-PPP Certificates shall be treated as (i) having received the portion of the REMIC III Available Distribution Amount distributed to the Corresponding Class of REMIC III Regular Interests for such Distribution Date and (ii) having paid to the applicable Class or Classes of Class A or Class B Certificates, outside of REMIC III, the applicable portion of the Carryover Shortfall Payments for such Classes.

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01.        The Servicer.  Washington Mutual Bank shall act as Servicer to service and administer the Mortgage Loans on behalf of the Trust in accordance with the terms hereof, consistent with prudent mortgage loan servicing practices and (unless inconsistent with prudent mortgage loan servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which a prudent servicer of mortgage loans would do under similar circumstances, including, without limitation, the power and authority to bring actions and defend the Mortgage Pool Assets on behalf of the Trust in order to enforce the terms of the Mortgage Notes.  The Servicer may perform its servicing responsibilities through subservicers or other agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder and the Servicer shall diligently pursue all of its rights against such subservicers or other agents or independent contractors; provided, however, that the Servicer shall, if such reports are required to be filed with the Commission as an exhibit to a Report on Form 10-K, (i) cause each such party, if determined by the Servicer to be a party participating in the servicing function within the meaning of Item 1122 of Regulation AB, to deliver to the Servicer the report on assessment of compliance with applicable servicing criteria and the accounting firm's attestation report described in Section 3.13(c) and (ii) cause each such party, if determined by the Servicer to meet the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, to deliver to the Servicer the statement of compliance described in Section 3.13(e).

The Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any Primary Insurance Policy, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the Mortgage Loans and held in portfolios of responsible mortgage lenders in the local areas where each Mortgaged Property is located. The Servicer shall enforce "due-on-sale" clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.08.

Consistent with the foregoing, the Servicer may, in accordance with prudent mortgage loan servicing practices and subject to Section 3.20, (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any Mortgage Loan and (ii) only upon determining that the coverage of any applicable insurance policy or guaranty related to a Mortgage Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any Mortgage Note or for the liquidation of delinquent items.

Consistent with the terms of this Section 3.01, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or in the reasonable judgment of the Servicer such default is imminent) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the applicable Mortgage Interest Rate, defer or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) be inconsistent with the terms of any applicable Primary Insurance Policy, FHA insurance policy, VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment or in a default situation) and cause any REMIC to fail to qualify as such under the Code. The Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that REMIC I, REMIC II and REMIC III would not fail to continue to qualify as REMICs under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any REMIC as a result thereof.

The Servicer is hereby authorized and empowered by the Trust to, and shall, execute and deliver or cause to be executed and delivered on behalf of the Holders of the Certificates, the Trustee and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Servicer is hereby further authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the Certificates, the Trustee and the Trust, or any of them, such instruments of assignment or other comparable instruments as the Servicer shall, in its sole judgment, deem appropriate in order to register any Mortgage Loan on the MERS® System or to cause the removal of any Mortgage Loan from registration thereon. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Servicer with no right of reimbursement; provided, however, that any such expenses incurred as a result of any termination by MERS of the MERS® System shall be reimbursable to the Servicer.  The Trustee on behalf of the Trust shall execute and furnish to the Servicer, at the Servicer's direction, any powers of attorney and other documents prepared by the Servicer and determined by the Servicer to be necessary or appropriate to enable the Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

The Servicer shall obtain (to the extent generally commercially available) and maintain fidelity bond and errors and omissions coverage acceptable to Fannie Mae or Freddie Mac with respect to its obligations under this Agreement.  The Servicer shall establish escrow accounts for, or pay when due (by means of an advance), any tax liens in connection with the Mortgaged Properties and premiums with respect to any insurance required to be maintained by the Servicer under Section 3.06 and 3.07, to the extent that such amounts are not paid by the Mortgagors when due and to the extent that any such payment would not constitute a Nonrecoverable Advance when made.

In connection with the servicing and administering of each Mortgage Loan, the Servicer and any affiliate of the Servicer (i) may perform services such as appraisals, default management and (in the case of affiliates only) brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor and (ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a "credit score" from a credit repository.

Section 3.02.        The Custodial Accounts for P&I and Buydown Fund Accounts. The Servicer shall establish and maintain the Custodial Accounts for P&I and shall deposit or cause to be deposited therein within 48 hours of receipt the following amounts received or advanced by the Servicer with respect to the Mortgage Loans:

(i)         all scheduled payments of principal;

(ii)        all scheduled payments of interest, net of the Servicing Fees (to the extent not applied to pay Compensating Interest);

(iii)       all Curtailments and Payoffs;

(iv)       all Insurance Proceeds (except Insurance Proceeds required for the restoration or repair of the related Mortgaged Property, which shall be retained by the Servicer in an escrow account established for such purpose and maintained in an Eligible Institution, and which may, at the Servicer's option, be invested in Eligible Investments), Liquidation Proceeds, Excess Liquidation Proceeds and Subsequent Recoveries;

(v)        all Repurchase Proceeds; and

(vi)       (a) all Prepayment Premiums collected on the Mortgage Loans, (b) all payments made by the Servicer in respect of Prepayment Premiums pursuant to Section 3.20 and (c) all payments received by the Servicer from the Seller in respect of Prepayment Premiums pursuant to Section 3.4 of the Mortgage Loan Purchase Agreement.

The Servicer shall not be required to deposit or cause to be deposited in the Custodial Accounts for P&I the additional servicing compensation described in the second sentence of the definition of "Servicing Fee."

In the event that Buydown Funds have been provided with respect to any Mortgage Loan, the Servicer shall deposit such Buydown Funds in Buydown Fund Accounts established and maintained by the Servicer.

The Servicer is hereby authorized to make withdrawals from and to issue drafts against the Custodial Accounts for P&I and the Buydown Fund Accounts for the purposes required or permitted by this Agreement.

The aggregate amount deposited in a Custodial Account for P&I on any date pursuant to this Section 3.02 may be net of any amounts permitted to be withdrawn by the Servicer from such account on such date pursuant to Section 3.05.

The Servicer hereby undertakes to assure remittance to the Certificate Account of all amounts relating to the Mortgage Loans that have been collected by the Servicer and that are due to the Certificate Account pursuant to Section 3.04 of this Agreement.

Funds held in the Custodial Account for P&I may, at the Servicer's option, be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the Distribution Date on which such funds are required to be distributed to pursuant to Article IV (except if such Eligible Investments are obligations of the institution acting as the Trustee, in which case such Eligible Investments may mature on such Distribution Date), or (ii) such other investments as shall be required to maintain the Ratings.

Section 3.03.        The Investment Account; Eligible Investments.

(a)        At its option, the Servicer may invest funds withdrawn from the Custodial Accounts for P&I or the Buydown Fund Accounts for its own account and at its own risk, during any period prior to their deposit in the Certificate Account pursuant to Section 3.04. Funds so withdrawn shall immediately be deposited by the Servicer with the Investment Depository in the Investment Account in the name of the Servicer for investment only as set forth in this Section 3.03. The Servicer shall bear any and all losses incurred on any investments made with funds on deposit in the Investment Account and shall be paid all gains realized on such investments (except Payoff Earnings to the extent applied to pay Compensating Interest) as additional servicing compensation.

(b)        Funds held in the Investment Account shall be invested in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the Distribution Date on which such funds are required to be distributed pursuant to Article IV (except if such Eligible Investments are obligations of the institution acting as the Trustee, in which case such Eligible Investments may mature on such Distribution Date), or (ii) such other investments as shall be required to maintain the Ratings.

Section 3.04.        The Certificate Account.

(a)        On or prior to the Closing Date, the Trustee shall establish or cause to be established the Certificate Account. Promptly after the Closing Date, the Trustee shall communicate to the Servicer the account number and wiring instructions for the Certificate Account.

(b)        Not later than the Business Day prior to each Distribution Date, the Servicer shall direct the Investment Depository to withdraw from the Investment Account and deposit in the Certificate Account (or, in the event any such amounts have not been deposited in the Investment Account, the Servicer shall withdraw from the Custodial Accounts for P&I or the Buydown Fund Accounts, as applicable, and deposit in the Certificate Account) the following amounts (in each case, net of any amounts that the Servicer is entitled to withdraw from the Custodial Accounts for P&I pursuant to Section 3.05(a)(i) through (v)):

(i)                  Scheduled installments of principal and interest on the Mortgage Loans received by the Servicer which were due on or before the related Due Date;

(ii)                Payoffs received by the Servicer during the related Payoff Period, with interest to the date of Payoff;

(iii)               Curtailments, Insurance Proceeds (except Insurance Proceeds required for the restoration or repair of the related Mortgaged Property), Liquidation Proceeds, Excess Liquidation Proceeds, Subsequent Recoveries and Repurchase Proceeds received by the Servicer during the Prior Period;

(iv)              the Assigned Prepayment Premiums for Loan Group 1 and Loan Group 2 for such Distribution Date;

(v)                any Monthly P&I Advance required to be made by the Servicer for such Distribution Date;

(vi)              amounts paid by the Servicer in connection with the exercise of its option to terminate this Agreement pursuant to Section 9.01; and

(vii)             any other amounts required to be distributed from the Certificate Account on such Distribution Date pursuant to Article IV (other than amounts, if any, to be deposited in the Certificate Account by the Trustee pursuant to clause (c) of this Section 3.04).

(c)        On each Distribution Date, the Trustee shall deposit in the Certificate Account amounts withdrawn from the Yield Maintenance Account, in accordance with Section 3.16.

(d)        Funds held in the Certificate Account shall be invested at the written direction of the Servicer in (i) one or more Eligible Investments which shall in no event mature later than the Business Day prior to the related Distribution Date (except if such Eligible Investments are obligations of the institution acting as the Trustee, such Eligible Investments may mature on the Distribution Date), or (ii) such other instruments as shall be required to maintain the Ratings.  The Servicer shall be entitled to be paid as additional servicing compensation any gains earned on such Eligible Investments and shall bear any losses suffered in connection therewith.  If the Trustee has not received such written investment directions from the Servicer, the Trustee shall not invest funds held in the Certificate Account.  The Trustee shall have no liability for any losses on investments of funds held in the Certificate Account.

Section 3.05.        Permitted Withdrawals from the Certificate Account, the Investment Account, the Custodial Accounts for P&I and  the Buydown Fund Accounts.

(a)        The Servicer is authorized to make withdrawals (or, in the case of the Certificate Account, to direct the Trustee to make withdrawals), from time to time, from the Investment Account, the Certificate Account or the Custodial Accounts for P&I of amounts deposited therein, as follows:

(i)                  To reimburse itself for the following amounts advanced by the Servicer, to the extent that such amounts have not been previously reimbursed or otherwise recovered by the Servicer:  (a) Monthly P&I Advances made pursuant to Section 4.02, (b) amounts advanced with respect to the payment of taxes pursuant to the sixth paragraph of Section 3.01, (c) amounts advanced to maintain any required insurance pursuant to Sections 3.06 and 3.07 and (d) amounts expended by or for the account of the Servicer pursuant to Section 3.09 in connection with foreclosure or bankruptcy proceedings or the maintenance or restoration of Mortgaged Properties,such right to reimbursement pursuant to this paragraph (i) being limited to amounts (including late Monthly Payments, Insurance Proceeds and Liquidation Proceeds) received on the particular Mortgage Loan with respect to which such advances were made;

(ii)                To reimburse itself for amounts advanced by the Servicer that the Servicer has determined to be Nonrecoverable Advances;

(iii)               To pay to itself the sum of the Servicing Fees and any Payoff Interest (net of Compensating Interest reduced by Payoff Earnings) for the related Distribution Date;

(iv)              To pay to itself the amount of any reinvestment earnings deposited or earned in the Investment Account or the Certificate Account (reduced by the lesser of Payoff Earnings and Compensating Interest for the related Distribution Date);

(v)                To reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Section 6.03;

(vi)              To pay on behalf of the Trust any Special Primary Insurance Premium payable by the Trust pursuant to Section 4.05(a); provided, the Servicer shall give written notice thereof to the Trustee prior to noon New York City time two Business Days prior to the applicable Distribution Date;

(vii)             To make any deposit, required or permitted hereunder, of withdrawn funds to the Investment Account or the Certificate Account; and

after making or providing for the above withdrawals and after the withdrawals described in Article IV have been made by the Trustee

(viii)           To clear and terminate the Investment Account and the Certificate Account following termination of this Agreement pursuant to Section 9.01.

Since, in connection with withdrawals pursuant to Section 3.05(a)(i), the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Servicer shall keep and maintain, separate accounting for each Mortgage Loan, for the purpose of justifying any such withdrawals.

(b)        The Servicer is authorized to make withdrawals, from time to time, of Buydown Funds from the Buydown Fund Accounts or Custodial Accounts for P&I (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

(i)                  To deposit each month in the Investment Account or the Certificate Account the amount necessary to supplement payments received on Buydown Loans;

(ii)                In the event of a Payoff of any Mortgage Loan having a related Buydown Fund, to apply amounts remaining in Buydown Fund Accounts to reduce the required amount of such principal Payoff (or, if the Mortgagor has made a Payoff, to refund such remaining Buydown Fund amounts to the Person entitled thereto);

(iii)               In the event of foreclosure or liquidation of any Mortgage Loan having a Buydown Fund, to deposit remaining Buydown Fund amounts in the Investment Account or the Certificate Account as Liquidation Proceeds; and

(iv)              To clear and terminate the portion of any account representing Buydown Funds following termination of this Agreement pursuant to Section 9.01.

(c)        The Trustee is authorized to make withdrawals from time to time from the Certificate Account to reimburse itself for advances it has made as successor Servicer pursuant to Section 7.01(a) hereof that it has determined to be Nonrecoverable Advances.

Section 3.06.        Maintenance of Primary Insurance Policies; Collections Thereunder. The Servicer shall use commercially reasonable efforts to keep in full force and effect each Primary Insurance Policy (except any Special Primary Insurance Policy) required with respect to a Mortgage Loan until no longer required, and the Servicer shall use commercially reasonable efforts to keep in full force and effect each Special Primary Insurance Policy, if any. Notwithstanding the foregoing, the Servicer shall have no obligation to maintain any Primary Insurance Policy for a Mortgage Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the Appraised Value of the related Mortgaged Property, unless required by applicable law.

Unless required by applicable law, the Servicer shall not cancel or refuse to renew any Primary Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force hereunder; provided, however, that the Servicer shall not advance funds for the payment of any premium due under (i) any such Primary Insurance Policy (other than a Special Primary Insurance Policy) if it shall determine that such an advance would be a Nonrecoverable Advance or (ii) any Special Primary Insurance Policy.

Section 3.07.        Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the unpaid principal balance (or, if less, the original principal balance) of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The Servicer shall also require hazard insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) shall be deposited into the Custodial Account for P&I, subject to withdrawal pursuant to Section 3.03 and Section 3.05. Any unreimbursed costs incurred in maintaining any insurance described in this Section 3.07 shall be recoverable as an advance by the Servicer pursuant to Section 3.05(a). Such insurance shall be with insurers approved by the Servicer or Fannie Mae or Freddie Mac. Other additional insurance may be required of a Mortgagor pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Where any part of any improvement to the Mortgaged Property (other than a Mortgaged Property secured by a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related Mortgage Loan, the Servicer shall cause flood insurance to be provided. The hazard insurance coverage required by this Section 3.07 may be met with blanket policies providing protection equivalent to individual policies otherwise required.  The Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the hazard insurance policy respecting any Mortgage Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

Section 3.08.        Enforcement of Due-on-Sale Clauses; Assumption Agreements. When any Mortgaged Property is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise on behalf of the Trust the Trust's rights to accelerate the maturity of such Mortgage Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any "due-on-sale" clause applicable thereto; provided, however, that the Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the Servicer is prohibited from exercising such right, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by any related Primary Insurance Policy. The Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note.  The Servicer shall not enter into any substitution or assumption with respect to a Mortgage Loan if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause the REMICs to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions.  The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or, if applicable, the Custodian) the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement shall be paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or otherwise in violation of any of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 3.09.        Realization Upon Defaulted Mortgage Loans. The Servicer shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Mortgaged Property securing a Mortgage Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation Proceeds and Insurance Proceeds, the Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Principal Balance of a delinquent Mortgage Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if the Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The Servicer shall be responsible for all costs and expenses incurred by it in any such foreclosure proceedings or in any bankruptcy proceedings with respect to a Mortgagor, and the costs and expenses of maintaining or restoring any Mortgaged Property securing a defaulted Mortgage Loan; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as an advance. The foregoing is subject to the provision that, in the case of damage to a Mortgaged Property from an Uninsured Cause, the Servicer shall not advance funds towards the restoration of the property unless it shall be determined, in the sole judgment of the Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. The Servicer shall maintain information required for tax reporting purposes regarding any Mortgaged Property which is abandoned or which has been foreclosed or otherwise comparably converted. The Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the manner required by applicable law.

The Servicer may enter into one or more special servicing agreements with a Lowest Class B Owner, subject to each Rating Agency's acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Lowest Class B Owner may (a) instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, provided that the Lowest Class B Owner deposits a specified amount of cash with the Servicer that will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures, (b) purchase such delinquent Mortgage Loans from the Trust immediately prior to the commencement of foreclosure proceedings at a price equal to the aggregate outstanding Principal Balance of such Mortgage Loans plus accrued interest thereon at the applicable Mortgage Interest Rate through the last day of the month in which such Mortgage Loans are purchased plus any unreimbursed advances made by the Servicer hereunder; and/or (c) assume all of the servicing rights and obligations with respect to such delinquent Mortgage Loans so long as (i) the Servicer has the right to transfer the servicing rights and obligations of such Mortgage Loans to another servicer and (ii) such Lowest Class B Owner will service such Mortgage Loans in accordance with the terms of this Agreement; provided, however, that no such agreement will relieve the Servicer of any of its obligations hereunder.

REMIC I shall not acquire any real property (or personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. In the event that REMIC I acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a Mortgage Loan, such property shall be disposed of by the Servicer as soon as practicable in a manner that, consistent with prudent mortgage loan servicing practices, maximizes the net present value of the recovery to the Trust, but in any event within three years after its acquisition by REMIC I unless the Servicer provides to the Trustee an Opinion of Counsel to the effect that the holding by REMIC I of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of REMIC I as defined in Section 860F of the Code or under the law of any state in which real property securing a Mortgage Loan owned by REMIC I is located or cause REMIC I to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a Mortgage Loan owned by REMIC I is located at any time that any Certificates are outstanding. The Servicer shall conserve, protect and operate each such property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the assets of the Trust, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trust for the period prior to the sale of such property. Additionally, the Servicer shall perform the tax withholding and shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Notwithstanding any other provision of this Agreement, the Servicer and the Trustee, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Servicer or the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for any such withholding.  Without limiting the foregoing, the Servicer shall not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to REMIC I, REMIC II, REMIC III or the Company.  In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

Section 3.10.        Trustee to Cooperate; Release of Mortgage Files. Upon the Payoff or payment at scheduled maturity of any Mortgage Loan, the Servicer shall cause such final payment to be deposited within 48 hours in the related Custodial Account for P&I.  The Servicer shall promptly notify the Trustee thereof by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in such account have been so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File; provided, however, that such certification shall not be required if the Mortgage File is held by a Custodian which is also the Servicer of the Mortgage Loan. Upon receipt of such certification and request, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to), not later than the fifth succeeding Business Day, release, or cause to be released, the related Mortgage File to the Servicer. With any such Payoff or other final payment, the Servicer is authorized (i) to prepare for and procure from the trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage Note in connection with a refinancing covering the Mortgaged Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the Servicer to the person or persons entitled thereto, and (ii) with respect to any Mortgage Loan that is a MERS Loan, to cause the removal of such Mortgage Loan from registration on the MERS® System. No expenses incurred in connection with such satisfaction or assignment shall be payable to the Servicer by the Trustee or from the Certificate Account, the related Investment Account or the related Custodial Account for P&I. From time to time as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy, the Trustee shall (or, if applicable, shall cause the Custodian in accordance with the Custodial Agreement to), upon request of the Servicer and delivery to it of a trust receipt signed by a Servicing Officer, release not later than the fifth Business Day following the date of receipt of such request and trust receipt the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or, if applicable, the Custodian) when the need therefor by the Servicer no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that herein above specified, the trust receipt shall be released by the Trustee to the Servicer.

Section 3.11.        Compensation to the Servicer. As compensation for its activities hereunder, the Servicer shall be entitled to receive from the accounts listed in Section 3.05(a) the amounts provided for by Section 3.05(a)(iii). In addition, the Servicer shall be entitled to be paid, as additional servicing compensation, (i) any prepayment penalty received on a Mortgage Loan that is not a Prepayment Premium, and any late charges, nonsufficient funds fees and other fees and charges collected on the Mortgage Loans, (ii) to the extent provided in Section 3.03, all gains realized on investments of funds held in the Investment Account and (iii) all gains realized on investments of funds held in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor, except as specifically provided herein.

Section 3.12.        [Reserved.]

Section 3.13.        Reports on Assessment of Compliance with Servicing Criteria and Servicing Compliance Statements. The Servicer shall, on or before the 90th day following each December 31 after the Cut-Off Date, deliver to the Company and the Trustee, and, if required, file with the Commission as an exhibit to a Report on Form 10-K filed on behalf of the Trust, the following documents:

(a)        a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by assets of the same type as the Mortgage Loans, as required by Item 1122 of Regulation AB;

(b)        with respect to the assessment report described in clause (a) above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer, as required by Item 1122 of Regulation AB;

(c)        with respect to each subservicer or other agent or independent contractor through which the Servicer performs any of its servicing responsibilities hereunder and each Custodian, in each case, if determined by the Servicer to be a party participating in the servicing function within the meaning of Item 1122 of Regulation AB, (i) a report prepared by such party on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to asset-backed securities transactions taken as a whole involving such party that are backed by assets of the same type as the Mortgage Loans and (ii) a report by a registered public accounting firm that attests to, and reports on, such assessment, each as required by Item 1122 of Regulation AB;

(d)        the assessment report and public accounting firm's attestation report delivered by the Trustee under Section 8.18 (if required to be delivered by the Trustee under such Section 8.18); and

(e)        a statement of compliance from the Servicer, and a similar statement from each subservicer or other agent or independent contractor through which the Servicer performs any of its servicing responsibilities hereunder and from each Custodian, in each case, if determined by the Servicer to meet the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, as required by Item 1123 of Regulation AB, signed by an authorized officer, to the effect that:

(i)         a review of the Servicer's (or, in the case of a statement from any such other party, such other party's) activities during the preceding calendar year (or the applicable portion thereof in the case of the initial statement) and of its performance under this Agreement (or the servicing agreement applicable to such other party) has been made under such officer's supervision; and

(ii)        to the best of such officer's knowledge, based on such review, the Servicer (or such other party) has fulfilled all of its obligations under this Agreement (or the servicing agreement applicable to such other party) in all material respects throughout the preceding calendar year (or the applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof;

provided, however, that the Servicer shall not be required to deliver the documents described in clauses (c) and (d), and in clause (e) with respect to any subservicer or other agent or independent contractor, or any Custodian, if such reports are not required to be filed with the Commission as an exhibit to a Report on Form 10-K.

Copies of such reports and statements shall be provided by the Servicer, or by the Trustee (solely to the extent that such copies are available to the Trustee) at the expense of the Servicer, to Certificateholders upon request.

Section 3.14.        Access to Certain Documentation and Information Regarding the Mortgage Loans. In the event that the Certificates are legal for investment by federally-insured savings associations, the Servicer shall provide to the OTS, the FDIC and the supervisory agents and examiners of the OTS and the FDIC access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS or the FDIC, as applicable, and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee and its representatives, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Section 3.15.        [Reserved.].

Section 3.16.        Yield Maintenance AccountOn or prior to the Closing Date, the Trustee shall cause to be established and maintained the Yield Maintenance Account, into which amounts received by the Trustee from the Cap Counterparty pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class CA-1B and Class CA-1C Certificates. On each Distribution Date, the Trustee shall withdraw from the Yield Maintenance Account to the extent funds are available therein and in accordance with the statement received from the Servicer pursuant to Section 4.02(b), the Yield Maintenance Payment Amounts for the Class CA-1B and Class CA-1C Certificates for such Distribution Date, and deposit such amounts in the Certificate Account for payment to the related Class CA-1B and Class CA-1C Certificates pursuant to Section 4.05(a).

Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Trustee shall withdraw from the Yield Maintenance Account and pay to itself any amounts remaining in the Yield Maintenance Account after the Final Yield Maintenance Payment Date.

To the extent that it constitutes a "reserve fund" for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an "outside reserve fund" as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Trustee, and the Trustee shall report all amounts of income, deduction, gain or loss accruing therefrom, and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Trustee.  The Servicer shall deliver to the Trustee an annual statement showing (x) the amounts received by the Trustee, in its capacity as owner of the Yield Maintenance Account for income tax purposes, as payments on the Yield Maintenance Agreements, and (y) the amounts paid to Certificateholders from such amounts received. The Servicer shall indemnify the institution acting as Trustee, both in its individual capacity and as Trustee, to the extent that any tax liability of the Trustee, in its capacity as owner of the Yield Maintenance Account for income tax purposes (including the amount of any tax liability resulting from the indemnity payment), exceeds the net funds (that is, the excess of the amount in clause (x) above over the amount in clause (y) above), if any, received by the Trustee from such account.

Section 3.17.        [Reserved.]

Section 3.18.        [Reserved.]

Section 3.19.        Determination of LIBOR by Servicer.

(a)        With respect to each Distribution Date, the Servicer will determine LIBOR on the related LIBOR Determination Date on the basis of the "Interest Settlement Rate" for United States dollar deposits of one-month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on such LIBOR Determination Date as found on any of the Moneyline Telerate Service (formerly the Dow Jones Markets) page 3750, the Reuters Monitor Money Rates Service page "LIBOR01" or the Bloomberg L.P. page "BBAM" (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in United States dollars, each, a "Designated Telerate Page").

(b)        If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Telerate Page, LIBOR for the related accrual period will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Servicer shall calculate LIBOR for the immediately following accrual period as follows:  the Servicer will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated Reference Banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.  Under this method LIBOR will be established by the Servicer on each LIBOR Determination Date as follows:

(i)         If on any LIBOR Determination Date two or more Reference Banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

(ii)        If on any LIBOR Determination Date only one or none of the Reference Banks provides offered quotations, LIBOR for the next interest accrual period shall be the greater of:

(A)       LIBOR as determined on the previous LIBOR Determination Date and

(B)       the Reserve Interest Rate.

The "Reserve Interest Rate" shall be the rate per annum that the Servicer determines to be either:

(A)       the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which the quotations are, in the opinion of the Servicer, being so made, or

(B)       if the Servicer cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on the LIBOR Determination Date to leading European banks.

(iii)       If on any LIBOR Determination Date the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date).

Each "Reference Bank" (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the Servicer and (iii) will have an established place of business in London.  If any Reference Bank should be unwilling or unable to act as such or if the Servicer should terminate the designation of any such reference bank, the Servicer will promptly designate another leading bank meeting the criteria specified above.  If on any such LIBOR Determination Date, the Servicer calculates LIBOR on the basis of the provisions of this Section 3.19(b), the Servicer shall designate the Reference Banks.

(c)        The establishment of LIBOR on each LIBOR Determination Date by the Servicer for the related accrual period will, in the absence of manifest error, be final and binding.

Section 3.20.        Assigned Prepayment Premiums.

(a)        Notwithstanding anything in this Agreement to the contrary, in the event of a voluntary Payoff, the Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note:

(1)        unless the related Mortgage Loan is in default or default is foreseeable and such waiver (i) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (ii) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan,

(2)        unless (i) the enforceability thereof is limited due to acceleration in connection with a foreclosure or other involuntary payment or (ii) the enforceability is otherwise limited or prohibited by applicable law,

(3)        unless the enforceability would be considered "predatory" pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters,

(4)        unless the Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Company, the Custodian and from its own records or files,

(5)        unless (i) the Mortgage Loan was originated by the Servicer or an affiliate thereof and (ii) the Mortgagor sells the Mortgaged Property and obtains a new mortgage loan originated and serviced by the Servicer to purchase another property, provided that the prepayment is made no earlier than one year after origination,

(6)        unless (i) the Mortgage Loan was originated by the Servicer or an affiliate thereof and (ii) the Payoff is made on a Mortgage Loan with a prepayment penalty term greater than 12 months and is made using the proceeds of another mortgage loan originated by the Servicer within 90 days of the end of the prepayment penalty term, if such mortgage loan qualifies under the Servicer's then current policies for the administration of prepayment penalties for mortgage loans of the same type as the Mortgage Loan that the Servicer administers for its own account,

(7)        unless the prepayments consists of accrued but unpaid interest that has been added to the Principal Balance of a Mortgage Loan as a result of negative amortization or

(8)        unless the Mortgage Loan is subject to the Relief Act at the time of such Payoff.

            (b)        If the Servicer has waived all or a portion of a Prepayment Premium relating to a voluntary Payoff, in compliance with Section 3.20(a), then the Class 1X-PPP and Class 2X-PPP Certificateholders shall not be entitled to the amounts waived.

(c)        Upon discovery by the Servicer, the Company or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach of any provision of Section 3.20(a), which materially and adversely affects the Holders of the Class 1X-PPP or Class 2X-PPP Certificates, the party discovering such breach shall give prompt written notice to the other parties.  Within 60 days of the earlier of discovery by the Servicer, the Company or the Trustee, as applicable, of such breach, the Servicer shall cure such breach in all material respects or, if the breach cannot be cured, shall deposit, or cause to be deposited, to the Custodial Account for P&I the amount of each impermissibly waived Prepayment Premium (less any amount collected from the Mortgagor in respect to such Prepayment Premium); provided, however, that the Servicer shall not be obligated to deposit the amount of any impermissibly waived Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information related to the Prepayment Premium in effect at such time.

(d)        Upon discovery by the Servicer, the Company or the Trustee (in the case of the Trustee, having actual knowledge thereof) of a breach by a Seller of any of the representations and warranties set forth in Section 3.4(b) of the Mortgage Loan Purchase Agreement, which materially and adversely affects the Holders of the Class 1X-PPP or Class 2X-PPP Certificates, the party discovering such breach shall give prompt written notice to the other parties.  The Servicer shall promptly notify the applicable Seller of such breach and take appropriate steps on behalf of the Trust to enforce such Seller's obligation, pursuant to Section 3.4(c) of the Mortgage Loan Purchase Agreement, to pay to the Trust the amount of each Prepayment Premium that would have been collected had each such representation and warranty referred to in this paragraph been true (less any amount collected from the related Mortgagor with respect to such Prepayment Premium). The Servicer shall deposit, or cause to be deposited, to the Custodial Account for P&I within 48 hours or receipt the amounts so received from the applicable Seller.

If a Seller is the Servicer, then the Trustee may, but shall not be obligated to (or, if so directed by Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25%, then the Trustee shall), give the notification to such Seller and require the payment to the Trust by such Seller provided for in the immediately preceding paragraph, in the event of such a breach of a representation or warranty made by such Seller.

ARTICLE IV

Payments to Certificateholders; Payment of Expenses

Section 4.01.        Distributions to Holders of REMIC I Regular Interests and Class R-1 Residual Interest.  On each Distribution Date, the Trustee (or any duly appointed paying agent) on behalf of the Trust (i) shall be deemed to have distributed from the Certificate Account the REMIC I Distribution Amount to the Holders of the REMIC I Regular Interests, and to have deposited such amounts for their benefit into the Certificate Account and (ii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), the sum of (a) the Excess Liquidation Proceeds and (b) the amounts to be distributed to the Holders of the Class R-1 Residual Interest pursuant to the definition of "REMIC I Distribution Amount" for such Distribution Date.  Amounts distributed pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.  Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (i) of this Section 4.01 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC III and not REMIC I.

Section 4.02.        Monthly P&I Advances; Distribution Reports to the Trustee.

(a)        To the extent described below, the Servicer is obligated to advance its own funds to the Custodial Account for P&I, or apply funds held in the Custodial Account for P&I for future distribution, to cover any shortfall between (i) Minimum Monthly Payments scheduled to be received in respect of the Mortgage Loans and (ii) the amounts actually received; provided that, with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 4.02 with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the applicable Pass-Through Rate for each Distribution Date to the extent the Servicer deems such amount to be recoverable.  The Servicer's obligation to make any advance or advances described in this Section 4.02 is effective only to the extent that such advance is, in the good faith judgment of the Servicer made not later than the second Business Day prior to each Distribution Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related Mortgage Loans or recoverable as late Minimum Monthly Payments with respect to the related Mortgage Loans or otherwise.

Prior to the close of business on the second Business Day prior to each Distribution Date, the Servicer shall determine whether or not it will make a Monthly P&I Advance not later than the Business Day prior to such Distribution Date and shall furnish a written statement to the Trustee, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be advanced on account of principal and interest in respect of the Mortgage Loans, stated separately.

In the event that the Servicer shall be required to make a Monthly P&I Advance, it shall, not later than the Business Day prior to the related Distribution Date either (i) deposit in the Custodial Account for P&I an amount equal to such Monthly P&I Advance, (ii) make an appropriate entry in the records of the Custodial Account for P&I that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.02, used by the Servicer to make such Monthly P&I Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly P&I Advance.  Any funds being held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account for P&I not later than the Business Day prior to any future Distribution Date to the extent that funds otherwise available for distribution on such Distribution Date with respect to the Mortgage Loans shall be less than payments required to be made hereunder on such Distribution Date.

(b)        Prior to noon New York City time two Business Days prior to each Distribution Date, the Servicer shall provide (x) the Trustee and (y) the Company with a statement in writing of:

(A)       the following information with respect to the Certificates:

(1) the total amount of (i) interest, (ii) scheduled principal, (iii) Principal Prepayments, (iv) Liquidation Proceeds and Insurance Proceeds, (v) Subsequent Recoveries, (vi) Repurchase Proceeds and (vii) Yield Maintenance Payments to be distributed to the Certificates on such Distribution Date;

(2) the amount, as applicable, of (i) interest, (ii) principal, (iii) Excess Liquidation Proceeds and (iv) the Residual Distribution Amount to be distributed to each Class of Certificates on such Distribution Date;

(3) the amount of (i) Realized Losses (after giving effect to any reduction thereof by application of any Cumulative Carry-Forward Subsequent Recoveries Amount), (ii) Uncompensated Interest Shortfall and (iii) Net Negative Amortization Amounts to be allocated to each Class of Certificates on such Distribution Date;

(4) the applicable Class Principal Balance before and after giving effect to such distributions and allocations;

(5) for each applicable Class of Certificates, any portion of the Carryover Shortfall Amount for such Class remaining after distributions on such Distribution Date; and

(6) the Assigned Prepayment Premiums to be distributed to the Class 1X-PPP and Class 2X-PPP Certificates on such Distribution Date; and

(B)       the following information with respect to the Mortgage Loans:

(1)        the number and aggregate Principal Balance of the Mortgage Loans before and after giving effect to the distributions on such Distribution Date. in each case, by Loan Group;

(2)        the number and aggregate Principal Balance of the Mortgage Loans delinquent one, two and three months or more, in each case, by Loan Group;

(3)        the number and aggregate Principal Balance of the Mortgage Loans with respect to which foreclosure proceedings have been initiated, in each case, by Loan Group;

(4)        the number and aggregate Principal Balance of Mortgage Loans with respect to which the related Mortgaged Properties have been acquired through foreclosure, deed in lieu of foreclosure or otherwise, in each case, by Loan Group; and

(5)        any Monthly P&I Advance made by the Servicer for such Distribution Date.

Section 4.03.        Nonrecoverable Advances. Any advance previously made by the Servicer that the Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan, and any such advance which, if made, would not be so recoverable, shall be a Nonrecoverable Advance.  The determination by the Servicer that it has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee on the Determination Date and detailing the reasons for such determination.  Notwithstanding any other provision of this Agreement, any insurance policy relating to the Mortgage Loans, or any other agreement relating to the Mortgage Loans to which the Company or the Servicer is a party, (a) the Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the Servicer shall determine would be a Nonrecoverable Advance and (b) the Servicer shall be entitled to reimbursement for any advance as provided in Section 3.05(a)(i) and (ii) of this Agreement.

Section 4.04.        Distributions to Holders of REMIC II Regular Interests and Class R-2 Residual Interest. On each Distribution Date, the Trustee (or any duly appointed paying agent) on behalf of the Trust (i) shall be deemed to have distributed from the Certificate Account the REMIC II Distribution Amount to the Holders of the REMIC II Regular Interests, and to have deposited such amounts for their benefit into the Certificate Account and (ii) from the Certificate Account shall distribute to the Class R Certificateholders, in accordance with the written statement received from the Servicer pursuant to Section 4.02(b), the amounts to be distributed to the Holders of the Class R-2 Residual Interest pursuant to the definition of "REMIC II Distribution Amount" for such Distribution Date.  Amounts distributed pursuant to clause (ii) above shall be distributed by wire transfer in immediately available funds for the account of each Class R Certificateholder, or by any other means of payment acceptable to each Class R Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.  Notwithstanding any other provision of this Agreement, no actual distributions pursuant to clause (i) of this Section 4.04 shall be made on account of the deemed distributions described in this paragraph except in the event of a liquidation of REMIC III and not REMIC II.

Section 4.05.        Distributions to Certificateholders; Payment of Special Primary Insurance Premiums.

(a)        On each Distribution Date, the Trustee (or any duly appointed paying agent) on behalf of the Trust (i) shall, subject to Section 3.05(a)(vi), withdraw from the Certificate Account any Special Primary Insurance Premium payable on such Distribution Date and pay such amount to the insurer under the applicable Special Primary Insurance Policy in accordance with the Servicer's instructions, (ii) shall be deemed to have distributed from the Certificate Account the applicable portion of the REMIC III Distribution Amount to the Holders of the REMIC III Regular Interests, and to have deposited such amounts for their benefit into the Certificate Account, (iii) from the Certificate Account shall distribute to the Class R Certificateholders the amounts to be distributed to the Holders of the Class R-3 Residual Interest, pursuant to the definition of "REMIC III Distribution Amount" for such Distribution Date and (iv) shall withdraw from the Certificate Account the applicable portion of the REMIC III Available Distribution Amount for such Distribution Date and distribute, from the amount so withdrawn, to the extent of thereof, to each Class of Certificates (other than the Class R Certificates) the amount deemed to have been distributed pursuant to clause (ii) above to its Corresponding Class.

Notwithstanding the immediately preceding paragraph, the Trustee (or any duly appointed paying agent) shall on behalf of the Trust, (i) on each Distribution Date, from the amounts otherwise distributable as interest to the Class 1X-PPP and Class 2X-PPP Certificates on such Distribution Date pursuant to the immediately preceding paragraph (pro rata according to such amounts otherwise distributable as interest), distribute, to the extent thereof, to the Holders of each Class of Class A and Class B Certificates, the Carryover Shortfall Payment, if any, for each such Class and (ii) on the initial Distribution Date, from the Initial Interest Shortfall Deposit, distribute, to the extent thereof, to the Holders of each Class of Class A and Class B Certificates, the excess, if any, of the Carryover Shortfall Amount, if any, for each such Class over the Carryover Shortfall Payment, if any, for each such Class, pro rata according to such excess amount.

Each Holder of a Class 1X-PPP and Class 2X-PPP Certificate is deemed to have accepted the terms for payment of the Carryover Shortfall Payments to the Holders of the Class A and Class B Certificates pursuant to the second paragraph of this Section 4.05(a) and the provisions of Section 2.23.  Each Holder of a Class A, Class B, Class 1X-PPP or Class 2X-PPP Certificate is deemed, by acceptance of such Certificate, to have accepted the provisions of Section 2.23.

Furthermore, on each Distribution Date, the Trustee shall on behalf of the Trust withdraw from the Certificate Account and distribute to the Holders of the Class 1X-PPP Certificates, the Assigned Prepayment Premiums for Loan Group 1 for such Distribution Date.

Furthermore, on each Distribution Date, the Trustee shall on behalf of the Trust withdraw from the Certificate Account and distribute to the Holders of the Class 2X-PPP Certificates, the Assigned Prepayment Premiums for Loan Group 2 for such Distribution Date.

Furthermore, on each Distribution Date from and including the Distribution Date in June 2007 to and including the Final Yield Maintenance Payment Date, the Trustee shall on behalf of the Trust withdraw from the Certificate Account and distribute to the Holders of the Class CA-1B and Class CA-1C Certificates, the related Yield Maintenance Payment.

The net distributions to the Certificates pursuant to this Section 4.05(a) shall be made in accordance with the written statement received from the Servicer pursuant to Section 4.02(b) and without any responsibility on the part of the Trustee to recalculate, verify or confirm the information in such statement.  Any Special Primary Insurance Premiums distributed pursuant to clause (i) of the first paragraph of this Section 4.05(a) shall be distributed by any method specified in the respective Special Primary Insurance Policy as directed by the related insurer to the Servicer (and by the Servicer to the Trustee).  Amounts distributed to the Certificateholders pursuant to this Section 4.05(a) shall be distributed by wire transfer in immediately available funds for the account of, or by check mailed to, each such Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.01 respecting the final distribution), as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register.

(b)        All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal and all allocations of Realized Losses made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. The final distribution of principal of each Certificate (and the final distribution upon the Class R Certificates upon (i) the termination of REMIC I, REMIC II and REMIC III and (ii) the payment, or making provision for payment, of all liabilities of the Trust) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Certificate Registrar specified in the notice delivered pursuant to Section 4.05(c)(ii) and Section 9.01(b).

(c)        Whenever, on the basis of Curtailments, Payoffs and Minimum Monthly Payments on the Mortgage Loans and Insurance Proceeds and Liquidation Proceeds received and expected to be received during the Payoff Period, the Servicer believes that the entire remaining unpaid Class Principal Balance of any Class of Certificates will become distributable on the next Distribution Date, the Servicer shall so notify the Trustee no later than the 16th day of the month of such Distribution Date, and the Trustee shall, upon receipt of such notice, no later than the 18th day of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date and to the Rating Agencies a notice to the effect that:

(i)                  it is expected that funds sufficient to make such final distribution will be available in the Certificate Account on such Distribution Date, and

(ii)                if such funds are available, (A) such final distribution will be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.06.        Statements to Certificateholders. With each distribution from the Certificate Account on a Distribution Date, the Trustee shall make available to each Rating Agency and each Certificateholder the statement required by Section 4.02(b).  The Trustee may make available such statement and certain other information, including, without limitation, information required to be provided by the Trustee pursuant to Section 3.13, to Certificateholders through the Trustee's Corporate Trust home page on the world wide web. Such web page is currently located at "www.etrustee.net". The location of such web page and the procedures used therein are subject to change from time to time at the Trustee's discretion.

Upon request by any Certificateholder, the Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A of the Securities Act.

The Company or the Servicer may make available any reports, statements or other information to Certificateholders through a web page on the world wide web. As of the Closing Date, such web page is located at "www.wamumsc.com" and information is available by clicking on "Investor Information."

ARTICLE V

The Certificates

Section 5.01.        The Certificates.

(a)        The Certificates shall be substantially in the forms set forth in Exhibit A and B with the additional insertion from Exhibit H attached hereto, and shall be executed by the Trustee on behalf of the Trust, authenticated by the Trustee (or any duly appointed Authenticating Agent) and delivered (i) upon and pursuant to the order of the Company and (ii) upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be issuable in Authorized Denominations. Certificates shall be executed by manual or facsimile signature on behalf of the Trust by authorized officers of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee or any Authenticating Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)        The following definitions apply for purposes of this Section 5.01: "Disqualified Organization" means any Person which is not a Permitted Transferee, but does not include any "Pass-Through Entity" which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary; "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies; "Ownership Interest" means, with respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledgee; "Transfer" means any direct or indirect transfer or sale of, or directly or indirectly transferring or selling any Ownership Interest in a Residual Certificate; and "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

(c)        Restrictions on Transfers of the Residual Certificates to Disqualified Organizations are set forth in this Section 5.01(c).

(i)                  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B)       In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate to a U.S. Person, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (1) an affidavit and agreement (a "Transferee Affidavit and Agreement") attached hereto as Exhibit J from the proposed Transferee, in form and substance satisfactory to the Company, representing and warranting, among other things, that it is not a Non-U.S. Person, that such transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.01(c) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit I, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Company, representing and warranting, among other things, that no purpose of the proposed Transfer is to allow such Holder to impede the assessment or collection of tax.

(C)       Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D)       Each Person holding or acquiring any Ownership Interest in a Residual Certificate agrees by holding or acquiring such Ownership Interest (i) to require a Transferee Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest and to provide a certificate to the Trustee in the form attached hereto as Exhibit J; (ii) to obtain the express written consent of the Company prior to any transfer of such Ownership Interest, which consent may be withheld in the Company's sole discretion; and (iii) to provide a certificate to the Trustee in the form attached hereto as Exhibit I.

(ii)                The Trustee shall register the Transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit J and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration.

(iii)               (A)       If any "disqualified organization" (as defined in Section 860E(e)(5) of the Code) shall become a holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If any Non-U.S. Person shall become a holder of a Residual Certificate, then the last preceding holder which is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the Transfer to such Non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. Neither the Trust nor the Trustee shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.01(c) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)       If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.01(c) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Company shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Company on such terms as the Company may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Company. Such purchaser may be the Company itself or any affiliate of the Company. The proceeds of such sale, net of the commissions (which may include commissions payable to the Company or its affiliates), expenses and taxes due, if any, shall be remitted by the Company to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Company, and the Company shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)              The Servicer shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not a Permitted Transferee. Reasonable compensation for providing such information may be required by the Servicer from such Person.

(v)                The provisions of this Section 5.01 set forth prior to this Section (v) may be modified, added to or eliminated by the Company, the Servicer and the Trustee, provided that there shall have been delivered to the Trustee the following:

(A)       written notification from each of the Rating Agencies to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current Ratings of the Certificates; and

(B)       an Opinion of Counsel, in form and substance satisfactory to the Company (as evidenced by a certificate of the Company), to the effect that such modification, addition to or absence of such provisions will not cause REMIC I, REMIC II and REMIC III to cease to qualify as a REMIC and will not create a risk that (1) REMIC I, REMIC II and REMIC III may be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

(vi)              The following legend shall appear on all Residual Certificates:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THE CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(vii)             The Tax Matters Person for each of REMIC I, REMIC II and REMIC III, while not a Disqualified Organization, shall be the tax matters person for the related REMIC within the meaning of Section 6231(a)(7) of the Code and Treasury Regulation Section 1.860F-4(d).

(d)        (1)        In the case of any Residual Certificate presented for registration in the name of any Person, the Trustee shall require (i) a Transferee Affidavit and Agreement which includes the representation set forth in paragraph 19 of the form attached hereto as Exhibit J and (ii) only if the representation set forth in such paragraph 19 indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(2)        In the case of any ERISA Super Restricted Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer's certificate substantially in the form of Exhibit N attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer's certificate shall not be an expense of the Trust, the Trustee, the Delaware Trustee, the Servicer or the Company, and (B) only if such officer's certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(3)        Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(d)(2) above will not be required with respect to the transfer of any ERISA Super Restricted Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a ERISA Super Restricted Certificate for so long as such Certificate is a Book-Entry Certificate (each such ERISA Super Restricted Certificate, a "Book-Entry ERISA Super Restricted Certificate").  Any transferee of a Book-Entry ERISA Super Restricted Certificate will be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) such transferee is not a Plan Investor or (ii) such transferee is a Complying Insurance Company.

(4)        If any Book-Entry ERISA Super Restricted Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(g)(3) above, then the last preceding transferee that either (i) is not a Plan Investor or (ii) is a Complying Insurance Company shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.  Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

(5)        Any purported Beneficial Holder whose acquisition or holding of any Book-Entry ERISA Super Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(d) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the Servicer, the Trust and each Underwriter from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(e)        [Reserved.]

(f)         (1)        No transfer, sale, pledge or other disposition of a Junior Subordinate Certificate shall be made unless such transfer, sale, pledge or other disposition is made in accordance with this Section 5.01(f).  Each Person who, at any time, acquires any ownership interest in any Junior Subordinate Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions of this Section 5.01(f). To effectuate a transfer of a Junior Subordinate Certificate in accordance with this Section 5.01(f), either such transfer shall be made pursuant to an effective registration statement under the Securities Act or the proposed transferee of such Certificate shall provide the Trustee and the Company with an investment letter substantially in the form of Exhibit L attached hereto, which investment letter shall not be an expense of the Trust, the Trustee, the Delaware Trustee or the Company, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act provided by Rule 144A. Notwithstanding the foregoing, the proposed transferee of such Certificate shall not be required to provide the Trustee or the Company with Annex 1 or Annex 2 to the form of Exhibit L attached hereto if the Company so consents prior to each such transfer. Such transfers shall be deemed to have complied with the requirements of this Section 5.01(f). The Holder of a Certificate desiring to effect such transfer does hereby agree to indemnify the Trust, the Trustee, the Delaware Trustee, the Servicer, the Company, and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement.

(2)        Notwithstanding the foregoing, an investment letter as described in Section 5.01(f)(1) above will not be required with respect to the transfer of any Junior Subordinate Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a Book-Entry Junior Subordinate Certificate (as defined in Section 5.01(d)(3)).  Any transferee of a Book-Entry Junior Subordinate Certificate will be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that such transferee meets the requirements set forth in Exhibit L attached hereto.

(3)        If any Book-Entry Junior Subordinate Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(f)(2) above, then the last preceding transferee meets the requirements set forth in Exhibit L attached hereto shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.  Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

(4)        Any purported Beneficial Holder whose acquisition or holding of any Book-Entry Junior Subordinate Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(f) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the Servicer, the Trust and each Underwriter from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(g)        (1)        In the case of any ERISA Restricted Certificate presented for registration in the name of any Person, the prospective transferee shall be required to provide the Trustee and the Company (A) an officer's certificate substantially in the form of Exhibit O attached hereto acceptable to and in form and substance satisfactory to the Trustee and the Company, which officer's certificate shall not be an expense of the Trust, the Servicer, the Trustee, the Delaware Trustee or the Company, and (B) only if such officer's certificate indicates that a Benefit Plan Opinion is delivered in connection therewith, a Benefit Plan Opinion.

(2)        Notwithstanding the foregoing, a certification (and, if applicable, a Benefit Plan Opinion) as described in Section 5.01(g)(1) above will not be required with respect to the transfer of any ERISA Restricted Certificate to a Clearing Agency, or for any subsequent transfer of any interest in a ERISA Restricted Certificate for so long as such Certificate is a Book-Entry Certificate (each such ERISA Restricted Certificate, a "Book-Entry ERISA Restricted Certificate").  Any transferee of a Book-Entry ERISA Restricted Certificate will be deemed to have represented, by virtue of its acquisition or holding of such Certificate (or interest therein), that either (i) such transferee is not a Plan Investor, (ii) such transferee is a Complying Insurance Company or (iii) such Certificate was rated "BBB-" or better (or its equivalent) by at least one of the Rating Agencies at the time of such transferee's acquisition of such Certificate (or interest therein).

(3)        If any Book-Entry ERISA Restricted Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.01(g)(2) above, then the last preceding transferee that either (i) is not a Plan Investor, (ii) is a Complying Insurance Company or (iii) acquired such Certificate at a time when such Certificate was rated "BBB-" or better (or its equivalent) by at least one of the Rating Agencies shall be restored, to the extent permitted by law, to all rights and obligations as Beneficial Holder thereof retroactive to the date of transfer of such Certificate by such preceding transferee.  Neither the Trust nor the Trustee shall be under any liability to any Person for making any payments due on such Certificate to such preceding transferee.

(4)        Any purported Beneficial Holder whose acquisition or holding of any Book-Entry ERISA Restricted Certificate (or interest therein) was effected in violation of the restrictions in this Section 5.01(g) shall indemnify and hold harmless the Company, the Trustee, the Delaware Trustee, the Servicer, the Trust and each Underwriter from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Section 5.02.        Certificates Issuable in Classes; Distributions of Principal and Interest; Authorized Denominations. The aggregate principal amount of the Certificates that may be authenticated and delivered under this Agreement is limited to the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, as specified in the Preliminary Statement to this Agreement, except for Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.03. Such aggregate principal amount shall be allocated among one or more Classes having designations, types of interests, initial per annum Certificate Interest Rates, initial Class Principal Balances and Final Maturity Dates as specified in the Preliminary Statement to this Agreement. The aggregate Percentage Interest of each Class of Certificates of which the Class Principal Balance equals zero as of the Cut-Off Date that may be authenticated and delivered under this Agreement is limited to 100%. Certificates shall be issued in Authorized Denominations.

Section 5.03.        Registration of Transfer and Exchange of Certificates. The Trustee on behalf of the Trust shall cause to be maintained at one of its offices or at its designated agent, a Certificate Register in which there shall be recorded the name and address of each Certificateholder. Subject to such reasonable rules and regulations as the Trustee may prescribe, the Certificate Register shall be amended from time to time by the Trustee or its agent to reflect notice of any changes received by the Trustee or its agent pursuant to Section 10.06. The Trustee hereby appoints itself as the initial Certificate Registrar.

Upon surrender for registration of transfer of any Certificate to the Trustee at the Corporate Trust Office of the Trustee, or such other address or agency as may hereafter be provided to the Servicer in writing by the Trustee, the Trustee on behalf of the Trust shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of Authorized Denominations. At the option of the Certificateholders, Certificates may be exchanged for other Certificates in Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee on behalf of the Trust shall execute, and the Trustee, or any Authenticating Agent, shall authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent and duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

A reasonable service charge may be made for any such exchange or transfer of Certificates, and the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange or transfer of Certificates.

All Certificates surrendered for exchange or transfer shall be cancelled by the Trustee or any Authenticating Agent.

Section 5.04.        Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Trustee or any Authenticating Agent, or (ii) the Trustee or any Authenticating Agent receives evidence to their satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee or any Authenticating Agent such security or indemnity as may be required by them to save each of them and the Trust harmless, then, in the absence of notice to the Trustee or any Authenticating Agent that such Certificate has been acquired by a protected purchaser, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Certificate Principal Balance or Percentage Interest as applicable. Upon the issuance of any new Certificate under this Section 5.04, the Trustee or any Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or any Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of a beneficial interest in the Trust as if originally issued, whether or not the lost or stolen Certificate shall be found at any time.

Section 5.05.        Persons Deemed Owners. The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, Section 4.04 and Section 4.05 and for all other purposes whatsoever, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee, the Certificate Registrar or any agent thereof shall be affected by notice to the contrary.

Section 5.06.        [Reserved.]

Section 5.07.        Book-Entry for Book-Entry Certificates. Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more word-processed Certificates of Authorized Denomination representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency (or its custodian), by, or on behalf of, the Company. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder shall receive a definitive certificate representing such Beneficial Holder's interest in any Class of Book-Entry Certificate, except as provided above and in Section 5.09. Each Book-Entry Certificate shall bear the following legend:

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Unless and until definitive, fully registered Book-Entry Certificates (the "Definitive Certificates") have been issued to the Beneficial Holders pursuant to Section 5.09:

(a)        the provisions of this Section 5.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)        the Servicer and the Trustee may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on the Book-Entry Certificates) as the sole Certificateholder;

(c)        to the extent that the provisions of this Section 5.07 conflict with any other provisions of this Agreement, the provisions of this Section 5.07 shall control; and

(d)        the rights of the Beneficial Holders shall be exercised only through the Clearing Agency and the DTC Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the DTC Participants. Pursuant to the Depositary Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.09, the initial Clearing Agency will make book-entry transfers among the DTC Participants and receive and transmit distributions of principal and interest on the related Class of Book-Entry Certificates to such DTC Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing a specified Percentage Interest, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning Book-Entry Certificates evidencing the requisite Percentage Interest represented by the Book-Entry Certificates. The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

Section 5.08.        Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 5.09, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related DTC Participants in accordance with its applicable rules, regulations and procedures.

Section 5.09.        Definitive Certificates. If (a) the Clearing Agency or the Servicer notifies the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depositary Agreement with respect to the Book-Entry Certificates and the Trustee or the Servicer is unable to locate a qualified successor, (b) the Servicer, to the extent permitted by law, advises the Trustee in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Certificateholders holding Book-Entry Certificates evidencing Percentage Interests aggregating not less than 66⅔% of the aggregate Class Principal Balance of such Certificates advise the Trustee and the Clearing Agency through DTC Participants in writing that the continuation of a book-entry system with respect to the Book-Entry Certificates through the Clearing Agency is no longer in the best interests of the Certificateholders with respect to such Certificates, the Trustee shall notify all Certificateholders of Book-Entry Certificates of the occurrence of any such event and of the availability of Definitive Certificates. Upon surrender to the Trustee of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee on behalf of the Trust shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver the Definitive Certificates. Neither the Company, the Servicer, the Trust nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for all of the Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

Section 5.10.        Office for Transfer of Certificates. The Trustee on behalf of the Trust shall maintain an office or agency where Certificates may be surrendered for registration of transfer or exchange. The Corporate Trust Office is initially designated for said purposes.

Section 5.11.        Nature of Certificates. The Certificates shall be personal property giving only the rights specifically set forth therein and in this Agreement.  The Certificates shall have no preemptive or similar rights and when issued and delivered to the Holders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.  The Holders of the Certificates, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. THE RECEIPT AND ACCEPTANCE OF A CERTIFICATE OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH CERTIFICATE OF ALL THE TERMS AND PROVISIONS OF THIS AGREEMENT, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

ARTICLE VI

The Company and the Servicer

Section 6.01.        Liability of the Company and the Servicer. Each of the Company and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company or the Servicer, as applicable, herein.

Section 6.02.        Merger or Consolidation of the Company or the Servicer. Any Corporation into which either the Company or the Servicer may be merged or consolidated, or any Corporation resulting from any merger, conversion or consolidation to which either the Company or the Servicer shall be a party, or any Corporation succeeding to the business of either the Company or the Servicer, shall be the successor of the Company or the Servicer, as applicable, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 6.03.        Limitation on Liability of the Company, the Servicer and Others. Neither the Company nor the Servicer nor any of the directors, officers, employees or agents of the Company or the Servicer shall be under any liability to the Trust, the Holders of the REMIC I, REMIC II or REMIC III Regular Interests or the Certificateholders for any action taken by such Person or for such Person's refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of duties and obligations hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, may rely in good faith on any document of any kind properly executed and submitted by any Person respecting any matters arising hereunder. Each of the Company, the Servicer and any director, officer, employee or agent of the Company or the Servicer, as applicable, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any Mortgage Loan (other than as otherwise permitted in this Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties related to the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that each of the Company and the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the Mortgage Loans, this Agreement, the Certificates or the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Company and the Servicer shall be entitled to be reimbursed, as applicable, therefor out of the Certificate Account, as provided by Section 3.05.

Section 6.04.        Neither the Company nor the Servicer May Resign. Neither the Company nor the Servicer shall resign from its respective obligations and duties hereby imposed on it, as applicable, except upon determination by the Company or the Servicer that its respective duties hereunder are no longer permissible under applicable law.  Any such determination permitting the resignation of the Company or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 7.02 hereof.

The Servicer shall give prompt written notice to the Company of any information received by the Servicer which affects or relates to an ongoing obligation or right of the Company under this Agreement.

Section 6.05.        Trustee Access. The Servicer shall afford the Company and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Servicer, in respect of the Mortgage Loans and in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations.  Upon reasonable request, the Servicer, shall furnish the Company and the Trustee with its most recent financial statements (or, for so long as Washington Mutual Bank is the Servicer, the most recent consolidated financial statements for Washington Mutual Bank appearing in the audited financial statements of Washington Mutual, Inc., or the entity with whose financial statements the financial statements of Washington Mutual Bank are consolidated) and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality, from disclosing, regarding its business, affairs, property and condition, financial or otherwise.

ARTICLE VII

Default

Section 7.01.        Events of Default. (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)                  Any failure by the Servicer to deposit into the Certificate Account any payment required to be deposited therein by the Servicer under the terms of this Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; or

(ii)                Failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; or

(iii)               A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv)              The Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(v)                The Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi)              Any failure of the Servicer to make any Monthly P&I Advance (other than a Nonrecoverable Advance) which continues unremedied at the opening of business on the Distribution Date in respect of which such Monthly P&I Advance was to have been made;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%, by notice in writing to the Company and the Servicer (and to the Trustee if given by the Certificateholders, in which case such notice shall set forth evidence reasonably satisfactory to the Trustee that such Event of Default has occurred and shall not have been remedied) may terminate all of the rights (other than its right to reimbursement for advances) and obligations of the Servicer, including its right to the Servicing Fee, under this Agreement. Such termination shall be final and binding. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney‑in‑fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee for administration by it of all collections on the Mortgage Loans that shall at the time be held by the Servicer or thereafter be received by the Servicer with respect to the Mortgage Loans.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 7.01(a) shall occur, the Trustee shall, by notice in writing to the Servicer, which may be delivered by telecopy, immediately suspend all of the rights and obligations of the Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or in any capacity other than Servicer, or to reimbursement of advances, and the Trustee shall act as provided in Section 7.02 to carry out the duties of the Servicer, including the obligation to make any Monthly P&I Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 7.01(a). Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the Servicer shall within two Business Days following such suspension remit to the Trustee the amount of any Monthly P&I Advance (plus interest accrued thereon at a per annum rate equal to the prime rate for United States money center commercial banks as published in The Wall Street Journal) the nonpayment of which by the Servicer was an Event of Default described in clause (vi) of this Section 7.01(a), the Trustee, subject to the last sentence of this paragraph, shall permit the Servicer to resume its rights and obligations as Servicer hereunder. The Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to clause (vi) of this Section 7.01(a). The Servicer agrees that if an Event of Default as described in clause (vi) of this Section 7.01(a) shall occur more than two times in any twelve month period, the Trustee shall be under no obligation to permit the Servicer to resume its rights and obligations as Servicer hereunder.

(b)        In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

(i)                  Failure on the part of the Company duly to observe or perform in any material respect any of the covenants or agreements on the part of the Company contained in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; or

(ii)                A decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding‑up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iii)               The Company shall consent to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(iv)              The Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of creditors, or voluntarily suspend payment of its obligations;

then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%, by notice in writing to the Company and the Trustee, may direct the Trustee in accordance with Section 10.03 to institute an action, suit or proceeding in its own name as Trustee hereunder to enforce the Company's obligations hereunder.

(c)        In any circumstances in which this Agreement states that Certificateholders owning Certificates evidencing a certain Percentage Interest may take certain action, such action shall be taken by the Trustee, but only if the requisite percentage of Certificateholders required under this Agreement for taking like action or giving like instruction to the Trustee under this Agreement shall have so directed the Trustee in writing.

Section 7.02.        Trustee to Act; Appointment of Successor.

(a)        On and after the date on which the Servicer receives a notice of termination pursuant to Section 7.01 or the Servicer resigns pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Servicer under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto arising on or after such date of termination or resignation placed on the Servicer by the terms and provisions hereof and thereof, and shall have the same limitations on liability herein granted to the Servicer; provided, that the Trustee shall not under any circumstances be responsible for any representations and warranties or any repurchase obligation of the Company or any liability incurred by the Servicer prior to such date of termination or resignation and the Trustee shall not be obligated to make a Monthly P&I Advance if it is prohibited by law from so doing. As compensation therefor, the Trustee shall be entitled to all compensation to which the Servicer would have been entitled if the Servicer had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Pending any such appointment, the Trustee is obligated to act in such capacity. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall, together with the compensation to the Trustee, be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)        In connection with any termination or resignation of the Servicer hereunder, in the event that any of the Mortgage Loans are MERS Loans, either (i) the successor Servicer (including the Trustee if the Trustee is acting as successor Servicer) shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Loans, in which case the predecessor Servicer shall cooperate with the successor Servicer in registering the transfer of servicing of the MERS Loans to the successor Servicer on the MERS® System in accordance with MERS' rules and procedures, or (ii) if the successor Servicer is not a member of MERS, the predecessor Servicer shall cooperate with the successor Servicer in (A) de-registering the MERS Loans from the MERS® System and (B) causing MERS to execute and deliver an assignment from MERS to the Trust of the Mortgage securing each MERS Loan in recordable form and in the form otherwise provided under clause (X)(iii) of the definition of "Mortgage File" herein and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect such de-registration and assignment. The predecessor Servicer shall bear any and all fees of MERS and all fees and costs of preparing and recording any assignments of Mortgages as required under this Section 7.02(b).

Section 7.03.        Notification to Certificateholders. Upon any such termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

ARTICLE VIII

Concerning the Trustees

Section 8.01.        Duties of Trustees.

(a)        The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it which are specifically required to be furnished to it pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, statement, opinion, report, or other order or instrument furnished by the Company or Servicer to the Trustee pursuant to this Agreement.

(c)        No provision of this Agreement shall be construed to relieve the Trustee or the Delaware Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)                  Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement,

(ii)                Neither the Trustee nor the Delaware Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Delaware Trustee, and, in the absence of bad faith on the part of the Trustee or the Delaware Trustee, such trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such trustee and conforming to the requirements of this Agreement; and

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders holding Certificates which evidence Percentage Interests aggregating not less than 25% relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under this Agreement.

(d)        Within ten Business Days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to the Rating Agencies notice of each Event of Default. Within 90 days after the occurrence of any Event of Default known to the Trustee, the Trustee shall transmit by mail to all Certificateholders (with a copy to the Rating Agencies) notice of each Event of Default, unless such Event of Default shall have been cured or waived; provided, however, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Certificateholders; and provided, further, that in the case of any Event of Default of the character specified in Section 7.01(a)(i) or Section 7.01(a)(ii), no such notice to Certificateholders or to the Rating Agencies shall be given until at least 30 days after the occurrence thereof.

Section 8.02.        Certain Matters Affecting the Trustees. Except as otherwise provided in Section 8.01:

(i)                  Each of the Trustee and the Delaware Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)                Each of the Trustee and the Delaware Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)               Neither the Trustee nor the Delaware Trustee shall be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)              Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Delaware Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, that if the payment within a reasonable time to the Trustee or the Delaware Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of such trustee, not reasonably assured to such trustee by the security, if any, afforded to it by the terms of this Agreement, such trustee may require reasonable indemnity against such expense or liability as a condition to proceeding;

(v)                Each of the Trustee and the Delaware Trustee may execute the trust or any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys selected by it with reasonable care or (as in the case of the Initial Custodian) designated by the Servicer;

(vi)              Neither the Trustee nor the Delaware Trustee shall be deemed to have knowledge or notice of any matter, including without limitation an Event of Default, unless actually known by a Responsible Officer, or unless written notice thereof referencing this Agreement or the Certificates is received at the Notice Address of such trustee;

(vii)             In no event shall the Trustee or the Delaware Trustee be held liable for acts or omissions of the Servicer or the other trustee (excepting the Trustee's own actions as Servicer).   No provision of this Agreement shall require the Trustee or the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder (except for the giving of required notices), or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(viii)           When the Trustee is acting as Servicer, and to the extent permitted under applicable law, the Trustee is hereby authorized, in making or disposing of any investment permitted hereunder, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or its affiliate is acting as an agent of the Trustee or of any third person or dealing as principal for its own account;

(ix)              Except as expressly provided in this Agreement, in no event shall the Trustee be under any duty or obligation to monitor, determine, investigate or compel compliance by the Trust with the requirements of the Statutory Trust Statute; and

(x)                Except as provided in Section 8.18, in no event shall the Trustee be obligated or responsible for preparing, executing, filing or delivering in respect of the Trust or another party either (A) any report or filing required by the Commission to be prepared, executed, filed or delivered in respect of the Trust or another party or (B) any certification in respect of a report or filing required by the Commission.

Section 8.03.        Trustees Not Liable for Certificates or Mortgage Loans. The recitals contained herein (other than those relating to the due organization, power and authority of the Trustee and the Delaware Trustee) and in the Certificates (other than the execution of, and certificate of authentication on, the Certificates) shall not be taken as the statements of the Trustee or the Delaware Trustee, and neither the Trustee nor the Delaware Trustee assumes any responsibility for their correctness. Neither the Trustee nor the Delaware Trustee makes any representations as to the validity or sufficiency of this Agreement, the Mortgage Loan Purchase Agreement or of the Certificates or any Mortgage Loan. Neither the Trustee nor the Delaware Trustee shall be accountable for the use or application by the Company, the Servicer or the Trust, as applicable, of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer or the Company in respect of the Mortgage Loans or deposited into the Custodial Accounts for P&I, any Buydown Fund Account, the Investment Account or the Certificate Account by the Servicer or the Company.

Section 8.04.        Trustees May Own Certificates. The Trustee, the Delaware Trustee or any agent or affiliate of such trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not trustee.

Section 8.05.        The Servicer to Pay Trustees' Fees and Expenses. Subject to separate written agreements with the Trustee and the Delaware Trustee, the Servicer covenants and agrees to, and the Servicer shall, pay each of the Trustee and the Delaware Trustee from time to time, and such trustee shall be entitled to payment, for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of such trustee. Except as otherwise expressly provided herein, the Servicer shall pay or reimburse each of the Trustee and the Delaware Trustee upon such trustee's request for all reasonable expenses and disbursements incurred or made by such trustee in accordance with any of the provisions of this Agreement, including any such expenses incurred or made in connection with a transfer of servicing, and shall indemnify the institution acting as such trustee, both in its individual capacity and as trustee, from any loss, liability or expense incurred by it hereunder (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any expenses which arise out of or are imposed upon the Trustee or the Delaware Trustee in connection with the creation, operation or termination of the Trust) except any such expense or disbursement as may arise from its own negligence or bad faith. Such obligation shall survive the termination of this Agreement or resignation or removal of the Trustee or the Delaware Trustee. The Servicer shall, at its expense, prepare or cause to be prepared all federal and state income tax and franchise tax and information returns relating to REMIC I, REMIC II or REMIC III required to be prepared or filed by the Trustee or the Delaware Trustee and shall indemnify the Trustee and the Delaware Trustee for any liability of such trustees arising from any error in such returns.

Section 8.06.        Eligibility Requirements for Trustees. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a Corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) acceptable to the Rating Agencies. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of any aforementioned supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Delaware Trustee hereunder shall at all times have its principal place of business in the State of Delaware and shall satisfy the applicable requirements under the laws of the State of Delaware authorizing it to act as the Delaware trustee of the Trust.  In case at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, such trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.        Resignation and Removal of Trustees. Each of the Trustee and the Delaware Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee or the Delaware Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee or the Delaware Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of such trustee or of its property shall be appointed, or any public officer shall take charge or control of such trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove such trustee and appoint a successor trustee by written instrument, in triplicate, copies of which instrument shall be delivered to the trustee so removed, the trustee continuing in its capacity and the successor trustee.

The Holders of Certificates evidencing Percentage Interests aggregating more than 50% may at any time remove the Trustee or the Delaware Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.

Any resignation or removal of the Trustee or the Delaware Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08. Any expenses associated with the resignation of the Trustee or the Delaware Trustee shall be borne by such trustee, and any expenses associated with the removal of the Trustee or the Delaware Trustee shall be borne by the Servicer.

Section 8.08.        Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Delaware Trustee herein. The predecessor shall deliver to the successor trustee all Mortgage Files, related documents, statements and all other property held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 8.06.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Servicer shall mail notice of the succession of such trustee hereunder to (i) all Certificateholders at their addresses as shown in the Certificate Register and (ii) the Rating Agencies. If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed.

Section 8.09.        Merger or Consolidation of Trustee. Any Corporation into which the Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Corporation succeeding to the corporate trust business of such trustee, shall be the successor of such trustee hereunder, provided such resulting or successor Corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10.        Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the assets of the Trust may at the time be located, the Servicer and the Trustee or the Delaware Trustee, as applicable, acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by such trustee to act as co-trustee or co-trustees, jointly with such trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust and to vest in such Person or Persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee or the Delaware Trustee, as applicable, may consider necessary or desirable; provided, that the Trustee or the Delaware Trustee, as applicable, shall remain liable for all of its obligations and duties under this Agreement. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee or the Delaware Trustee, as applicable, alone shall have the power to make such appointment; provided, that such trustee shall remain liable for all of its obligations and duties under this Agreement. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee or the Delaware Trustee, as applicable, shall be conferred or imposed upon and exercised or performed by the Trustee or the Delaware Trustee, as applicable, and such separate trustee or co-trustee jointly and severally, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee or the Delaware Trustee, as applicable, such trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the assets of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee or the Delaware Trustee, as applicable.

Any notice, request or other writing given to the Trustee or the Delaware Trustee shall be deemed to have been given to each of the then related separate trustee(s) and co-trustee(s), as effectively as if given to each of them. Every instrument appointing any separate trustee(s) or co-trustee(s) shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or the Delaware Trustee, as applicable, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee or the Delaware Trustee, as applicable. Every such instrument shall be filed with the Trustee or the Delaware Trustee, as applicable.

Any separate trustee or co-trustee may, at any time, constitute the Trustee or the Delaware Trustee, as applicable, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and the trust shall vest in and be exercised by the Trustee or the Delaware Trustee, as applicable, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.        Authenticating Agents. The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having an office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent so long as it shall be eligible in accordance with the provisions of the first paragraph of this Section 8.11 without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Servicer. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.11, the Trustee may appoint, upon prior written approval of the Servicer, a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. Any reasonable compensation paid to an Authenticating Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.12.        Paying Agents. The Trustee may appoint one or more Paying Agents which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account, and distributions to Certificateholders as provided in Section 4.01, Section 4.04, Section 4.05(a) and Section 9.01(b) to the extent directed to do so by the Servicer. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation, trust company or banking association organized and doing business under the laws of the United States of America or of any state, having an office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 8.12.

Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided, that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Servicer, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 8.12, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. Any reasonable compensation paid to any Paying Agent shall be a reimbursable expense pursuant to Section 8.05 if paid by the Trustee.

Section 8.13.        Duties of Delaware Trustee.

(a)        The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Statutory Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware.  It is understood and agreed by the parties hereto that the Delaware Trustee shall have none of the duties or liabilities of the Trustee.

(b)        The duties of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates with respect to the Trust required to be filed with the Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Statutory Trust Statute and (iii) such other duties as are set forth in this Article VIII.  To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Holders of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests or the Certificates, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement.

Section 8.14.        Amendment to Certificate of Trust. If at any time required by Section 3810 of the Statutory Trust Statute, the Trustee, the Delaware Trustee and any other trustee of the Trust shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of such Section 3810.

Section 8.15.        Yield Maintenance Agreement. The Trust shall have the power and authority, and the Trustee (not in its individual capacity, but solely as Trustee hereunder) is hereby authorized and directed, on behalf of the Trust, to (i) enter into and perform the obligations of the Trust under the Yield Maintenance Agreement and (ii) exercise and enforce the rights of the Trust as specified therein.

Section 8.16.        Trustees Act on Behalf of Trust. Except to the extent otherwise expressly provided herein, in the performance of its obligations under this Agreement, each of the Trustee and the Delaware Trustee shall at all times be acting on behalf of the Trust or the Certificateholders, as applicable.

Section 8.17.        Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust and (b) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

Section 8.18.        Trustee Report on Assessment of Compliance with Servicing Criteria. The Trustee shall, on or before the 90th day following each December 31 after the Cut-Off Date (or such earlier date as reasonably requested by the Servicer, but in no event earlier than March 15), deliver to the Company and the Servicer the following documents, if so requested by the Servicer:

(a)        a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in Item 1122(d) of Regulation AB with respect to asset-backed securities transactions taken as a whole involving the Trustee that are backed by assets of the same type as the Mortgage Loans, as required by Item 1122 of Regulation AB; and

(b)        a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Trustee pursuant to clause (a) above, as required by Item 1122 of Regulation AB;

 provided, however, that the Trustee shall only be required to deliver the reports specified in Section 8.18(a) and (b) with respect to any year for which a Report on Form 10-K is required to be filed with the Commission on behalf of the Trust.  Promptly following December 31 of each year for which a Report on Form 10-K is so required to be filed, the Servicer shall advise the Trustee whether the foregoing reports will be required of the Trustee and the Servicer and the Trustee shall cooperate in good faith to determine the applicable servicing criteria.

ARTICLE IX

Termination

Section 9.01.        Termination Upon Purchase by the Servicer or Liquidation of All Mortgage Loans.

(a)        The Servicer may purchase the outstanding Mortgage Loans, all property acquired by the Trust in respect of any Mortgage Loan and all other property included in any REMIC formed under this Agreement in respect of the Mortgage Loans, on or after the first date on which the aggregate Principal Balance of the Mortgage Loans is less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, at a price equal to the sum, reduced by unreimbursed advances (other than advances made with respect to Mortgage Loans as to which the Servicer expects at the time of such purchase, in its sole judgment, that foreclosure is not imminent), of

(x)        the excess of

(A)       100% of the aggregate Principal Balance of the Mortgage Loans (other than Mortgage Loans in respect of which the related Mortgaged Property has been acquired by the Trust by foreclosure, deed in lieu of foreclosure or otherwise) (after giving effect to the distribution of all other principal and the allocation of Realized Losses to the Certificates on the date of such purchase), plus accrued interest at the applicable Pass-Through Rates with respect to the Mortgage Loans through the last day of the month of such purchase, over

(B)       the amount of any Bankruptcy Losses incurred with respect to the Mortgage Loans as of the date of such purchase to the extent that the Principal Balances of the Mortgage Loans have not been previously reduced by such Bankruptcy Losses, and

(y)        without duplication,

(A)       the appraised fair market value as of the date of such purchase of all property owned by the Trust which secured a Mortgage Loan and which has been acquired by the Trust by foreclosure, deed in lieu of foreclosure or otherwise, including related Insurance Proceeds, and

(B)       the appraised fair market value as of the date of such purchase of all other property included in any REMIC formed under this Agreement in respect of the Mortgage Loans, any such appraisal pursuant to clause (A) or (B) to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee;

provided, however, that the Servicer may not so purchase such outstanding Mortgage Loans and property if such price exceeds the fair market value, determined by the Servicer in accordance with prudent industry practices, of such outstanding Mortgage Loans and property. If such right is exercised, the Servicer shall provide to the Trustee, the Delaware Trustee and the Company the written certification of an officer of the Servicer (which certification shall include a statement to the effect that all amounts required to be paid in order to exercise such right have been deposited in the Certificate Account) and the Trustee on behalf of the Trust shall promptly execute all instruments as may be necessary to release and assign to the Servicer the Mortgage Loans, all property acquired by the Trust in respect of any Mortgage Loan and all other property included in any REMIC formed under this Agreement in respect of the Mortgage Loans.

Except as otherwise set forth in this Article IX, including, without limitation, the obligation of the Servicer to make payments to Certificateholders as hereafter set forth, the Trust and the respective obligations and responsibilities of the Company, the Servicer, the Trustee and the Delaware Trustee created hereby shall terminate in accordance with Section 3808 of the Statutory Trust Statute upon:

(i)         the Distribution Date immediately following the exercise by the Servicer of its purchase option set forth in the first paragraph of this Section 9.01(a), or

(ii)        the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure in respect of any Mortgage Loan, and the payment to the Certificateholders of all amounts required to be paid to them hereunder.

The Servicer shall not have any further right to reimbursement by the Trust for any advance that is used to reduce the purchase price of the Mortgage Loans pursuant to the first paragraph of this Section 9.01(a).

In no event shall the Trust continue beyond the expiration of 21 years from the death of the survivor of the issue of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James', living on the date hereof.

In no event shall the Servicer be required to expend any amounts other than those described in the first paragraph of this Section 9.01(a) in order to terminate the Trust or purchase the Mortgage Loans under this Section 9.01, and in no event shall the Company, the Trustee or the Delaware Trustee be required to expend any amounts in connection with such termination or purchase.

(b)        Notice of such purchase pursuant to the first paragraph of Section 9.01(a), specifying the date upon which the Certificateholders may surrender their Certificates to the Trustee for payment and cancellation, shall be given promptly by letter from the Trustee to Certificateholders mailed not less than 30 days prior to such final distribution, specifying (i) the date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein designated (the "Termination Date"), (ii) the amount of such final payment (the "Termination Payment") and (iii) that the Record Date otherwise applicable to the Distribution Date upon which the Termination Date occurs is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. The Servicer shall provide the Trustee with written notice of its intent to exercise its purchase option pursuant to the first paragraph of this Section 9.01(a) at least five Business Days, or such lesser time as is acceptable to the Trustee, such acceptance not to be unreasonably withheld, prior to the time that the Trustee is required to mail notice to the Certificateholders.

In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the Termination Date, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Termination Payment with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer may take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain in trust hereunder.

Upon any termination of the Trust pursuant to the second paragraph of Section 9.01(a),  the Certificate Account shall terminate subject to the Servicer's obligation to hold all amounts payable to Certificateholders in trust without interest pending such payment.

Upon the completion of winding up of the Trust, including the payment or the making reasonable provision for payment of all obligations of the Trust in accordance with Section 3808(e) of the Statutory Trust Statute, the Delaware Trustee shall prepare, the Trustee, the Delaware Trustee and any other trustee hereunder shall sign, and the Delaware Trustee (upon the Trustee's consent acting at direction of the Servicer) shall file, a certificate of cancellation with the Secretary of State in accordance with Section 3810 of the Statutory Trust Statute, at which time the Trust and this Agreement shall terminate.  The Servicer shall act as the liquidator of the Trust and shall be responsible for taking all actions in connection with winding up the Trust, in accordance with the requirements of this Agreement (including this Section 9.01 and Section 9.02) and applicable law.

Section 9.02.        Additional Termination Requirements.

(a)        In the event the Servicer exercises its purchase option as provided in Section 9.01(a), REMIC I, REMIC II and REMIC III shall be terminated in accordance with the following additional requirements, unless the Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of REMIC I, REMIC II and REMIC III to comply with the requirements of this Section 9.02 will not (i) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II and REMIC III as described in Section 860F of the Code, or (ii) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)                  Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.01(b), the Tax Matters Person shall prepare the documentation required and the Tax Matters Person and the Trustee shall adopt a plan of complete liquidation on behalf of REMIC I, REMIC II and REMIC III meeting the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer, on behalf of REMIC I, REMIC II and REMIC III; and

(ii)                At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Servicer on behalf of the Trust shall sell all of the assets of REMIC I, REMIC II and REMIC III to the Servicer for cash in the amount specified in Section 9.01(a).

(b)        By its acceptance of any Residual Certificate, the Holder thereof hereby agrees to authorize the Tax Matters Person and the Trustee to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably requested by the Tax Matters Person or the Trustee.

Section 9.03.        Trust Irrevocable. Except as expressly provided herein, the trust created hereby is irrevocable.

ARTICLE X

Miscellaneous Provisions

Section 10.01.    Amendment.

(a)        This Agreement may be amended from time to time by the Servicer, the Company and the Trustee, without the consent of any of the Certificateholders:

(i)                  to cure any ambiguity;

(ii)                to correct or supplement any provision herein which may be defective or inconsistent with any other provisions herein;

(iii)               to comply with any requirements imposed by the Code or any regulations thereunder;

(iv)              to correct the description of any property at any time included in REMIC I, REMIC II or REMIC III, or to assure the conveyance to the Trust of any property included in REMIC I, REMIC II or REMIC III;

(v)                pursuant to Section 5.01(c)(v); and

(vi)              to add any provision to, or amend any provision in, this Agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of any Certificateholder;

provided, however, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, that any such amendment which modifies the rights of the Class 1X-PPP Certificateholders to receive Assigned Prepayment Premiums for Loan Group 1, including any amendment to Section 3.20, shall require the consent of each Class 1X-PPP Certificateholder; provided, further, that any such amendment which modifies the rights of the Class 2X-PPP Certificateholders to receive Assigned Prepayment Premiums for Loan Group 2, including any amendment to Section 3.20, shall require the consent of each Class 2X-PPP Certificateholder. No such amendment (other than one entered into pursuant to clause (iii) of the preceding sentence) shall change the powers of the Servicer. Prior to entering into any amendment (other than one entered into pursuant to clause (iii) of the second preceding sentence) without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel addressed to the Trust and the Trustee to the effect that such amendment is permitted under this Agreement and has no material adverse effect on the interests of the Certificateholders; provided, however, that no such Opinion of Counsel shall be required if the Company obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. Prior to entering into any amendment pursuant to clause (iii) of the third preceding sentence without the consent of Certificateholders pursuant to this paragraph, the Trustee shall require an Opinion of Counsel to the effect that such action is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and shall not cause any REMIC formed under this Agreement to fail to qualify as such under the Code. The cost of any opinion required by this Section 10.01 shall be borne by the party requesting such amendment.

(b)        This Agreement may also be amended from time to time by the Servicer, the Company and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66%, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall, without the consent of the Holder of each Certificate affected thereby (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Certificateholder's Percentage Interest, the Certificate Interest Rate or the Termination Payment with respect to any of the Certificates, (ii) reduce the percentage of Percentage Interests specified in this Section 10.01 which are required to amend this Agreement, (iii) create or permit the creation of any lien against any part of REMIC I, REMIC II or REMIC III, or (iv) modify any provision in any way which would permit an earlier retirement of the Certificates; provided, further, that any such amendment which modifies the rights or obligations of the Delaware Trustee hereunder shall require the consent of the Delaware Trustee; provided, further, that any such amendment which modifies the rights of the Class 1X-PPP Certificateholders to receive Assigned Prepayment Premiums for Loan Group 1, including any amendment to Section 3.20, shall require the consent of each Class 1X-PPP Certificateholder; provided, further, that any such amendment which modifies the rights of the Class 2X-PPP Certificateholders to receive Assigned Prepayment Premiums for Loan Group 2, including any amendment to Section 3.20, shall require the consent of each Class 2X-PPP Certificateholder.

Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to the Delaware Trustee and each Certificateholder. Any failure to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.02.    Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or the comparable jurisdictions in which any Mortgaged Property is situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

Section 10.03.    Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote or in any manner otherwise to control the operation and management of the Trust or the obligations of the parties hereto (except as provided in Section 5.09, Section 7.01, Section 8.01, Section 8.02, Section 8.07, Section 10.01 and this Section 10.03), nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the institution acting as Trustee, both in its individual capacity and as Trustee, such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. However, the Trustee is under no obligation to exercise any of the extraordinary trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.    Access to List of Certificateholders. The Certificate Registrar shall furnish or cause to be furnished to the Trustee within 30 days after receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to such Certificateholders.

If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such list from the Certificate Registrar, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

Every Certificateholder, by receiving and holding the same, agrees with the Servicer, the Company, the Trust, the Trustee and the Delaware Trustee that none of the Servicer, the Company, the Trust, the Trustee or the Delaware Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 10.05.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to its conflict of laws provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws provisions.

Section 10.06.    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail, return receipt requested, or overnight courier to the applicable Notice Address. Notices to the Rating Agencies shall also be deemed to have been duly given if mailed by first class mail, postage prepaid, to the above listed addresses of the Rating Agencies. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 10.07.    Compliance With Regulation AB. Each of the parties hereto acknowledges and agrees that the purpose of Section 3.13, Section 8.18 and the last sentence of the third paragraph of Section 2.05 is to facilitate compliance by the Company, the Trust and Washington Mutual Bank with the provisions of Regulation AB, as it may be amended or clarified from time to time. Each of the Servicer and the Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Company, the Trust or Washington Mutual Bank in good faith for delivery of information under the provisions of Regulation AB on the basis of evolving interpretations thereof, and to deliver any other information necessary in the good faith determination of the Company, the Trust or Washington Mutual Bank to permit the Company, the Trust and Washington Mutual Bank to comply with the provisions of Regulation AB. Each of the Trust and Washington Mutual Bank shall be a third-party beneficiary of the Servicer's and the Trustee's respective obligations under Section 3.13, Section 8.18 and this Section 10.07.

Section 10.08.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.09.    Counterpart Signatures. For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.10.    Benefits of Agreement. Except as expressly provided herein, nothing in this Agreement or in any Certificate, expressed or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder, any separate trustee or co-trustee appointed under Section 8.10 and the Certificateholders, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Section 10.11.    Notices and Copies to Rating Agencies.

(a)        The Trustee shall notify the Rating Agencies of the occurrence of any of the following events, in the manner provided in Section 10.06:

            (i)         the occurrence of an Event of Default pursuant to Section 7.01, subject to the provisions of Section 8.01(d); and

            (ii)        the appointment of a successor Servicer pursuant to Section 7.02;

(b)        The Servicer shall notify the Rating Agencies of the occurrence of any of the following events, or in the case of clauses (iii), (iv), (v), (vii) and (viii) promptly upon receiving notice thereof, in the manner provided in Section 10.06:

            (i)         any amendment of this Agreement pursuant to Section 10.01;

            (ii)        the appointment of a successor Trustee or successor Delaware Trustee pursuant to Section 8.08;

            (iii)       the filing of any claim under or the cancellation or modification of any fidelity bond and errors and omissions coverage pursuant to Section 3.01 and Section 3.06 with respect to the Servicer;

            (iv)       any change in the location of the Certificate Account, any Custodial Account for P&I or the Investment Account;

            (v)        the purchase of any Mortgage Loan by the Company pursuant to Section 2.08 or by a Seller pursuant to the Mortgage Loan Purchase Agreement, or the purchase of the outstanding Mortgage Loans pursuant to Section 9.01;

            (vi)       the occurrence of the final Distribution Date or the termination of the Trust pursuant to Section 9.01(a)(ii);

            (vii)      the failure of the Servicer to make a Monthly P&I Advance pursuant to Section 4.02; and

            (viii)      the failure of the Servicer to make a determination by the close of business on the second Business Day prior a Distribution Date regarding whether it will make a Monthly P&I Advance for such Distribution Date pursuant to Section 4.02.

The Servicer shall provide copies of the statements pursuant to Section 4.02, Section 4.06, Section 3.13 or Section 3.15 or any other statements or reports to the Rating Agencies in such time and manner that such statements or determinations are required to be provided to Certificateholders.

Section 10.12.    Covenant Not to Place Trust Into Bankruptcy. Each party hereto covenants that it shall not, until at least one year and one day after all Certificates have been paid in full, (i) take any action to file an involuntary bankruptcy petition against the Trust, or (ii) institute against the Trust, or join in any institution against the Trust of, any bankruptcy or insolvency proceedings under any federal or state bankruptcy, insolvency or similar law. In addition, each Certificateholder or Beneficial Owner, by accepting and holding a Certificate or an interest therein, agrees it shall not, until at least one year and one day after all Certificates have been paid in full, take any action to file an involuntary bankruptcy petition against the Trust.

Section 10.13.    Covenant Not to Place Company Into Bankruptcy. Each party hereto (other than the Company) covenants that it shall not, until at least one year and one day after all securities issued by any trust to which the Company has transferred property have been paid in full, take any action to file an involuntary bankruptcy petition against the Company.  In addition, each Certificateholder or Beneficial Owner, by accepting and holding a Certificate or an interest therein, agrees it shall not, until at least one year and one day after all securities issued by any trust to which the Company has transferred property have been paid in full, take any action to file an involuntary bankruptcy petition against the Company.

IN WITNESS WHEREOF, the Company, the Servicer, the Trustee and the Delaware Trustee have caused their names to be signed hereto by their respective officers, thereunto duly authorized, all as of the date first above written.

WAMU ASSET ACCEPTANCE CORP. By: /s/ Todd Hanssen Name: Todd Hanssen Title: Vice President

WASHINGTON MUTUAL BANK, as Servicer By: /s/ Barbara Fickle Name: Barbara Fickle Title: Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Trustee By: /s/ Rita Lopez Name: Rita Lopez Title: Vice President

CHRISTIANA BANK & TRUST COMPANY, as Delaware Trustee By: /s/ J. Michael Klotz Name: J. Michael Klotz Title: Vice President

[Signature page to Pooling and Servicing Agreement for WaMu Series 2007-OA4]

Appendix 1

Definition of Class Y Principal Reduction Amounts

                For any Distribution Date the amounts by which the principal balances of the Class Y-1 and Class Y-2 Regular Interests respectively will be reduced on such distribution date by the allocation of Realized Losses and the distribution of principal, determined as follows:

                First for each of Loan Group 1 and Loan Group 2 determine the Loan Group Weighted Average Pass-Through Rate for that Loan Group for distributions of interest that will be made on the next succeeding Distribution Date (the "Group Interest Rate").  The Principal Reduction Amount for each of the Class Y Regular Interests will be determined pursuant to the "Generic solution for the Class Y Principal Reduction Amounts" set forth below (the "Generic Solution") by making identifications among the actual Loan Groups and their related Class Y and Class Z Regular Interests and Loan Group Weighted Average Pass-Through Rates and the Loan Groups named in the Generic Solution and their related Class Y and Class Z Regular Interests as follows:

                A.  Determine which Loan Group has the lowest Group Interest Rate.  That Loan Group will be identified with Loan Group AA and the Class Y and Class Z Regular Interests related to that Loan Group will be respectively identified with the Class YAA and Class ZAA Regular Interests.  The Group Interest Rate for that Loan Group will be identified with J%.  If the two Loan Groups have the same Group Interest Rate pick one for this purpose, subject to the restriction that each Loan Group may be picked only once in the course of any such selections pursuant to paragraphs A and B of this definition.

                B. Determine which Loan Group has the higher Group Interest Rate.  That Loan Group will be identified with Group BB and the Class Y and Class Z Regular Interests related to that Group will be respectively identified with the Class BB and Class ZBB Regular Interests.  The Group Interest Rate for that Loan Group will be identified with K%.  If the two Loan Groups have the same Group Interest Rate the Loan Group not selected pursuant to paragraph A, above, will be selected for purposes of this paragraph B.

                Second, apply the Generic Solution set forth below to determine the Class Y Principal Reduction Amounts for the Distribution Date using the identifications made above.

                Generic Solution for the Class Y Principal Reduction Amounts:  For any Distribution Date, the amounts by which the Class Principal Balances of the Class YAA and Class YBB Regular Interests respectively will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

J% and K% represent the interest rates on Group AA and Group BB respectively.  J%<K%.

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

PJB =        the Group AA Subordinate Balance after the allocation of Realized Losses and distributions of principal on such Distribution Date.

PKB =       the Group BB Subordinate Balance after the allocation of Realized Losses and distributions of principal on such Distribution Date.

R =          the Class B Certificate Interest Rate = (J%PJB + K%PKB)/(PJB + PKB)

Yj =         the Class YAA Principal Balance after distributions on the prior Distribution Date.

Yk =         the Class YBB Principal Balance after distributions on the prior Distribution Date.

DYj =      the Class YAA Principal Reduction Amount.

DYk =      the Class YBB Principal Reduction Amount.

Zj =         the Class ZAA Principal Balance after distributions on the prior Distribution Date.

Zk =         the Class ZBB Principal Balance after distributions on the prior Distribution Date.

DZj =      the Class ZAA Principal Reduction Amount.

DZk =      the Class ZBB Principal Reduction Amount.

Pj =         the aggregate Class Principal Balance of the Class YAA and Class ZAA Regular Interests after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group AA Loans reduced by the Group AA Class P Principal Balance, if any, and the Class R Principal Balance, if applicable.

Pk =         the aggregate Class Principal Balance of the Class YBB and Class ZBB Regular Interests after distributions on the prior Distribution Date, which is equal to the aggregate principal balance of the Group BB Loans reduced by the Group BB Class P Principal Balance, if any and Class R Principal Balance, if applicable.

DPj =       the aggregate principal reduction resulting on such Distribution Date on the Group AA Loans as a result of principal distributions (exclusive of any amounts distributed pursuant to clauses (c)(i) or (c)(ii) of the definition of REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to any Group AA Class P Certificates or the Class R Certificates, if applicable, which is equal to the aggregate of the Class YAA and Class ZAA Principal Reduction Amounts.

DPk=        the aggregate principal reduction resulting on such Distribution Date on the Group BB Loans as a result of principal distributions (exclusive of any amounts distributed pursuant to clauses (c)(i) or (c)(ii) of the definition of REMIC I Distribution Amount) to be made and Realized Losses to be allocated on such Distribution Date, reduced by the portion, if any, of such reduction allocable to any Group BB Class P Certificates or the Class R Certificates, if applicable, which is equal to the aggregate of the Class YBB and Class ZBB Principal Reduction Amounts.

a =          .0005

g =           (R – J%)/(K% - R).  g is a non-negative number unless its denominator is zero, in which event it is undefined.

If g is zero, DYk = Yk and DYj = (Yj/Pj)DPj.

If g is undefined, DYj = Yj, DYk = (Yk/Pk)DPk.

In the remaining situations, DYk and DYj shall be defined as follows:

1.        If Yk - a(Pk - DPk) ³0, Yj- a(Pj - DPj) ³ 0, and g (Pj - DPj) < (Pk - DPk), DYk = Yk -  ag (Pj -  DPj) and DYj = Yj -  a(Pj -  DPj).

2.        If Yk ‑  a(Pk ‑  DPk) ³ 0, Yj ‑  a(Pj ‑  DPj) ³ 0, and g (Pj ‑  DPj) ³ (Pk ‑  DPk), DYk = Yk ‑  a(Pk ‑  DPk) and DYj = Yj ‑ (a/g)(Pk ‑  DPk).

3.        If Yk ‑  a(Pk ‑  DPk) < 0, Yj ‑  a(Pj ‑  DPj) ³ 0, and Yj ‑  a(Pj ‑  DPj) ³ Yj ‑ (Yk/g), DYk = Yk ‑  ag (Pj ‑  DPj) and DYj = Yj ‑  a(Pj ‑  DPj).

4.        If Yk ‑  a(Pk ‑  DPk) < 0, Yj ‑ (Yk/g)  ³ 0, and Yj ‑  a(Pj ‑  DPj)  £ Yj ‑ (Yk/g), DYk = 0 and DYj = Yj ‑ (Yk/g).

5.        If Yj ‑  a(Pj ‑  DPj) < 0, Yj ‑ (Yk/g) < 0, and Yk ‑  a(Pk ‑  DPk)  £ Yk ‑ (gYj), DYk = Yk ‑ (gYj) and DYj = 0.

6.        If Yj ‑  a(Pj ‑  DPj) < 0, Yk ‑  a(Pk ‑  DPk) ³ 0, and Yk ‑  a(Pk ‑  DPk) ³ Yk ‑ (gYj), DYk = Yk ‑  a(Pk ‑  DPk) and DYj = Yj ‑ (a/g)(Pk ‑  DPk).

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

1.        Making the ratio of Yk to Yj equal to g after taking account of the allocation of Realized Losses and the distributions that will be made through end of the Distribution Date to which such provisions relate and assuring that the Principal Reduction Amount for each of the Class YAA, Class YBB, Class ZAA and Class ZBB Regular Interests is greater than or equal to zero for such Distribution Date;

2.        Making (i) the Class YAA Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Principal Balances and (ii) the Class YBB Principal Balance less than or equal to 0.0005 of the sum of the Class YBB and Class ZBB Principal Balances in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and

3.        Making the larger of (a) the fraction whose numerator is Yk and whose denominator is the sum of Yk and Zk and (b) the fraction whose numerator is Yj and whose denominator is the sum of Yj, and Zj as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the definition of Class Y Principal Reduction Amounts to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the principal portion of Realized Losses to be allocated on the related Distribution Date for the related Loan Group remaining after the allocation of such Realized Losses to the related Class P Certificates, if any, and (b) the remainder of the REMIC I Available Distribution Amount for the related Loan Group after reduction thereof by the distributions to be made on such Distribution Date (i) to the related Class P Certificates, if any, (ii) to the related Class X Certificates, if any, and (iii) in respect of interest on the related Class Y and Class Z Regular Interests, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.

Definition of Class II-LT Principal Reduction Amounts

For any Distribution Date, the amounts by which the principal balances of the Class II-LT1, II-LT2, II-LT3, II-LT4, II-LT6, II-LT7, II-LT8, II-LTY1 and II-LTY2 Regular Interests, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

Y1 =         the aggregate Class Principal Balance of the Class II-LT1, II-LTY1 and II-LTY2 Regular Interests after distributions on the prior Distribution Date.

Y2 =         the Class Principal Balance of the Class II-LT2 Regular Interest after distributions on the prior Distribution Date.

Y3 =         the Class Principal Balance of the Class II-LT3 Regular Interest after distributions on the prior Distribution Date.

Y4 =         the Class Principal Balance of the Class II-LT4 Regular Interest after distributions on the prior Distribution Date (note:  Y3 = Y4).

ΔY1 =      the combined Class II-LT1, II-LTY1 and II-LTY2 Principal Reduction Amount.  Such amount shall be allocated first to the Class II-LTY and II-LTY2 Regular Interests up to the Class Y-1 Principal Reduction Amount and Class Y-2 Principal Reduction Amount, respectively, and thereafter the remainder shall be allocated to the Class II-LT1 Regular Interest.

ΔY2 =      the Class II-LT2 Principal Reduction Amount.

ΔY3 =      the Class II-LT3 Principal Reduction Amount.

ΔY4 =      the Class II-LT4 Principal Reduction Amount.

P0 =         the aggregate principal balance of the Class II-LT1, II-LT2, II-LT3, II-LT4, II-LT6, II-LT7, II-LT8, II-LTY1 and II-LTY2 Regular Interests after distributions and the allocation of Realized Losses and Net Negative Amortization Amounts on the prior Distribution Date.

P1 =         the aggregate principal balance of the Class II-LT1, II-LT2, II-LT3, II-LT4, II-LT6, II-LT7, II-LT8, II-LTY1 and II-LTY2 Regular Interests after distributions and the allocation of Realized Losses and Net Negative Amortization Amounts to be made on such Distribution Date.

ΔP =        P0 - P1 = the aggregate of the Class II-LT1, II-LT2, II-LT3, II-LT4, II-LT6, II-LT7, II-LT8, II-LTY1 and II-LTY2 Principal Reduction Amounts, which

      =        the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Certificates related to Loan Groups 1 and 2 on such Distribution Date (including distributions of accrued and unpaid interest on the Class X Certificates related to Loan Groups 1 and 2 for prior Distribution Dates) reduced by Net Negative Amortization allocated to such Certificates on such Distribution Date.

R0 =         the Aggregate Weighted Average Pass-Through Rate (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

R1 =         the Aggregate Weighted Average Pass-Through Rate (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

α =          (Y2 + Y3)/P0.  The initial value of α on the Closing Date for use on the first Distribution Date shall be 0.0001.

γ0 =         the lesser of (A) the sum of (1) for all Classes of Certificates related to Loan Groups 1 and 2, other than the Class 1X-PPP and Class 2X-PPP Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the related Loan Group Weighted Average Pass-Through Rate or Class B Weighted Average Pass-Through Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (2) the Class 2X-PPP Accrued Interest for such Distribution Date (as limited by the Maximum Class X Interest Amount, if applicable) and (B) R0*P0.

γ1  =        the lesser of (A) the sum of (1) for all Classes of Certificates related to Loan Groups 1 and 2, other than the Class 1X-PPP and Class 2X-PPP Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the related Loan Group  Weighted Average Pass-Through Rate or Class B Weighted Average Pass-Through Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (2) the Class 2X-PPP Accrued Interest for the next succeeding Distribution Date (as limited by the Maximum Class X Interest Amount, if applicable) and (B) R1*P1.

Then, based on the foregoing definitions:

ΔY1 =      ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8;

ΔY2 =      (α/2){( γ0R1 - γ1R0)/R0R1};

ΔY3 =      αΔP - ΔY2; and

ΔY4 =      ΔY3.

if both ΔY2 and ΔY3, as so determined, are non-negative numbers.  Otherwise:

(1)           If ΔY2, as so determined, is negative, then

ΔY2 = 0;

ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8.

(2)           If ΔY3, as so determined, is negative, then

ΔY3 = 0;

ΔY2 = α{ γ0R1P1 - γ1R0P0}/{2R1R0P1 -  γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8.

ε =           (Y6 + Y7)/P0.  The initial value of ε on the Closing Date for use on the first Distribution Date shall be 0.0001.

λ0 =         the lesser of (A) the sum of (1) for all Classes of Certificates, other than the Class 1X-PPP and Class 2X-PPP Certificates,  of the product for each Class of (i) the monthly interest rate (as limited by the related Loan Group  Weighted Average Pass-Through Rate or Class B Weighted Average Pass-Through Rate, if applicable) for such Class applicable for distributions to be made on such Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (2) the Class 1X-PPP Accrued Interest for such Distribution Date and (B) R0*P0.

λ1  =        the lesser of (A) the sum of (1) for all Classes of Certificates, other than the Class 1X-PPP and Class 2X-PPP Certificates,  of the product for each Class of (i) the monthly interest rate (as limited by the Loan Group 1 Weighted Average Pass-Through Rate or Class B Weighted Average Pass-Through Rate, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (2) the Class 1X-PPP Accrued Interest for the next succeeding Distribution Date and (B) R1*P1.

Then, based on the foregoing definitions:

ΔY1 =      ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8;

ΔY6 =      (ε/2){( λ0R1 - λ1R0)/R0R1};

ΔY7 =      εΔP - ΔY6; and

ΔY8 =      ΔY7.

if both ΔY6 and ΔY7, as so determined, are non-negative numbers.  Otherwise:

(1)           If ΔY6, as so determined, is negative, then

ΔY6 = 0;

ΔY7 = ε{λ1R0P0 - λ0R1P1}/{λ1R0};

ΔY8 = ΔY7; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8.

(2)           If ΔY7, as so determined, is negative, then

ΔY7 = 0;

ΔY6 = ε{ λ0R1P1 - λ1R0P0}/{2R1R0P1 -  λ1R0};

ΔY8 = ΔY7; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4 - ΔY6 - ΔY7 - ΔY8.

In the execution copy of this Agreement, symbols are represented by the following labels; in any conformed copy of this Agreement, such symbols may be represented by characters other than numerals and the upper and lower case letters of the alphabet and standard punctuation, including, without limitation, Greek letters and mathematical symbols.

Example:

a	alpha
D	delta
g	gamma

Exhibit A
CUSIP 93364C AA6

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class 1A

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2007-OA4	Portion of the Class 1A Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$______________

Class 1A Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class 1A Principal Balance as of the Cut-Off Date:	$750,761,000.00

Cede & Co.
Registered Owner
Certificate No. __

Exhibit A
CUSIP 93364C AB4

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class 1A-1B

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class 1A-1B Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class 1A-1B Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$250,255,000.00

Class 1A-1B Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class 1A-1B Principal Balance as of the Cut-Off Date:	$250,255,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AC2

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class 2A

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2007-OA4	Portion of the Class 2A Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$144,003,000.00

Class 2A Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class 2A Principal Balance as of the Cut-Off Date:	$144,003,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AD0

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class CA-1B

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class CA-1B Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class CA-1B Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$143,129,000.00

Class CA-1B Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class CA-1B Principal Balance as of the Cut-Off Date:	$143,129,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AE8

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class CA-1C

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Class CA-1C Certificates will provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class CA-1C Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$143,129,000.00

Class CA-1C Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class CA-1C Principal Balance as of the Cut-Off Date:	$143,129,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AF5

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class 1X-PPP

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain obligations specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2007-OA4	Portion of the Class 1X-PPP Notional Amount as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$1,421,901,168.00

Class 1X-PPP Accrued Interest:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class 1X-PPP Notional Amount as of the Cut-Off Date:	$1,421,901,168.00
Class 1X-PPP Principal Balance as of the Cut-Off Date	$0.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AG3

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class 2X-PPP

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended, together with certain obligations specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Series 2007-OA4	Portion of the Class 2X-PPP Notional Amount as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$204,551,860.00

Class 2X-PPP Accrued Interest:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class 2X-PPP Notional Amount as of the Cut-Off Date:	$204,551,860.00
Class 2X-PPP Principal Balance as of the Cut-Off Date	$0.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AH1

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-1

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-1 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-1 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-1 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-1 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$32,530,000.00

Class B-1 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-1 Principal Balance as of the Cut-Off Date:	$32,530,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AJ7

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-2

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-2 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-2 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-2 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-2 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$36,595,000.00

Class B-2 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-2 Principal Balance as of the Cut-Off Date:	$36,595,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AK4

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-3

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-3 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-3 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-3 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-3 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$12,199,000.00

Class B-3 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-3 Principal Balance as of the Cut-Off Date:	$12,199,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AL2

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-4

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-4 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-4 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-4 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-4 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$52,859,000.00

Class B-4 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-4 Principal Balance as of the Cut-Off Date:	$52,859,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AM0

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-5

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-5 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-5 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-5 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-5 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$19,518,000.00

Class B-5 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-5 Principal Balance as of the Cut-Off Date:	$19,518,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AN8

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-6

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-6 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-6 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-6 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-6 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$8,132,000.00

Class B-6 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-6 Principal Balance as of the Cut-Off Date:	$8,132,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AP3

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class B-7

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

NO TRANSFER OF THIS CLASS B-7 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(g) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-7 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”), (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”) OR (C) THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES AT THE TIME OF SUCH TRANSFEREE’S ACQUISITION OF THIS CERTIFICATE (OR INTEREST HEREIN); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR, (II) IS A COMPLYING INSURANCE COMPANY OR (III) ACQUIRED THIS CERTIFICATE AT A TIME WHEN THIS CERTIFICATE WAS RATED “BBB-” OR BETTER (OR ITS EQUIVALENT) BY AT LEAST ONE OF THE RATING AGENCIES SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(g) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-7 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-7 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$7,319,000.00

Class B-7 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-7 Principal Balance as of the Cut-Off Date:	$7,319,000.00

Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AR9

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-8

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(f) OF THE POOLING AGREEMENT.

NO TRANSFER OF THIS CLASS B-8 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED AN INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-8 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN INVESTMENT LETTER, AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT SUCH TRANSFEREE MEETS THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT; AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE MEETING THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

NO TRANSFER OF THIS CLASS B-8 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-8 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”) OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(d) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-8 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-8 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$5,693,000.00

Class B-8 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-8 Principal Balance as of the Cut-Off Date:	$5,693,000.00
Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AS7

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-9

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(f) OF THE POOLING AGREEMENT.

NO TRANSFER OF THIS CLASS B-9 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED AN INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-9 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN INVESTMENT LETTER, AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT SUCH TRANSFEREE MEETS THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT; AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE MEETING THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

NO TRANSFER OF THIS CLASS B-9 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-9 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”) OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(d) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-9 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-9 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$5,692,000.00

Class B-9 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-9 Principal Balance as of the Cut-Off Date:	$5,692,000.00
Cede & Co.
Registered Owner

Exhibit A
CUSIP 93364C AT5

WASHINGTON MUTUAL MORTGAGE PASS-THROUGH CERTIFICATE

Class B-10

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. This Certificate represents ownership of a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), together with certain rights specified in the Pooling Agreement. The issue date of this Certificate is April 26, 2007.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND EXCEPT IN ACCORDANCE WITH SECTION 5.01(f) OF THE POOLING AGREEMENT.

NO TRANSFER OF THIS CLASS B-10 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED AN INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-10 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN INVESTMENT LETTER, AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT SUCH TRANSFEREE MEETS THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT; AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE MEETING THE REQUIREMENTS SET FORTH IN THE INVESTMENT LETTER IN THE FORM DESCRIBED IN SECTION 5.01(f) OF THE POOLING AGREEMENT SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

NO TRANSFER OF THIS CLASS B-10 CERTIFICATE WILL BE MADE UNLESS THE TRUSTEE HAS RECEIVED (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

NOTWITHSTANDING THE FOREGOING PARAGRAPH, WITH RESPECT TO THE TRANSFER OF THIS CLASS B-10 CERTIFICATE TO DTC OR ANY OTHER CLEARING AGENCY OR ANY SUBSEQUENT TRANSFER OF ANY INTEREST IN THIS CERTIFICATE FOR SO LONG AS THIS CERTIFICATE IS HELD BY DTC OR ANY OTHER CLEARING AGENCY, (I) AN OFFICER’S CERTIFICATE (AND, IF APPLICABLE, A BENEFIT PLAN OPINION), AS DESCRIBED IN THE FOREGOING PARAGRAPH, SHALL NOT BE REQUIRED, AND (II) THE FOLLOWING CONDITIONS SHALL APPLY:

1.             ANY TRANSFEREE OF THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN), THAT EITHER (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE, OR ANY PERSON (INCLUDING AN INVESTMENT MANAGER, A NAMED FIDUCIARY OR A TRUSTEE OF ANY SUCH PLAN) ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF OR PURCHASING THIS CERTIFICATE WITH “PLAN ASSETS” OF ANY SUCH PLAN (A “PLAN INVESTOR”) OR (B) SUCH TRANSFEREE IS AN INSURANCE COMPANY, THE SOURCE OF FUNDS TO BE USED BY IT TO ACQUIRE OR HOLD THIS CERTIFICATE IS AN “INSURANCE COMPANY GENERAL ACCOUNT” (WITHIN THE MEANING OF DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60), AND THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED (EACH ENTITY THAT SATISFIES THIS CLAUSE (B), A “COMPLYING INSURANCE COMPANY”); AND

2.             IF THIS CERTIFICATE (OR ANY INTEREST HEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF THE PRECEDING PARAGRAPH, THEN THE LAST PRECEDING TRANSFEREE THAT EITHER (I) IS NOT A PLAN INVESTOR OR (II) IS A COMPLYING INSURANCE COMPANY SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS BENEFICIAL HOLDER THEREOF RETROACTIVE TO THE DATE OF TRANSFER OF THIS CERTIFICATE BY SUCH PRECEDING TRANSFEREE.  NEITHER THE TRUST NOR THE TRUSTEE SHALL BE UNDER ANY LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON THIS CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED BENEFICIAL HOLDER WHOSE ACQUISITION OR HOLDING OF THIS CERTIFICATE (OR INTEREST HEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.01(d) OF THE POOLING AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE COMPANY, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER, THE TRUST AND EACH UNDERWRITER FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

The Class B-10 Certificates will be subordinate in right of payment to and provide credit support to certain Classes of Certificates, as described in the Pooling Agreement.

Series 2007-OA4	Portion of the Class B-10 Principal Balance as of the Cut-Off Date (as defined in the Pooling Agreement) evidenced by this Certificate:	$14,638,929.00

Class B-10 Certificate Interest Rate:	Variable
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class B-10 Principal Balance as of the Cut-Off Date:	$14,638,929.00
Cede & Co.
Registered Owner

Exhibit B
CUSIP 93364C AQ1

WaMu MORTGAGE PASS-THROUGH CERTIFICATE

Class R

Evidencing a beneficial interest in a trust that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans formed by

WaMu ASSET ACCEPTANCE CORP.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE COMPANY AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT EITHER (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFER TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

IN THE CASE OF ANY CLASS R CERTIFICATE PRESENTED FOR REGISTRATION IN THE NAME OF ANY PERSON, THE TRUSTEE SHALL REQUIRE (I) AN OFFICER’S CERTIFICATE IN THE FORM DESCRIBED IN SECTION 5.01(d) OF THE POOLING AGREEMENT AND (II) IF SO INDICATED IN SUCH OFFICER’S CERTIFICATE, AN OPINION OF COUNSEL ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE COMPANY TO THE EFFECT THAT THE PURCHASE AND HOLDING OF A CLASS R CERTIFICATE ARE PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUST, THE TRUSTEE, THE DELAWARE TRUSTEE, THE SERVICER OR THE COMPANY.

This Certificate is issued by WaMu Mortgage Pass-Through Certificates Series 2007-OA4 Trust. Solely for U.S. federal income tax purposes, this Certificate represents “residual interests” in “real estate mortgage investment conduits,” as those terms are defined in Sections 860G and 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Series 2007-OA4	Percentage Interest evidenced by this Class R Certificate in the distributions to be made with respect to the Class R Certificates:	__________%

Class R Certificate Interest Rate:	0.582%. Additionally the Class R Certificates are entitled to Excess Liquidation Proceeds and the Residual Distribution Amount as defined in the Pooling Agreement.
First Distribution Date:	May 25, 2007
Last Scheduled Distribution Date:	May 25, 2047
Class R Principal Balance as of the Cut-Off Date:	$100.00

______________________________
Registered Owner
Certificate No. ______

This Certificate does not represent an obligation of or interest in WaMu Asset Acceptance Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of a beneficial interest in a trust (the "Trust") that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”), and that was formed by WaMu Asset Acceptance Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below. The Trust was created pursuant to a Pooling and Servicing Agreement, dated as April 1, 2007 (the “Pooling Agreement”), among the Company, the Servicer, LaSalle Bank National Association, as Trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the amounts distributable for such Distribution Date on the Certificates of this Class, as specified in the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-OA4 TRUST
By:	LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By: _____________________________________

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By: ___________________________________

Dated: _________________________________

WaMu ASSET ACCEPTANCE CORP.
WaMu MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing a beneficial interest in the Trust.

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from amounts received with respect to other Mortgage Loans to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66%. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office maintained by the Trustee for such purposes, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee nor any agent thereof shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the final payment or other liquidation (including purchase by the Servicer) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling Agreement. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired by the Trust in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

____________________________________________________________________________________

____________________________________________________________________________________

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

____________________________________________________________________________________

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated: _____________________	___________________________________________
Signature Guaranteed

____________________________________________________________________________________

NOTICE:   The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.  This Certificate does not represent an obligation of or an interest in WaMu Asset Acceptance Corp. or any of its affiliates.  Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

Exhibit C

[Reserved]

Exhibit D-1

Mortgage Loan Schedule

The Mortgage Loan Schedule has been intentionally omitted. Copies may be obtained from Washington Mutual Mortgage Securities Corp. or LaSalle Bank National Association by contacting:

in the case of Washington Mutual Mortgage Securities Corp.,

John Ganzer Washington Mutual Mortgage Securities Corp. 75 N. Fairway Drive,VHF2A01 Vernon Hills, IL 60061 Telephone: (847) 549-3113 Facsimile: (847) 549-3680

in the case of LaSalle Bank National Association,

Stefanie Edwards LaSalle Bank National Association 135 S. LaSalle Street, Suite 1511 Chicago, IL 60603 Telephone: (312) 904-8975 Facsimile: (312) 904-2084

Exhibit D-2

Class 1X-PPP Supplemental Mortgage Loan Schedule

Exhibit D-3

Class 2X-PPP Supplemental Mortgage Loan Schedule

[Reserved]

Exhibit E

[Reserved]

Exhibit F

[Reserved]

Exhibit G

[Reserved]

Exhibit H-1

FORM OF ADDITIONAL MATTER INCORPORATED
INTO THE FORM OF THE CERTIFICATES
(OTHER THAN THE CLASS R CERTIFICATES)

This Certificate does not represent an obligation of or interest in WaMu Asset Acceptance Corp. or any of its affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

This certifies that the above-named Registered Owner is the registered owner of a beneficial interest in a trust (the "Trust") that owns a pool of assets consisting of, among other things, conventional one- to four-family mortgage loans (the “Mortgage Loans”),and that was formed by WaMu Asset Acceptance Corp. (the “Company”), which term includes any successor entity under the Pooling Agreement referred to below. The Trust was created pursuant to a Pooling and Servicing Agreement, dated April 1, 2007 (the “Pooling Agreement”), among the Company, the Servicer, LaSalle Bank National Association, as Trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling Agreement. Nothing herein shall be deemed inconsistent with such meanings, and in the event of any conflict between the Pooling Agreement and the terms of this Certificate, the Pooling Agreement shall control. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling Agreement, to which Pooling Agreement the Holder of this Certificate, by virtue of the acceptance hereof, assents and by which such Holder is bound.

Distributions will be made, pursuant to the Pooling Agreement, on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the “Record Date”), to the extent of such Certificateholder's Percentage Interest represented by this Certificate in the amounts distributable for such Distribution Date on the Certificates of this Class, as specified in the Pooling Agreement.

Distributions on this Certificate will be made by the Trustee by wire transfer or check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate to the Certificate Registrar.

Reference is hereby made to the further provisions of this Certificate set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust has caused this Certificate to be duly executed.

WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-OA4 TRUST
By:	LASALLE BANK NATIONAL ASSOCIATION, as Trustee
By: _____________________________________

(TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

This is one of the Certificates referred to in the within-mentioned Pooling Agreement.

LASALLE BANK NATIONAL ASSOCIATION,

as Trustee

By: _____________________________________

Dated: ___________________________________

WaMu ASSET ACCEPTANCE CORP.
WaMu MORTGAGE PASS-THROUGH CERTIFICATE

This Certificate is one of a duly authorized issue of Certificates designated as WaMu Mortgage Pass-Through Certificates of the Series and Class specified hereon (herein called the “Certificates”) and representing a beneficial interest in the Trust.

The Certificates do not represent an obligation of, or an interest in, the Company or any of its affiliates and are not insured or guaranteed by any governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Pooling Agreement. In the event funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from the related recoveries on such Mortgage Loan or from amounts received with respect to other Mortgage Loans to the extent that such advance is not otherwise recoverable.

As provided in the Pooling Agreement, withdrawals from the Certificate Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer of advances made, or certain expenses incurred, by it.

The Pooling Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pooling Agreement at any time by the Company, the Servicer and the Trustee with the consent of the Holders of the Certificates evidencing Percentage Interests aggregating not less than 66% [and for Class 1X-PPP and Class 2X-PPP Certificates only - ; provided, however, that any such amendment that modifies the rights of the Class [1X-PPP] [2X-PPP] Certificateholders to receive Assigned Prepayment Premiums shall require the consent of each Class [1X-PPP] [2X-PPP] Certificateholder]. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Pooling Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or the office maintained by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee or any Authenticating Agent duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of Authorized Denominations evidencing the same Percentage Interest set forth hereinabove will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Authorized Denominations specified in the Pooling Agreement. As provided in the Pooling Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of Authorized Denominations of like Certificate Principal Balance or Percentage Interest, as applicable, as requested by the Holder surrendering the same.

A reasonable service charge may be made for any such registration of transfer or exchange, and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Servicer, the Trust, the Trustee, the Delaware Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Servicer, the Trust, the Trustee, the Delaware Trustee nor any agent thereof shall be affected by notice to the contrary.

The obligations created by the Pooling Agreement and the Trust created thereby shall terminate upon (i) the later of the final payment or other liquidation (including purchase by the Servicer) of the last Mortgage Loan owned by the Trust or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling Agreement. The Pooling Agreement permits, but does not require, the Servicer to purchase from the Trust all Mortgage Loans at the time subject thereto and all property acquired by the Trust in respect of any Mortgage Loan upon payment to the Certificateholders of the amounts specified in the Pooling Agreement. The exercise of such right will effect early retirement of the Certificates, the Servicer’s right to purchase being subject to the aggregate Principal Balance of the Mortgage Loans at the time of purchase being less than the Clean-Up Call Percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto

____________________________________________________________________________________

____________________________________________________________________________________

(Please print or typewrite name and address, including postal zip code of assignee. Please insert social security or other identifying number of assignee.)

the within WaMu Mortgage Pass-Through Certificate and hereby irrevocably constitutes and appoints

____________________________________________________________________________________

Attorney to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated: ______________________	_________________________________________
Signature Guaranteed

____________________________________________________________________________________

NOTICE:   The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.  This Certificate does not represent an obligation of or an interest in WaMu Asset Acceptance Corp. or any of its affiliates.  Neither this Certificate nor the underlying Mortgage Loans are guaranteed by any agency or instrumentality of the United States.

             Exhibit H-2

[RESERVED]

Exhibit I

TRANSFEROR CERTIFICATE FOR CLASS R CERTIFICATES

[Date]

LaSalle Bank National Association, as Trustee

135 South LaSalle Street, Suite 1511

Chicago, Illinois, 60603

Attention: Global Securities and Trust Services-WaMu Series 2007-OA4

Re:      WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2007-OA4, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale from                                           (the “Seller”) to                                                (the “Purchaser”) of $____________________ initial Certificate Principal Balance of WaMu Mortgage Pass-Through Certificates, Series 2007-OA4, Class R (the “Certificate”), pursuant to Section 5.01 of the Pooling and Servicing Agreement (the “Pooling Agreement”), dated as of April 1, 2007 among WaMu Asset Acceptance Corp., as depositor (the "Company"), Washington Mutual Bank, as servicer (the “Servicer”), LaSalle Bank National Association, as trustee (the “Trustee”), and Christiana Bank & Trust Company, as Delaware trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company, the Servicer, the Trustee and the Trust that:

1.         No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of tax.

2.         The Seller understands that the Purchaser has delivered to the Trustee and the Company a transferee affidavit and agreement in the form attached to the Pooling Agreement as Exhibit J. The Seller does not know or believe that any representation contained therein is false.

3.         The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

4.         The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificates.

5.         The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6.         The Purchaser has represented to the Seller that, if the Certificates constitute a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificates as they become due.

Very truly yours, [Seller] By: __________________________________ Name: __________________________ Title: ___________________________

Exhibit J

TRANSFEREE AFFIDAVIT AND AGREEMENT FOR CLASS R CERTIFICATES

STATE OF	_________________________	)
		)	ss:
COUNTY OF	_________________________	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.         That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Class R Certificate (the “Owner”)), a [savings institution] [corporation] duly organized and existing under the laws of [the State of                   ] [the United States], on behalf of which he makes this affidavit and agreement.

2.         That the Owner (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a disqualified organization” means the United States, any state or political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity), or any foreign government or international organization, or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3.         That the Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middle-man) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be a “noneconomic residual interest” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4.         That the Owner is aware of the tax imposed on a “pass-through entity” holding the Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.         That the Owner is aware that the Trustee will not register the Transfer of the Class R Certificates unless the transferee, or the transferees' agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.         That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.01 of the Pooling Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.01(c) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.01). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7.         That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.         The Owner's Taxpayer Identification Number is                                .

9.         That no purpose of the Owner relating to the purchase of the Class R Certificates by the Owner is or will be to enable the transferor to impede the assessment or collection of tax, and that in making this representation, the Owner warrants that the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1.

10.        That the Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates. That the Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Class R Certificates to permit the transferor to assess the financial capability of the Owner to pay such taxes.

11.        That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Class R Certificates remain outstanding.

12.        That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

13.        That the Owner is familiar with Treasury Regulation 1.860E-1(c) and with the preamble to the adoption of amendments to that regulation as of July 19, 2002, attached hereto as Exhibit 1, and that no purpose of the Owner relating to any sale of the Class R Certificates by the Owner will be to impede the assessment or collection of tax.

14.        The Owner is a citizen or resident of the United States, a corporation, partnership or other entity treated as a partnership or corporation for U.S. federal income tax purposes created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

15.        The Owner hereby agrees that it will not cause income from the Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Owner or another United States taxpayer.

16.        The Owner hereby agrees to cooperate with the Company and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of REMIC I, REMIC II and REMIC III (the “REMICs”).

17.        The Owner hereby agrees that it will not take any action that could endanger the REMIC status of the REMICs or result in the imposition of tax on the REMICs unless counsel for, or acceptable to, the Company has provided an opinion that such action will not result in the loss of such REMIC status or the imposition of such tax, as applicable.

18.        The Owner as transferee of the Class R Certificates has represented to the transferor that, if the Class R Certificates constitute a noneconomic residual interest, the Owner (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Class R Certificates as they become due.

19.        That the Owner satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Owner is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing the Class R Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___	The Owner has delivered a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling Agreement under which the Class R Certificates were issued).

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this           day of          , 20     .

[Name of Owner] By: __________________________________ [Name of Officer] [Title of Officer]

[Corporate Seal] ATTEST: [Assistant Secretary]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and Acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ___ day of __________________, 20__.

NOTARY PUBLIC COUNTY OF ________________________________ STATE OF __________________________________ My commission expires the day of , 20 .

Exhibit 1 to Transferee Affidavit

DEPARTMENT OF THE TREASURY

Internal Revenue Service

26 CFR Parts 1 and 602

[TD 9004]

RIN 1545-AW98

Real Estate Mortgage Investment Conduits

AGENCY: Internal Revenue Service (IRS), Treasury.

ACTION: Final regulations.

-----------------------------------------------------------------------

SUMMARY:

This document contains final regulations relating to safe harbor transfers of noneconomic residual interests in real estate mortgage investment conduits (REMICs). The final regulations provide additional limitations on the circumstances under which transferors may claim safe harbor treatment.

DATES:	Effective Date: These regulations are effective July 19, 2002. Applicability Date: For dates of applicability, see Sec. 1.860E-(1)(c)(10).

FOR FURTHER INFORMATION CONTACT:	Courtney Shepardson at (202) 622-3940 (not a toll-free number).

SUPPLEMENTARY INFORMATION:

Paperwork Reduction Act

The collection of information in this final rule has been reviewed and, pending receipt and evaluation of public comments, approved by the Office of Management and Budget (OMB) under 44 U.S.C. 3507 and assigned control number 1545-1675.  The collection of information in this regulation is in Sec. 1.860E-1(c)(5)(ii). This information is required to enable the IRS to verify that a taxpayer is complying with the conditions of this regulation. The collection of information is mandatory and is required. Otherwise, the taxpayer will not receive the benefit of safe harbor treatment as provided in the regulation. The likely respondents are businesses and other for-profit institutions.

Comments on the collection of information should be sent to the Office of Management and Budget, Attn: Desk Officer for the Department of the Treasury, Office of Information and Regulatory Affairs, Washington, DC, 20503, with copies to the Internal Revenue Service, Attn: IRS Reports Clearance Officer, W:CAR:MP:FP:S, Washington, DC 20224. Comments on the collection of information should be received by September 17, 2002. Comments are specifically requested concerning:

Whether the collection of information is necessary for the proper performance of the functions of the Internal Revenue Service, including whether the information will have practical utility;

The accuracy of the estimated burden associated with the collection of information (see below);

How the quality, utility, and clarity of the information to be collected may be enhanced;

How the burden of complying with the collection of information may be minimized, including through the application of automated collection techniques or other forms of information technology; and

Estimates of capital or start-up costs and costs of operation, maintenance, and purchase of service to provide information.

An agency may not conduct or sponsor, and a person is not required to respond to, a collection of information unless it displays a valid control number assigned by the Office of Management and Budget.

The estimated total annual reporting burden is 470 hours, based on an estimated number of respondents of 470 and an estimated average annual burden hours per respondent of one hour.

Books or records relating to a collection of information must be retained as long as their contents may become material in the administration of any internal revenue law. Generally, tax returns and tax return information are confidential, as required by 26 U.S.C. 6103.

Background

This document contains final regulations regarding the proposed amendments to 26 CFR part 1 under section 860E of the Internal Revenue Code (Code). The regulations provide the circumstances under which a transferor of a noneconomic REMIC residual interest meeting the investigation and representation requirements may avail itself of the safe harbor by satisfying either the formula test or the asset test.

Final regulations governing REMICs, issued in 1992, contain rules governing the transfer of noneconomic REMIC residual interests. In general, a transfer of a noneconomic residual interest is disregarded for all tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A purpose to impede the assessment or collection of tax (a wrongful purpose) exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the REMIC's taxable income.

Under a safe harbor, the transferor of a REMIC noneconomic residual interest is presumed not to have a wrongful purpose if two requirements are satisfied: (1) the transferor conducts a reasonable investigation of the transferee's financial condition (the investigation requirement); and (2) the transferor secures a representation from the transferee to the effect that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes (the representation requirement).

The IRS and Treasury have been concerned that some transferors of noneconomic residual interests claim they satisfy the safe harbor even in situations where the economics of the transfer clearly indicate the transferee is unwilling or unable to pay the tax associated with holding the interest. For this reason, on February 7, 2000, the IRS published in the Federal Register (65 FR 5807) a notice of proposed rulemaking (REG-100276-97; REG-122450-98) designed to clarify the safe harbor by adding the ``formula test,'' an economic test. The proposed regulation provides that the safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of: (1) The present value of any consideration given to the transferee to acquire the interest; (2) the present value of the expected future distributions on the interest; and (3) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

The notice of proposed rulemaking also contained rules for FASITs. Section 1.860H-6(g) of the proposed regulations provides requirements for transfers of FASIT ownership interests and adopts a safe harbor by reference to the safe harbor provisions of the REMIC regulations.

In January 2001, the IRS published Rev. Proc. 2001-12 (2001-3 I.R.B. 335) to set forth an alternative safe harbor that taxpayers could use while the IRS and the Treasury considered comments on the proposed regulations. Under the alternative safe harbor, if a transferor meets the investigation requirement and the representation requirement but the transfer fails to meet the formula test, the transferor may invoke the safe harbor if the transferee meets a two-prong test (the asset test). A transferee generally meets the first prong of this test if, at the time of the transfer, and in each of the two years preceding the year of transfer, the transferee's gross assets exceed $100 million and its net assets exceed $10 million. A transferee generally meets the second prong of this test if it is a domestic, taxable corporation and agrees in writing not to transfer the interest to any person other than another domestic, taxable corporation that also satisfies the requirements of the asset test. A transferor cannot rely on the asset test if the transferor knows, or has reason to know, that the transferee will not comply with its written agreement to limit the restrictions on subsequent transfers of the residual interest.

Rev. Proc. 2001-12 provides that the asset test fails to be satisfied in the case of a transfer or assignment of a noneconomic residual interest to a foreign branch of an otherwise eligible transferee. If such a transfer or assignment were permitted, a corporate taxpayer might seek to claim that the provisions of an applicable income tax treaty would resource excess inclusion income as foreign source income, and that, as a consequence, any U.S. tax liability attributable to the excess inclusion income could be offset by foreign tax credits. Such a claim would impede the assessment or collection of U.S. tax on excess inclusion income, contrary to the congressional purpose of assuring that such income will be taxable in all events. See, e.g., sections 860E(a)(1), (b), (e) and 860G(b) of the Code.

The Treasury and the IRS have learned that certain taxpayers transferring noneconomic residual interests to foreign branches have attempted to rely on the formula test to obtain safe harbor treatment in an effort to impede the assessment or collection of U.S. tax on excess inclusion income. Accordingly, the final regulations provide that if a noneconomic residual interest is transferred to a foreign permanent establishment or fixed base of a U.S. taxpayer, the transfer is not eligible for safe harbor treatment under either the asset test or the formula test. The final regulations also require a transferee to represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base.

Section 1.860E-1(c)(8) provides computational rules that a taxpayer may use to qualify for safe harbor status under the formula test. Section 1.860E-1(c)(8)(i) provides that the transferee is presumed to pay tax at a rate equal to the highest rate of tax specified in section 11(b). Some commentators were concerned that this presumed rate of taxation was too high because it does not take into consideration taxpayers subject to the alternative minimum tax rate. In light of the comments received, this provision has been amended in the final regulations to allow certain transferees that compute their taxable income using the alternative minimum tax rate to use the alternative minimum tax rate applicable to corporations.

Additionally, Sec. 1.860E-1(c)(8)(iii) provides that the present values in the formula test are to be computed using a discount rate equal to the applicable Federal short-term rate prescribed by section 1274(d). This is a change from the proposed regulation and Rev. Proc. 2001-12. In those publications the provision stated that “present values are computed using a discount rate equal to the applicable Federal rate prescribed in section 1274(d) compounded semiannually” and that “[a] lower discount rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from an unrelated third party.”  The IRS and the Treasury Department have learned that, based on this provision, certain taxpayers have been attempting to use unrealistically low or zero interest rates to satisfy the formula test, frustrating the intent of the test. Furthermore, the Treasury Department and the IRS believe that a rule allowing for a rate other than a rate based on an objective index would add unnecessary complexity to the safe harbor. As a result, the rule in the proposed regulations that permits a transferee to use a lower discount rate, if the transferee can demonstrate that it regularly borrows substantial funds at such lower rate, is not included in the final regulations; and the Federal short-term rate has been substituted for the applicable Federal rate. To simplify taxpayers' computations, the final regulations allow use of any of the published short-term rates, provided that the present values are computed with a corresponding period of compounding. With the exception of the provisions relating to transfers to foreign branches, these changes generally have the proposed applicability date of February 4, 2000, but taxpayers may choose to apply the interest rate formula set forth in the proposed regulation and Rev. Proc. 2001-12 for transfers occurring before August 19, 2002.

It is anticipated that when final regulations are adopted with respect to FASITs, Sec. 1.860H-6(g) of the proposed regulations will be adopted in substantially its present form, with the result that the final regulations contained in this document will also govern transfers of FASIT ownership interests with substantially the same applicability date as is contained in this document.

Effect on Other Documents

Rev. Proc. 2001-12 (2001-3 I.R.B. 335) is obsolete for transfers of noneconomic residual interests in REMICs occurring on or after August 19, 2002.

Special Analyses

It is hereby certified that these regulations will not have a significant economic impact on a substantial number of small entities. This certification is based on the fact that it is unlikely that a substantial number of small entities will hold REMIC residual interests. Therefore, a Regulatory Flexibility Analysis under the Regulatory Flexibility Act (5 U.S.C. chapter 6) is not required. It has been determined that this Treasury decision is not a significant regulatory action as defined in Executive Order 12866. Therefore, a regulatory assessment is not required. It also has been determined that sections 553(b) and 553(d) of the Administrative Procedure Act (5 U.S.C. chapter 5) do not apply to these regulations.

Drafting Information

The principal author of these regulations is Courtney Shepardson. However, other personnel from the IRS and Treasury Department participated in their development.

List of Subjects

26 CFR Part 1

Income taxes, Reporting and record keeping requirements.

26 CFR Part 602

Reporting and record keeping requirements.

Adoption of Amendments to the Regulations

Accordingly, 26 CFR parts 1 and 602 are amended as follows:

PART 1--INCOME TAXES

Paragraph 1. The authority citation for part 1 continues to read in part as follows:

    Authority: 26 U.S.C. 7805 * * *

Exhibit K

[Reserved]

Exhibit L

[FORM OF RULE 144A INVESTMENT REPRESENTATION]
Description of Rule 144A Securities, including numbers:

___________________________________
___________________________________
___________________________________
___________________________________

The undersigned  seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.         In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.         The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, the Trust and the Servicer (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “Agreement”) dated as of April 1, 2007 among WaMu Asset Acceptance Corp., as Depositor, Washington Mutual Bank, as Servicer, LaSalle Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee) pursuant to Section 5.01(f) of the Agreement, as follows:

a.         The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b.         The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c.         The Buyer has received and reviewed the Private Placement Memorandum dated April 26, 2007 relating to the Rule 144A Securities and has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee, the Company or the Servicer.

d.         Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e.         The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has (1) completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, or (2) obtained the waiver of the Company with respect to Annex 1 and Annex 2 pursuant to Section 5.01(f) of the Agreement. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

f.          The Buyer is not affiliated with (i) the Trustee or (ii) any Rating Agency that rated the Rule 144A Securities.

g.         If applicable, the Buyer has complied, and will continue to comply, with the guidelines established by Thrift Bulletin 13a issued April 23, 1998, by the Office of Regulatory Activities of the Federal Home Loan Bank System.

3.         This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

___________________________________		___________________________________
Print Name of Seller		Print Name of Buyer

By:	______________________________	By:	______________________________
	Name:		Name:
	Title:		Title:

Taxpayer Identification Number:		Taxpayer Identification Number:
___________________________________		___________________________________
Date:	___________________________	Date:	___________________________

Annex 1 to Exhibit L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.         In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $______________________ (the Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless the Buyer is a dealer, and, in that case, the Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.
___

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and is subject to the fiduciary responsibility provisions of ERISA.

___	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.
___	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.
___	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
___

Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4.         For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the  Buyer,  but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5.         The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

_____	_____	Will the Buyer be purchasing the Rule 144A Securities for the Buyer’s own account?
Yes	No

6.         If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.         The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

___________________________________
Print Name of Buyer

By:	______________________________
Name:
Title:

Date:	____________________________

Annex 2 to Exhibit L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1.         As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.         In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____

The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.         The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5.         The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.         The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

___________________________________
Print Name of Buyer

By:	______________________________
Name:
Title:

Date:	____________________________

IF AN ADVISER:	___________________________________
Print Name of Buyer

	By:	______________________________
Name:
Title:

	Date:	____________________________

(SEAL)

Exhibit M

[Date]

[Company]

Re:       Pooling and Servicing Agreement dated as of April 1, 2007 by and among WaMu Asset Acceptance Corp., as Depositor, Washington Mutual Bank, as Servicer, LaSalle Bank National Association, as Trustee, and Christiana Bank & Trust Company, as Delaware Trustee, relating to WaMu Asset Acceptance Corp. WaMu Mortgage Pass-Through Certificates, Series 2007-OA4

Ladies and Gentlemen:

In accordance with Section 2.07 of the above-captioned Pooling and Servicing Agreement, the undersigned, as [Trustee] [Initial Custodian], hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.05 of the Pooling and Servicing Agreement and has determined that (i) all documents required (in the case of instruments described in clauses (X)(ii), (X)(iv) and (Y)(ix) of the definition of “Mortgage File,” known by it to be required) pursuant to the definition of “Mortgage File” and Section 2.05 of the Pooling and Servicing Agreement to have been executed and received as of the date hereof are in its possession and (ii) all such documents have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The [Trustee] [Initial Custodian] has made no independent examination of such documents beyond the review specifically required in the above referenced Pooling and Servicing Agreement and has relied upon the purported genuineness and due execution of any such documents and upon the purported genuineness of any signature thereon. The [Trustee] [Initial Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

___________________________________
as [Trustee] [Initial Custodian]

By:	______________________________
Name:
Title:

Exhibit N

BENEFIT PLAN AFFIDAVIT

LaSalle Bank National Association, as Trustee (the “Trustee”)

135 South LaSalle Street, Suite 1511

Chicago, Illinois, 60603

Attention: Global Securities and Trust Services-WaMu Series 2007-OA4

WaMu Asset Acceptance Corp. (“Washington Mutual”)

1301 Second Avenue, WMC 3501A

Seattle, WA 98101

RE:       CLASS [B-8][B-9][B-10] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-OA4 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of, or purchasing any of the Purchased Certificates with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___

The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___

The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement, dated as of April 1, 2007, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:	_________________________________
Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

____________________________________
Notary Public

Exhibit O

BENEFIT PLAN AFFIDAVIT

LaSalle Bank National Association, as Trustee (the “Trustee”)

135 South LaSalle Street, Suite 1511

Chicago, Illinois, 60603

Attention: Global Securities and Trust Services-WaMu Series 2007-OA4

WaMu Asset Acceptance Corp. (“Washington Mutual”)

1301 Second Avenue, WMC 3501A

Seattle, WA 98101

RE:       CLASS [B-1] [B-2] [B-3] [B-4] [B-5] [B-6] [B-7] CERTIFICATES (THE “PURCHASED CERTIFICATES”) ISSUED BY WaMu MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-OA4 TRUST (THE “TRUST”)

Under penalties of perjury, I, _____________________, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete; and

1.         That I am the _______________ of __________________ (the “Purchaser”), whose taxpayer identification number is  ___________, and on behalf of which I have the authority to make this affidavit.

2.         That the Purchaser is acquiring a Purchased Certificate representing an interest in the assets of the Trust.

3.         That the Purchaser satisfies the condition in the paragraph marked below [mark one paragraph only]:

___

The Purchaser is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any such Plan) acting, directly or indirectly, on behalf of or purchasing the Purchased Certificate with “plan assets” of, any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. Section 2510.3-101.

___

The Purchaser is an insurance company, the source of funds to be used by it to acquire or hold the Purchased Certificate is an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

___

The Purchased Certificate was rated “BBB-” or better (or its equivalent) by at least one of the Rating Agencies (as defined in Section 1.01 of the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of April 1, 2007, by and among Washington Mutual, the Servicer, the Trustee and the Delaware Trustee thereunder, and relating to the Trust) at the time of Purchaser’s acquisition of the Purchased Certificate (or interest therein).

___	The Purchaser has delivered to Washington Mutual and the Trustee a Benefit Plan Opinion (as defined in Section 1.01 of the Pooling and Servicing Agreement).

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf, by its duly authorized officer this _____ day of __________________, 20__.

[Purchaser]

By:	_________________________________
Its:

Personally appeared before me ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Purchaser, and acknowledged to me that (s)he executed the same as his/her free act and deed and as the free act and deed of the Purchaser.

SUBSCRIBED and SWORN to before me this day of ____________, 20__.

___________________________________
Notary Public